Exhibit 10.11

EXECUTION VERSION

$100,000,000

LOAN AND SECURITY AGREEMENT

Dated as of December 4, 2012

among

AMERIQUEST BUSINESS SERVICES, INC.,

CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP.,

AMERIQUEST LEASING & MAINTENANCE, INC., and

AMERIQUEST REMARKETING SERVICES, INC.,

as Borrowers

THE OTHER PARTIES SIGNATORY HERETO AS OBLIGORS,

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

BANK OF AMERICA, N.A.,

as Agent

UNION BANK, N.A.,

as Documentation Agent

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Lead Arranger and Book Manager

i

5.11	Nature and Extent of Each Borrower’s Liability	50

SECTION 6.	CONDITIONS PRECEDENT	53

6.1	Conditions Precedent to Initial Loans	53
6.2	Conditions Precedent to All Credit Extensions	55

SECTION 7.	COLLATERAL	55

7.1	Grant of Security Interest	55
7.2	Lien on Deposit Accounts; Cash Collateral	56
7.3	[Reserved]	57
7.4	Other Collateral	57
7.5	No Assumption of Liability	57
7.6	Further Assurances	57
7.7	Foreign Subsidiary Stock	57

SECTION 8.	COLLATERAL ADMINISTRATION	58

8.1	Borrowing Base Certificates	58
8.2	Administration of Accounts	58
8.3	[Reserved]	59
8.4	Administration of Equipment	59
8.5	Administration of Deposit Accounts	59
8.6	General Provisions	60
8.7	Power of Attorney	61

SECTION 9.	REPRESENTATIONS AND WARRANTIES	62

9.1	General Representations and Warranties	62
9.2	Complete Disclosure	68

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	69

10.1	Affirmative Covenants	69
10.2	Negative Covenants	72
10.3	Financial Covenants	76

SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	77

11.1	Events of Default	77
11.2	Remedies upon Default	79
11.3	License	80
11.4	Setoff	80
11.5	Remedies Cumulative; No Waiver	80

SECTION 12.	AGENT	81

12.1	Appointment, Authority and Duties of Agent	81
12.2	Agreements Regarding Collateral and Borrower Materials	82
12.3	Reliance By Agent	83
12.4	Action Upon Default	83
12.5	Ratable Sharing	83
12.6	Indemnification	83

12.7	Limitation on Responsibilities of Agent	84
12.8	Successor Agent and Co-Agents	84
12.9	Due Diligence and Non-Reliance	85
12.10	Remittance of Payments and Collections	85
12.11	Individual Capacities	86
12.12	Titles	86
12.13	Bank Product Providers	86
12.14	No Third Party Beneficiaries	86

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS	86

13.1	Successors and Assigns	86
13.2	Participations	86
13.3	Assignments	88
13.4	Replacement of Certain Lenders	89

SECTION 14.	MISCELLANEOUS	89

14.1	Consents, Amendments and Waivers	89
14.2	Indemnity	90
14.3	Notices and Communications	90
14.4	Performance of Borrowers’ Obligations	92
14.5	Credit Inquiries	93
14.6	Severability	93
14.7	Cumulative Effect; Conflict of Terms	93
14.8	Counterparts	93
14.9	Entire Agreement	93
14.10	Relationship with Lenders	93
14.11	No Advisory or Fiduciary Responsibility	93
14.12	Confidentiality	94
14.13	[Reserved]	94
14.14	GOVERNING LAW	94
14.15	CONSENT TO FORUM	95
14.16	WAIVERS BY BORROWERS	95
14.17	Patriot Act Notice	95

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note
Exhibit B	Notice of Borrowing
Exhibit C	Notice of Conversion/Continuation
Exhibit D	Assignment and Acceptance
Exhibit E	Assignment Notice
Exhibit F-1	Form of Borrowing Base Case Certificate
Exhibit F-2	Form of Compliance Certificate
Exhibit G-1	Form of Member Agreement (Membership Program)
Exhibit G-2	Form of Supplier Agreement (Membership Program)
Exhibit H-1	Form of Participant Agreement (Pinnacle Program)
Exhibit H-2	Form of Dealer/Distributor Agreement (Pinnacle Program)
Exhibit I-1	Form of Purchasing Participant Agreement (Purchasing Participation Program)
Exhibit I-2	Form of Supplier Agreement (Purchasing Participation Program)

Schedule 1.1	Commitments of Lenders
Schedule 6.1(s)	No Offset Letters
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.8	Surety Obligations
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Restrictive Agreements
Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plans
Schedule 9.1.20	Labor Contracts
Schedule 10.1.10	Post-Closing Matters
Schedule 10.2.2	Existing Liens
Schedule 10.2.5	Restricted Investments
Schedule 10.2.17	Existing Affiliate Transactions

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of December 4, 2012, among AMERIQUEST BUSINESS SERVICES, INC., a New Jersey corporation (the “Company”), CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP., a Virginia corporation (“Corcentric”), AMERIQUEST LEASING & MAINTENANCE, INC., a Delaware corporation d/b/a Cure Leasing & Maintenance (“Cure Leasing”), AMERIQUEST REMARKETING SERVICES, INC., a Florida corporation (“AmeriQuest Remarketing” and together with the Company, Corcentric, Cure Leasing, and AmeriQuest Remarketing, collectively, “Borrowers”), the other parties from time to time signatory hereto as Obligors, the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Lead Arranger and Book Manager (“MLPF&S”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise.  Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.                         DEFINITIONS; RULES OF CONSTRUCTION

1.1                               Definitions.  As used herein, the following terms have the meanings set forth below:

Account:  as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor:  a Person obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount:  85% of the Value of Eligible Accounts.

Accounts Receivables Write-offs:  bad Debt write-downs or write-offs with respect to Accounts created under the Pinnacle Program, the Membership Program or the Purchasing Participation Program or that are otherwise in the Borrowing Base that can no longer be collected or converted to cash.

Acquisition:  a transaction or series of transactions resulting in (a) acquisition of a business, division, or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or Subsidiary with another Person.

Affiliate:  with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

Agent:  as defined in the preamble to this Agreement.

Agent Indemnitees:  Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals:  attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Agreement:  as defined in the preamble to this Agreement.

Allocable Amount:  as defined in Section 5.11.3.

AmeriQuest Remarketing:  as defined in the preamble to this Agreement.

AmeriQuest Remarketing Collateral:  all property of AmeriQuest Remarketing (including without limitation vehicles, vehicle leases and vehicle sales and remarketing contracts) in which a security interest now exists or is hereafter granted to secure Permitted AmeriQuest Remarketing Debt.

Anti-Terrorism Law:  any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law:  all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin:  with respect to any Type of Loan, the margin set forth below, as determined by the Average Availability for the last Fiscal Quarter:

Level	Average Availability	Base Rate Loans	LIBOR Loans
I	> $40,000,000	1.00%	2.00%
II	> $20,000,000	1.25%	2.25%
	< $40,000,000
III	< $20,000,000	1.50%	2.50%

Until March 31, 2013, margins shall be determined as if Level II were applicable.  Thereafter, the margins shall be subject to increase or decrease based on Average Availability for the immediately preceding Fiscal Quarter, which change shall be effective on the first day of each Fiscal Quarter.  If, by the first day of a Fiscal Quarter, any Borrowing Base Certificate due in the preceding Fiscal Quarter has not been received, then, at the option of Agent or Required Lenders, the margins shall be determined as if Level III were applicable, from such day until the first Fiscal Quarter following actual receipt.

Approved Fund:  any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Approved Membership Program Agreement:  any membership agreement between a Member and the Company in substantially the form or forms previously delivered to Agent as determined by Agent in its Permitted Discretion with such modifications thereto as will not have an adverse effect on the enforceability or collectability of the Accounts created thereunder as determined by Agent in its Permitted Discretion.

Approved Pinnacle Dealer Agreement:  any program agreement between a Dealer/Distributor and Corcentric meeting the requirements to be used in the Pinnacle Program.

Approved Pinnacle Participant Agreement:  any program agreement between a Pinnacle Participant and Corcentric meeting the requirements to be used in the Pinnacle Program.

Approved Purchasing Participation Program Agreement:  any purchasing participation agreement between a Purchasing Participant and the Company in substantially the form or forms previously delivered to Agent as determined by Agent in its Permitted Discretion with such modifications thereto as will not have an adverse effect on the enforceability or collectability of the Accounts created thereunder as determined by Agent in its Permitted Discretion.

Approved Supplier Agreement:  any supplier agreement between a Supplier and the Company meeting the requirements to be used in the Membership Program and/or the Purchasing Participation Program.

Asset Disposition:  a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Asset Review and Approval Conditions:  with respect to any Acquisition or merger in respect of which the Accounts acquired therein or thereby are requested to be included in the Borrowing Base, Agent shall have completed its review of such assets, including, without limitation, field examinations, audits, appraisals and other due diligence as Agent shall require; it being acknowledged and agreed that, (1) such additional assets, if any, to be included in the Borrowing Base may be subject to different advance rates or eligibility criteria or may require the imposition of additional reserves with respect thereto and (2) prior to the inclusion of any additional assets in the Borrowing Base, all actions shall have been taken to ensure that Agent has a perfected and continuing first priority security interest in and Lien on such assets.

Assignment and Acceptance:  an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit D.

Availability:  the Borrowing Base minus the principal balance of all Loans.

Availability Reserve:  the sum (without duplication) of (a) the Rent and Charges Reserve; (b) the LC Reserve; (c) the Bank Product Reserve; (d) the Dilution Reserve; (e) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (f) such additional reserves, in such amounts and with respect to such matters, as Agent in its discretion may elect to impose from time to time.

Average Availability:  for any period, an amount equal to the sum of the Availability for each day of such period (determined as of the close of business of each such day) divided by the actual number of days in such period, as determined by Agent, which determination shall be conclusive absent manifest error.

Bank of America:  Bank of America, N.A., a national banking association, and its • successors and assigns.

Bank of America Indemnitees:  Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product:  any of the following products, services or facilities extended to any Borrower or Subsidiary by a Lender or any of its Affiliates:  (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit.

Bank Product Reserve:  the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Secured Bank Product Obligations.

Bankruptcy Code:  Title 11 of the United States Code.

Base Rate:  for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.0%.

Base Rate Loan:  any Loan that bears interest based on the Base Rate.

Board of Governors:  the Board of Governors of the Federal Reserve System.

Borrowed Money:  with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for

Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent:  as defined in Section 4.4.

Borrower Materials:  Borrowing Base information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided by Agent to Lenders.

Borrowers:  as defined in the preamble to this Agreement.

Borrowing:  a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base:  on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Commitments, minus the LC Reserve; or (b) the Accounts Formula Amount minus the Availability Reserve, provided that the total amount of Advances allowed against Accounts owing by Account Debtors that are shareholders of the Company or Affiliates of Borrower that have not executed and delivered No Offset Letters shall not exceed a sublimit of $8,000,000.

Borrowing Base Certificate:  a certificate, substantially in the form attached as Exhibit F-1 or otherwise in form and substance satisfactory to Agent, by which Borrowers certify calculation of the Borrowing Base.

Business Day:  any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and New York, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Canadian Deposit Account:  account no 1004544101 maintained by the Company with JPMorgan Chase Bank, N.A., together with any successor account maintained by the Company with the Agent for purposes of its Canadian operations.

Capital Expenditures:  all liabilities incurred or expenditures made by a Borrower or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including without limitation, capitalized software development costs.

Capital Lease:  any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral:  cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account:  a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize:  the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount that is due or could become due, including all fees and other amounts relating to such Obligations.  “Cash Collateralization” has a correlative meaning.

Cash Equivalents:  (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services:  any services provided from time to time by Bank of America or any of its Affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA:  the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law:  the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control:  the occurrence of any of the following events:

(a)                                 after an IPO, Douglas W. Clark shall cease to own, directly or indirectly, beneficially and of record, at least 5% of the Equity Interests of the Company;

(b)                                 after an IPO, Douglas W. Clark shall cease to own, directly or indirectly, beneficially and of record, at least 5% of the Equity Interests of the Company;

(c)                                  any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Act of 1934, as in effect on the date hereof) other than the Douglas W. Clark shall own directly or indirectly, beneficially and of record, 35% or more of the Equity Interests of the Company;

(d)                                 the Company shall cease to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all other Obligors;

(e)                                  a change in the majority of directors of the Company during any 24 month period, unless approved by the majority of directors serving at the beginning of such period; or

(f)                                   the sale or transfer of all or substantially all of a Borrower’s assets, except to another Borrower.

Claims:  all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date:  as defined in Section 6.1.

Code:  the Internal Revenue Code of 1986, as amended.

Collateral:  all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment:  for any Lender, its obligation to make Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to Section 2.1.7 or an Assignment and Acceptance to which it is a party.  “Commitments” means the aggregate amount of such commitments of all Lenders.  The Commitments as of the Closing Date shall be equal to $100,000,000.

Commitment Termination Date:  the earliest to occur of (a) the Termination Date; (b) the date on which Borrowers terminate the Commitments pursuant to Section 2.1.4; or (c) the date on which the Commitments are terminated pursuant to Section 11.2.

Company:  as defined in the Preamble to this Agreement.

Compliance Certificate:  a certificate, in form of Exhibit F-2 or otherwise in form and substance satisfactory to Agent, by which Borrowers certify compliance with Section 10.3.

Connection Income Taxes:  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Contingent Obligation:  any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Corcentric:  as defined in the preamble to this Agreement.

Cumulative Capital Expenditures:  the amount of Capital Expenditures made by the Borrowers and/or their Subsidiaries (other than Cure Leasing and AmeriQuest Remarketing) from November 1, 2012 through the end of any month.

Cumulative EBITDA:  the amount EBITDA of the Borrowers and their Subsidiaries calculated from November 1, 2012 through the end of any month.

Cure Leasing:  as defined in the preamble to this Agreement.

Cure Leasing Collateral:  all property of Cure Leasing (including without limitation vehicles and vehicle leases) in which a security interest now exists or is hereafter granted to secure Permitted Cure Leasing Debt.

CWA:  the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Dealer/Distributor:  a dealer and/or distributor that has executed an Approved Pinnacle Dealer Agreement and that has been approved for participation in the Pinnacle Program by DTNA.

Debt:  as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables and other current liabilities incurred and being paid in the Ordinary

Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default:  an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate:  for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% per annum plus the interest rate otherwise applicable thereto.

Defaulting Lender:  any Lender that, as determined by Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within three Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (c) has failed, within three Business Days following request by Agent, to confirm in a manner satisfactory to Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company.

Deposit Account Control Agreements:  the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for a Borrower, in favor of Agent, as security for the Obligations.

Dilution Reserve:  a reserve equal to an amount determined by the Agent (or calculated in a manner proscribed by the Agent) from time to time in its discretion, in respect of bad Debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts for such applicable period.

Distribution:  any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests outside of the ordinary course of business; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars:  lawful money of the United States.

Dominion Account:  a special account established by Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

DTNA:  Daimler Trucks North America.

EBITDA:  determined on a consolidated basis for Borrowers and Subsidiaries, net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, any extraordinary gains, any stock-based or other non-cash compensation expense, and any other non-cash expense items (in each case, to the extent included in determining net income).  For purposes of the computation of the Fixed Charge Coverage Ratio, EBITDA for any period shall be calculated on a pro forma basis to give effect to (i) any Person or business acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by the Company or any of its Subsidiaries during such period and (ii) any Subsidiary or business disposed of during such period by the Company or any of its Subsidiaries

Eligible Account:  an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars (or in the case of Account Debtors located in Canada, Canadian Dollars) and is deemed by Agent, in its discretion, to be an Eligible Account.  Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; provided that with respect to any Account acquired by a Borrower from another party that originated such Account, such period shall be extended, in each case, by the number of days (not to exceed 10 days) between the invoice date and the date of the related sale of goods and/or services; (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) to the extent such Account, when aggregated with other Accounts owing by the Account Debtor, it exceeds 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time); (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); provided, however, that an Account owing by a Member or Purchasing Participant shall not be disqualified as an Eligible Account solely by reason of the right of such Member or Participant to a rebate from the Company under the Membership Program or the Purchasing Participation Program; (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to any country sanctions program or specially designated nationals list maintained by the Office of Foreign Assets Control of the U.S. Treasury Department; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside the United States, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) or such Account is originated in the United States and owed by an Account Debtor that is organized or has its principal offices or assets in Canada; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Federal Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien (other than Permitted Liens, which in all cases, are junior to Agent’s Liens thereon); (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (1) its payment has been extended or the Account Debtor has made a partial payment; it arises from a sale on a cash-on-delivery, bill-and-hold, sale or return, sale on approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (m) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; (n) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (o) it is a contra account; (p) it is an intercompany account; (q) it is an Account owed by a Pinnacle Participant but which fails to qualify as a Pinnacle Program Account; (r) it is an Account owed by a Member but which fails to qualify as a Member Program Account; (s) it is an Account owed by a Purchasing Participant but which fails to qualify as a Purchasing Participation Program Account; (t) it is an Account subject to potential offset related to rebates that are paid in cash, as determined by the Agent from time to time in its discretion (but ineligibility shall be limited to the amount of such potential offset); or (u) it is an Account of Cure Leasing or AmeriQuest Remarketing.  In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Assignee:  a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within ten (10) Business Days after notice of the proposed assignment) and Agent, which extends revolving credit facilities of this type in its ordinary course of business; and (c) during any Event of Default, any Person acceptable to Agent in its discretion.

Enforcement Action:  any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to act in an Obligor’s Insolvency Proceeding or to credit bid Obligations, or otherwise).

Environmental Laws:  all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice:  a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release:  a release as defined in CERCLA or under any other Environmental Law.

Equity Interest:  the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA:  the Employee Retirement Income Security Act of 1974.

ERISA Affiliate:  any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event:  (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default:  as defined in Section 11.

Excluded Accounts:  means any deposit accounts, securities accounts or other similar accounts (i) into which there is deposited no funds other than those intended solely to cover wages for employees of the Obligors for a period of service no longer than one month at any time (other than for periods during which employee bonuses are paid) (and related contributions to be made on behalf of such employees to health and benefit plans) plus balances for outstanding checks for wages from prior periods; (ii) constituting employee withholding accounts and contain only funds deducted from pay otherwise due to employees for services rendered to be applied toward the tax obligations of such employees; (iii) constituting trust accounts; and (iv) accounts containing not more than $10,000 in the aggregate at any time.

Excluded Asset:  means, with respect to an Obligor, (a) any “intent-to-use” Trademark applications for which a statement of use has not been filed and accepted with the U.S. Patent and Trademark Office or any Intellectual Property if the grant of a lien on or security interest in such Intellectual Property would result in the cancellation or voiding of such Intellectual Property, (b) any item of General Intangibles that is now or hereafter held by such Obligor but only to the extent that such item of General Intangibles (or any agreement evidencing such item of General Intangibles) contains a term or is subject to a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Obligor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC), (c) any property subject to a purchase money Lien or a Capital Lease, in each case as permitted under this Agreement, if the contract or other agreement pursuant to which such Lien is granted (or the document providing for the Capital Lease) prohibits the creation of any other Lien on such property or requires the consent, which has not been obtained, of any Person other than a Obligor as a condition to the creation of any other Lien on such property, (d) more than 65% of the voting stock of any Foreign Subsidiary, (e) any Cure Leasing Collateral or AmeriQuest Remarketing Collateral, (f) Excluded Accounts, and (g) the capital stock and promissory note of Stitzel Leasing, LLC, held by ATS Investment Holdings, Inc.; provided, however, that (x) Excluded Asset shall not include, any Proceeds of any item of General Intangibles (other than any General Intangibles included in Cure Leasing Collateral or AmeriQuest Remarketing Collateral), and (y) any item of General Intangibles that at any time ceases to satisfy the criteria for Excluded Asset (whether as a result of the applicable Grantor obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise), shall no longer be Excluded Asset subject to the grant of security contained herein.

Excluded Taxes:  any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrowers under Section 3.8) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.9, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.9.6 and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

Extraordinary Expenses:  all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FATCA:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate:  (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fiscal Quarter:  each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year:  the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Compliance Date:  the first date upon which the Borrowers have demonstrated compliance with a test period for the Fixed Charge Coverage Ratio pursuant to Section 10.3.5.

Fixed Charge Coverage Ratio:  the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent twelve month period (or, if shorter, for the period from November 1, 2012 through any calendar month), of (a) EBITDA plus cash principal payments received by Cure Leasing and AmeriQuest Remarketing from vehicle lessees, plus cash payments received by Cure Leasing and AmeriQuest Remarketing from vehicles sales minus Capital Expenditures (except those financed with Borrowed Money other than Loans), and minus cash taxes paid, to (b) Fixed Charges.

Fixed Charge Coverage Ratio Test Period:  with respect to any calendar month, the immediately preceding twelve (12) calendar month period ending on the last day of the prior calendar month.

Fixed Charges:  the sum of interest expense (excluding payment-in-kind but including interest expense of Cure Leasing and AmeriQuest Remarketing under vehicle financing Debt), principal payments made on Borrowed Money (including principal payments by Cure Leasing and AmeriQuest Remarketing on vehicle financing Debt), and Distributions made to Persons that are not Obligors.

FLSA:  the Fair Labor Standards Act of 1938.

Foreign Lender:  a Lender that is not a U.S. Person.

Foreign Plan:  any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary:  a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Fronting Exposure:  a Defaulting Lender’s Pro Rata share of LC Obligations or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 4.2.

Full Payment:  with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral).  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP:  generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals:  all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority:  any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.

Guarantor Payment:  as defined in Section 5.11.3.

Guarantors:  ATS Investment Holdings, Inc., a Delaware corporation, NationaLease Finance Corporation, an Illinois corporation, AmeriQuest Material Handling Services, Inc., a Florida corporation and each other Person who guarantees payment or performance of any Obligations.

Guaranty:  each guaranty agreement executed by a Guarantor in favor of Agent.

Hedging Agreement:  any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

Indemnified Taxes:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

Indemnitees:  Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding:  any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property:  all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim:  any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Period:  as defined in Section 3.1.3.

Inventory:  as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Investment:  an Acquisition; an acquisition of record or beneficial ownership of any Equity Interests of a Person; or an advance or capital contribution to or other investment in a Person.

IPO:  the issuance by the Company or any direct or indirect parent of the Company of its common Equity Interests in an initial underwritten primary public offering (other than a public offering pursuant to a registration statement on form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (which generates gross cash proceeds of at least $50,000,000).

IRS:  the United States Internal Revenue Service.

Issuing Bank:  Bank of America or any Affiliate of Bank of America, or any replacement issuer appointed pursuant to Section 2.3.4.

Issuing Bank Indemnitees:  Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

LC Application:  an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions:  the following conditions necessary for issuance of a Letter of Credit:  (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, and (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the purpose and form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion.

LC Documents:  all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with any Letter of Credit.

LC Obligations:  the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; and (b) the stated amount of all outstanding Letters of Credit.

LC Request:  a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve:  the aggregate of all LC Obligations, other than those that have been Cash Collateralized by Borrowers.

Lender Indemnitees:  Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders:  as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office:  the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit:  any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

Letter of Credit Subline:  $10,000,000.

LIBOR:  for any Interest Period for a LIBOR Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%) determined by Agent at approximately

11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is unavailable for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Agent’s London branch to major banks in the London interbank Eurodollar market.  If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Loan:  a Loan that bears interest based on LIBOR.

License:  any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor:  any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien:  any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, leases, or other title exception or encumbrance.

Lien Waiver:  an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan:  a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Loan Documents:  this Agreement, Other Agreements and Security Documents.

Loan Year:  each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock:  as defined in Regulation U of the Board of Governors.

Material Adverse Effect:  the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of any Obligor, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any Collateral; (b) impairs the ability of an Obligor to perform its obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract:  any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or to Debt in an aggregate amount of $500,000 or more.

Member:  a customer of the Company that has executed an Approved Membership Program Agreement.

Membership Program:  the program pursuant to which (a) Suppliers agree to provide pre-approved parts and/or services to Members, (b) Suppliers are entitled to seek payment from the Company on account of the provision of such parts and/or services, (c) the Company agrees to make payment to such Suppliers on account of the provision of such parts and/or services, and (d) Members agree to make payment to the Company on account of the provision of such parts and/or services.

Membership Program Account:  an Account that is owed by a Member to the Company pursuant to the Membership Program.

MLPF&S:  as defined in the preamble to this Agreement.

Moody’s:  Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan:  any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Availability:  the amount of Availability that may be utilized by the Borrowers to request Loans and Letters of Credit under this Agreement after giving effect to the restrictions imposed by Section 10.3.4.

Net Proceeds:  with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold;

(c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

No Offset Letter:  a no off-set letter from the Company to an Affiliate, in form and substance satisfactory to Agent, as the same may be amended, restated, supplemented and otherwise modified from time to time.

Notice of Borrowing:  a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Loans, in the form attached hereto as Exhibit B.

Notice of Conversion/Continuation:  a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in the form attached hereto as Exhibit C.

Obligations:  all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor:  each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Ordinary Course of Business:  the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents:  with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA:  the Occupational Safety and Hazard Act of 1970.

Other Agreement:  each LC Document, fee letter, Lien Waiver, No Offset Letter, Borrowing Base Certificate, Compliance Certificate, Borrower Materials, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Connection Taxes:  with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Taxes:  all present or future stamp, court, documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

Overadvance:  as defined in Section 2.1.5.

Overadvance Loan:  a Base Rate Loan made when an Overadvance exists or is caused by the funding thereof.

Participant:  as defined in Section 13.2.

Patent Security Agreement:  each patent security agreement pursuant to which an Obligor grants (or purports to grant) to Agent, for the benefit of Secured Parties, a Lien on and security interest in such Obligor’s interests in its patents and patent applications, as security for the Obligations.

Patriot Act:  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item:  each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC:  the Pension Benefit Guaranty Corporation.

Pension Plan:  any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition:  any Acquisition by a Borrower which is consented to by Agent and Required Lenders or where:

(i)                                     the business, division or operating units acquired are for use, or the Person acquired is engaged, in the businesses engaged in by such Borrower on such date;

(ii)                                  immediately before and after giving effect to such Acquisition, no Default or Event of Default shall exist;

(iii)                               the Specified Transaction Conditions shall have been satisfied in connection therewith;

(iv)                              in the case of the Acquisition of any Person, the board of directors or similar governing body of such Person has approved such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate any Applicable Law;

(v)                                 reasonably prior to such Acquisition, Agent shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and lien release letters and other documents as Agent may require to evidence the termination of Liens (other than Permitted Liens of the type described in clauses (d) and (i) of Section 10.2.2) on the assets or business to be acquired;

(vi)                              not less than fifteen (15) days prior to such Acquisition, Agent shall have (x) received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent twelve (12) month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, and (y) received and approved the Borrower Agent’s certification (including calculations thereof in reasonable detail) of the Loan Parties’ compliance on a Pro Forma Basis with the requirements set forth in clauses (iii) and (iv) above (which certification shall be recertified as of the closing date of such Acquisition);

(vii)                           consents have been obtained in favor of Agent and Lenders to the collateral assignment of rights and indemnities under the related acquisition documents or the related acquisition documents shall contain the right of the purchaser to collaterally assign the rights and indemnities thereunder to a third party, and, in either case, such rights and indemnities shall have been assigned to Agent and Lenders and all consents related thereto shall have been obtained;

(viii)                        opinions of counsel for the Loan Parties and (if delivered to the Loan Party) the selling party allowing reliance thereon by Agent and Lenders have been delivered;

(ix)                              if such Acquisition is of the Equity Interests of a Person (including via merger or consolidation), such Person (and the surviving Person in such merger or amalgamation) shall be organized under the laws of Canada or any province or territory thereof or the laws of the United States or any state or district hereof, such Acquisition shall be of one hundred percent (100%) of the outstanding Equity Interests of such Person (other than director’s qualifying shares) and such Person (and any Wholly-Owned Subsidiary of such Borrower through which such Acquisition was effected) shall constitute a Subsidiary of such Borrower and the provisions of Section 10.1.9 shall have been fully satisfied with respect to all such Persons and its Subsidiaries or such newly-formed Subsidiaries and, in each case, their Property concurrently with or prior to such Acquisition;

(x)                                 if the assets acquired in such Acquisition are intended to be included in the Borrowing Base, prior to such Acquisition, (1) Agent and the Lenders shall have been provided with such information as they shall reasonably request to complete their evaluation of any such Collateral and (2) the Asset Review and Approval Conditions shall have been satisfied; and

(xi)                              prior to consummating such Acquisition, all actions shall have been taken to ensure that Agent has a perfected and continuing first priority security interest in and Lien on all assets that are the subject of such Acquisition.

Permitted AmeriQuest Remarketing Debt:  Debt of AmeriQuest Remarketing, whether now existing or hereafter incurred, to finance or refinance vehicle acquisitions, leases and remarketing transactions in the ordinary course of business, provided that such Debt, when combined with all outstanding Permitted Cure Leasing Debt, shall not exceed $40,000,000, in the aggregate at any time.

Permitted Asset Disposition:  as long as no Default or Event of Default exists and all Net Proceeds are remitted to Agent, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $500,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) leases and sales of vehicles by Cure Leasing and AmeriQuest Remarketing in the ordinary course of business or (f) approved in writing by Agent and Required Lenders.

Permitted Contingent Obligations:  Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; (g) in an aggregate amount of $500,000 or less at any time; (h) arising from the Company’s guaranty of the obligations of Corcentric to the Dealer/Distributors under the Pinnacle Program; or (i) arising from the Company’s guaranty of Permitted Cure Leasing Debt and/or Permitted AmeriQuest Remarketing Debt not to exceed $30,000,000, in the aggregate at any time.

Permitted Cure Leasing Debt:  Debt of Cure Leasing, whether now existing or hereafter incurred, to finance or refinance vehicle acquisitions, leases and remarketing transactions in the ordinary course of business, provided that such Debt, when combined with all outstanding Permitted AmeriQuest Remarketing Debt, shall not exceed $40,000,000, in the aggregate at any time.

Permitted Discretion:  a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured, asset-based lender).

Permitted Lien:  as defined in Section 10.2.2.

Permitted Purchase Money Debt:  Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $1,000,000 at any time.

Person:  any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Pinnacle Participant:  a customer of Corcentric that has executed an Approved Pinnacle Participant Agreement and that has been approved for participation in the Pinnacle Program by DTNA.

Pinnacle Program:  the program currently known as the “Pinnacle Fleet Solutions Program” pursuant to which (a) Dealer/Distributors agree to provide parts and/or services to Pinnacle Participants, (b) Dealer/Distributors agree to seek payment solely from Corcentric on account of the provision of such parts and/or services if they have obtained the requisite credit authorization therefor from Corcentric, (c) Corcentric agrees to make payment to such Dealer/Distributors on account of the credit-authorized provision of parts and/or services, and (d) Pinnacle Participants agree to make payment solely to Corcentric on account of the credit-authorized provision of such parts and/or services.

Pinnacle Program Account:  an Account that is owed by a Pinnacle Participant to Corcentric pursuant to the Pinnacle Program.

Plan:  any employee benefit plan (as defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Platform:  as defined in Section 14.3.3.

Pledge Agreement:  the Pledge Agreement dated as of the date hereof by the Obligors in favor of Agent on behalf of the Lenders (as amended, restated, extended, supplemented or otherwise modified in writing from time to time).

Prime Rate:  the rate of interest announced by Bank of America from time to time as its prime rate.  Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

Pro Rata:  with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) while Commitments are outstanding, by dividing the amount of such Lender’s Commitment by the aggregate amount of all Commitments; and (b) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested:  with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property:  any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances:  as defined in Section 2.1.6.

Purchase Money Debt:  (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien:  a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Purchasing Participant:  a customer of the Company that has executed an Approved Purchasing Participation Agreement.

Purchasing Participation Program:  the program pursuant to which (a) Suppliers agree to provide pre-approved parts and/or services to Purchasing Participants, (b) Suppliers are entitled to seek payment from the Company on account of the provision of such parts and/or services, (c) the Company agrees to make payment to such Suppliers on account of the provision of such parts and/or services, and (d) Purchasing Participants agree to make payment to the Company on account of the provision of such parts and/or services.

Purchasing Participation Program Account:  an Account that is owed by a Purchasing Participant to the Company pursuant to the Purchasing Participation Program.

RCRA:  the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate:  all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient:  the Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Obligor under any Loan Document.

Refinancing Conditions:  the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average fife no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt:  Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (c), (d) or (f).

Reimbursement Date:  as defined in Section 2.3.2.

Rent and Charges Reserve:  the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report:  as defined in Section 12.2.3.

Reportable Event:  any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Reporting Trigger Period:  the period (a) commencing on the day that an Event of Default occurs, or Availability is less than the greater of (i) 15% of the Commitments or (ii) $15,000,000 at any time; and (b) continuing until, during the preceding 60 consecutive days, no Event of Default has existed and Availability has been greater than the greater of (i) 15% of the Commitments or (ii) $15,000,000 at all times during such period.

Required Lenders:  two or more Lenders (subject to Section 4.2) having (a) Commitments in excess of 50% of the aggregate Commitments; and (b) if the Commitments have terminated, Loans in excess of 50% of all outstanding Loans; provided, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.

Reserve Percentage:  the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued by the Board of Governors for determining the maximum reserve requirement for Eurocurrency liabilities.

Restricted Investment:  any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) Permitted Acquisitions; (d) loans and advances permitted under Section 10.2.7; (e) as long as no Default or Event of Default exists, capital contributions by a Borrower to another Borrower (other than Cure Leasing or AmeriQuest Remarketing); (f) capital contributions by a Borrower to Cure Leasing after the Fixed Charge Compliance Date; provided, that maximum aggregate amount of such capital contributions shall not exceed $500,000 per twelve month period (less the amount of any intercompany loans made pursuant to Section 10.2.7(e) during the corresponding time period) and no such capital contributions shall permitted if a Default or Event of Default exists at the time of or would result from the making of such capital contributions; further provided, that additional capital contributions in excess of those described in the immediately preceding proviso shall be permitted so long as the Specified Transaction Conditions are satisfied in connection therewith; and (g) capital contributions by a Borrower to AmeriQuest Remarketing to be used by AmeriQuest Remarketing to acquire vehicles that have not been refinanced with long-term Debt; provided, that maximum aggregate amount of capital contributions shall not exceed $500,000 per twelve month period (less the amount of any intercompany loans made pursuant to Section 10.2.7(f) during the corresponding time period) and no such capital contributions shall permitted if a Default or Event of Default exists at the time of or would result from the making of such capital contributions.

Restrictive Agreement:  an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets (other than Excluded Assets),, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Royalties:  all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P:  Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

SEC:  the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions or exercising similar functions.

Secured Bank Product Obligations:  Debt, obligations and other liabilities with respect to Bank Products owing by a Borrower or Subsidiary to a Secured Bank Product Provider.

Secured Bank Product Provider:  (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.

Secured Parties:  Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Securities Act:  the Securities Act of 1933, as amended.

Security Documents:  the Guaranties, Trademark Security Agreement, Patent Security Agreement, Pledge Agreement, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer:  the chairman of the board, president, chief executive officer, chief financial officer, or any vice-president of a Borrower or, if the context requires, an Obligor.

Settlement Report:  a report summarizing Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Commitments.

Solvent:  as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Specified Transaction:  (a) any Distribution, (b) a Permitted Acquisition, or (c) any intercompany loan to Cure Leasing permitted by the ultimate proviso to Section 10.2.7(e).

Specified Transaction Conditions:  with respect to the permissibility hereunder of any Specified Transaction, the satisfaction of the following conditions (except as indicated) applicable thereto:  (a) no Default or Event of Default exists at the time of or would result from the making of such Specified Transaction, (b) immediately after giving effect to such Specified Transaction, the Company and its Subsidiaries shall, on a consolidated basis, have a Fixed Charge Coverage Ratio of not less than 1.15:1.00 as calculated on a pro forma basis for the Fixed Charge Coverage Ratio Test Period then most recently ending, (c) immediately after giving effect to such Specified Transaction, Availability (on the date of such action or proposed action) and Average Availability (for the 60 day period ending on the date of such action or proposed action) as calculated on a pro forma basis, shall not be less than 30% of the Commitments and (d) Agent shall have received a certificate of a Senior Officer of Borrower Agent certifying as to compliance with preceding clauses (a) through (c) and demonstrating (in reasonable detail) the calculations required by preceding clauses (b) and (c) not less than ten (10) days prior to the effectiveness of the applicable transaction.

Subordinated Debt:  Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

Subsidiary:  any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which the Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).

Supplier:  a supplier of the Company that has executed an Approved Supplier Agreement.

Swingline Loan:  any Borrowing of Base Rate Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Taxes:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Termination Date:  December 4, 2017.

Trademark Security Agreement:  each trademark security agreement pursuant to which an Obligor grants (or purports to grant) to Agent, for the benefit of Secured Parties, a Lien on and security interest in such Obligor’s interests in trademarks, as security for the Obligations.

Transferee:  any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Type:  any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC:  the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unfunded Pension Liability:  the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

Unused Line Fee Rate:  a per annum rate equal to (a) 0.50%, if the average daily balance of Loans and stated amount of Letters of Credit was less than 33 1/3% of the Commitments during the preceding Fiscal Quarter, (b) 0.375%, if such average daily balance was less than 66 2/3% but greater than or equal to 33 1/3% of the Commitments during the preceding Fiscal Quarter, or (c) 0.25%, if such average daily balance was greater than or equal to 66 2/3% of the Commitments during the preceding Fiscal Quarter.

Upstream Payment:  (a) a Distribution by a Subsidiary of an Obligor to such Obligor, (b) a Distribution by an Obligor to its Obligor parent, or (c) a Distribution by the Company to pay cash dividends to its shareholders, so long as the Specified Transaction Conditions applicable to such Upstream Payment in described in this clause (c) shall have been satisfied in connection therewith.

U.S. Person:  any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate:  as defined in Section 5.9.6.

Value:  (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

1.2                               Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting teens shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3                               Uniform Commercial Code.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4                               Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any Section mean, unless the context otherwise requires, a Section of this Agreement; (d) any Exhibits or schedules mean, unless the context otherwise requires, Exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person.  All references to Value, Borrowing Base components, Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP).  Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  A reference to Borrowers’ “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

SECTION 2.                         CREDIT FACILITIES

2.1                               Commitment.

2.1.1                               Loans.  Each Lender agrees, severally on a Pro Rata basis up to its Commitment, on the terms set forth herein, to make Loans to Borrowers from time to time through the Commitment Termination Date.  The Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for a Loan if the unpaid balance of Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base.

2.1.2                               Notes.  The Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrowers shall deliver to such Lender a promissory note evidencing its Loans, which shall be in the form of Exhibit A to this Agreement.

2.1.3                               Use of Proceeds.  The proceeds of Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Borrowers, including working capital.

2.1.4                               Voluntary Reduction or Termination of Commitments.

(a)                                 The Commitments shall terminate on the Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 30 days prior written notice to Agent, Borrowers may, at their option, terminate the Commitments and this credit facility.  Any notice of termination given by Borrowers shall be irrevocable.  On the termination date, Borrowers shall make Full Payment of all Obligations.

(b)                                 Borrowers may permanently reduce the Commitments, on a Pro Rata basis for each Lender, upon at least 30 days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given.  Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5                               Overadvances.  If the aggregate Loans exceed the Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand by Agent, but all such Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 10% of the Borrowing Base; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $500,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause the outstanding Loans and LC Obligations to exceed the aggregate Commitments.  Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6                               Protective Advances.  Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied to make Base Rate Loans (“Protective Advances”) (a) up to an aggregate amount of 10% of the Borrowing Base outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations, as long as such Loans do not cause the outstanding Loans and LC Obligations to exceed the aggregate Commitments; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7                               Increase in Commitments.  Borrowers may request an increase in Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing Commitments, except for upfront, closing or other fees mutually agreed upon by Agent, Borrowers and the Lenders providing such increased Commitments, (b) increases under this Section do not exceed $50,000,000 in the aggregate and no more than three (3) increases are made, (c) no reduction in Commitments pursuant to Section 2.1.4 has occurred prior to the requested increase, (d) no Default or Event of Default shall exist at the time of any such increase, and (e) Borrowers shall pay all reasonable and documented fees and expenses incurred in connection with such increase in Commitments, including any breakage costs. Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Commitment.  Any Lender not responding within such period shall be deemed to have declined an increase.  If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Commitments and become Lenders hereunder.  Agent may allocate, in its discretion, the increased Commitments among committing Lenders and, if necessary, Eligible Assignees.  Provided the conditions set forth in Section 6.2 are satisfied, total Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers’ increase request.  Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Commitments.  On the effective date of an increase, all outstanding Loans, LC Obligations and other exposures under the Commitments shall be reallocated among Lenders, and settled by Agent if necessary, in accordance with Lenders’ adjusted shares of such Commitments.

2.2                               [Reserved].

2.3                               Letter of Credit Facility.

2.3.1                               Issuance of Letters of Credit.  Issuing Bank shall issue Letters of Credit from time to time until 30 days prior to the Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)                                 Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender.  If, in sufficient time to act, Issuing Bank receives written notice from Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)                                 Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)                                  Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)                                 In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2                               Reimbursement; Participations.

(a)                                 If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Loans from the Reimbursement Date until payment by Borrowers.  The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary.  Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)                                 Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment.  Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)                                  The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)                                 No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence or willful misconduct.  Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions from Required Lenders.

2.3.3                               Cash Collateral.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within 20 Business Days prior to the Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations.  Borrowers shall, on demand by Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender.  If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.3.4                               Resignation of Issuing Bank.  Issuing Bank may resign at any time upon notice to Agent and Borrowers.  On and after the effective date of such resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and other obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date.  Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Borrowers.

SECTION 3.                         INTEREST, FEES AND CHARGES

3.1                               Interest.

3.1.1                               Rates and Payment of Interest.

(a)                                 The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for

the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans.

(b)                                 During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)                                  Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers.  If a Loan is repaid on the same day made, one day’s interest shall accrue.  Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2                               Application of LIBOR to Outstanding Loans.

(a)                                 Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan.  During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b)                                 Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified).  If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3                               Interest Periods.  In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, or 90 days; provided, however, that:

(a)                                 the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)                                 if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)                                  no Interest Period shall extend beyond the Termination Date.

3.1.4                               Interest Rate Not Ascertainable.  If Agent shall determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination.  Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans.

3.2                               Fees.

3.2.1                               Unused Line Fee.  Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Commitments exceed the average daily balance of Loans and stated amount of Letters of Credit during any Fiscal Quarter.  Such fee shall be payable in arrears, on the first day of each Fiscal Quarter and on the Commitment Termination Date.

3.2.2                               LC Facility Fees.  Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Loans times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3                               Fee Letters.  Borrowers shall pay all fees set forth in any fee letter executed in connection with this Agreement.

3.3                               Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4                               Reimbursement Obligations.  Borrowers shall reimburse Agent for all Extraordinary Expenses.  Borrowers shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction.  Borrowers acknowledge that counsel may provide Agent with a benefit, such as a discount, credit or other accommodation, based on counsel’s overall relationship with Agent, including fees paid hereunder.  If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand.

3.5                               Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans.  Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6                               Inability to Determine Rates.  If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower Agent and each Lender. Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice.  Upon receipt of such notice,

Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7                               Increased Costs; Capital Adequacy.

3.7.1                               Change in Law.  If any Change in Law shall:

(a)                                 impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b)                                 subject any Recipient to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)                                  impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit, participation in LC Obligations, or Commitment;

and the result thereof shall be to increase the cost to such Recipient of making or maintaining any Loan or Commitment, or to increase the cost to such Recipient of participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Recipient, Borrowers will pay to such Recipient, such additional amount or amounts as will compensate such Recipient, for such additional costs incurred or reduction suffered.

3.7.2                               Capital Adequacy.  If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3                               Compensation.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than three (3) months prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8                               Mitigation.  If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9                               Funding Losses.  If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a LIBOR Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase Dollar deposits in any interbank or offshore Dollar market to fund any LIBOR Loan, but this Section shall apply as if each Lender had purchased such deposits.

3.10                        Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”).  If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.                         LOAN ADMINISTRATION

4.1                               Manner of Borrowing and Funding Loans.

4.1.1                               Notice of Borrowing.

(a)                                 Whenever Borrowers desire funding of a Borrowing of Loans, Borrower Agent shall give Agent a Notice of Borrowing.  Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans.  Notices received after 11:00 a.m. shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b)                                 Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Base Rate Loans on the due date, in the amount of such Obligations.  The proceeds of such Loans shall be disbursed as direct payment of the relevant Obligation.  In addition, Agent may, at its option, charge, such Obligations against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c)                                  If Borrowers maintain any disbursement account with Agent or any Affiliate of Agent, then presentation for payment of any Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Loan on the date of such presentation, in the amount of the Payment Item.  The proceeds of such Loan may be disbursed directly to the disbursement account.  No Loans may be disbursed directly to Cure Leasing or AmeriQuest Remarketing.

4.1.2                               Fundings by Lenders.  Each Lender shall timely honor its Commitment by funding its Pro Rata share of each Borrowing of Loans that is properly requested hereunder.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of LIBOR Loans.  Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Loans as directed by Borrower Agent.  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers.  If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3                               Swingline Loans; Settlement.

(a)                                 Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $20,000,000, unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Loan for all purposes, except that payments thereon shall be made to Agent for its own account.  The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)                                 Settlement of Swingline Loans and other Loans among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly), in accordance with the Settlement Report delivered by Agent to Lenders.  Between settlement dates, Agent may in its discretion apply payments on Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary.  Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in such Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4                               Notices.  Borrowers may request, convert or continue Loans, select interest rates and transfer funds based on telephonic or e-mailed instructions to Agent.  Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2                               Defaulting Lender.

4.2.1                               Reallocation of Pro Rata Share; Amendments.  For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, Agent may exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares.  A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2                               Payments; Fees.  Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full.  Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to Borrowers hereunder.  A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1.  If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders.  Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3                               Cure.  Borrowers, Agent and Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender.  At such time, Pro Rata shares shall be reallocated without exclusion of such Lender’s Commitments and Loans, and all outstanding Loans, LC Obligations and other exposures under the Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares.  Unless expressly agreed by Borrowers, Agent and Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

4.3                               Number and Amount of LIBOR Loans; Determination of Rate.  Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $5,000,000, plus any increment of $1,000,000 in excess thereof No more than three Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose.  Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4                               Borrower Agent.  Each Borrower hereby designates the Company (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment.  Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower.  Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower.  Each of Agent, Issuing Bank and Lenders shall have the right; in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5                               One Obligation.  The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6                               Effect of Termination.  On the effective date of the termination of all Commitments, the Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services).  Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents.  Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from the dishonor or return of any Payment Items previously applied to the Obligations.  Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

SECTION 5.                         PAYMENTS

5.1                               General Payment Provisions.  All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.  If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees.

5.2                               Repayment of Loans.  Loans shall be due and payable in full on the Termination Date, unless payment is sooner required hereunder.  Loans may be prepaid from time to time, without penalty or premium.  If any Asset Disposition includes the disposition of Accounts or Inventory, then Net Proceeds equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Borrowing Base upon giving effect to such disposition, shall be applied to the Loans.  Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Loans in an amount sufficient to reduce the principal balance of Loans to the Borrowing Base.

5.3                               [Reserved].

5.4                               Payment of Other Obligations.  Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5                               Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6                               Application and Allocation of Payments.

5.6.1                               Application.  Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (b) third, to other Obligations specified by Borrowers; and (c) fourth, as determined by Agent in its discretion.

5.6.2                               Post-Default Allocation.  Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)                                 first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)                                 second, to all amounts owing to Agent on Swingline Loans;

(c)                                  third, to all amounts owing to Issuing Bank;

(d)                                 fourth, to all Obligations constituting fees (other than Secured Bank Product Obligations);

(e)                                  fifth, to all Obligations constituting interest (other than Secured Bank Product Obligations);

(f)                                   sixth, to Cash Collateralization of LC Obligations;

(g)                                  seventh, to all Loans, and to Secured Bank Product Obligations arising under Hedge Agreements (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;

(h)                                 eighth, to all other Secured Bank Product Obligations; and

(i)                                     last, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of all preceding categories.  If amounts are insufficient to satisfy a category, Obligations in the category shall be paid on a pro rata basis.  Amounts distributed with respect to any Secured Bank Product Obligation shall be calculated using the methodology reported to Agent for such Obligation (but no greater than the maximum amount reported to Agent).  Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from the applicable Secured Bank Product Provider.  If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero.  The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement among them without the consent of any Obligor.  This Section is not for the benefit of or enforceable by any Obligor, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.6.3                               Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7                               Dominion Account.  The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day.  If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.

5.8                               Account Stated.  The Agent shall maintain in accordance with its usual and customary practices account(s) evidencing the Debt of Borrowers hereunder.  Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  Entries made in a loan account shall constitute presumptive evidence of the information contained therein.  If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9                               Taxes.

5.9.1                               Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Obligor under any.  Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Agent or such Obligor shall make such deduction or withholding (based on the information and documentation provided under Section 5.9.6) and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable

Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.2                               Payment of Other Taxes.  Without limiting the provisions of Section 5.9.1 above, the Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

5.9.3                               Obligor Tax Indemnifications.  Each Obligor shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or an Issuing Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.  Each Obligor shall, and does hereby, jointly and severally indemnify the Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an Issuing Bank for any reason fails to pay indefeasibly to the Agent as required pursuant to Section 5.9.4.

5.9.4                               Lender and Issuing Bank Tax Indemnifications.  Each Lender and each Issuing Bank shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, the Agent against (a) any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent that any Obligor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.2 relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender and each Issuing Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Agent under this Section 5.9.4.

5.9.5                               Evidence of Payments.  Upon request by any Borrower or the Agent, as the case may be, after any payment of Taxes by any Borrower or by the Agent to a Governmental Authority as provided in this Section 5.9, the Obligors shall deliver to the Agent or the Agent shall deliver to the Obligors, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrowers or the Agent, as the case may be.

5.9.6                               Status of Lenders; Tax Documentation.

(a)                                 Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrowers and the Agent, at the time or times reasonably requested by Borrowers or the Agent, such properly completed and executed documentation reasonably requested by Borrowers or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrowers or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrowers or the Agent as will enable Borrowers or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.6(b)(i), (b)(ii) and (b)(iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b)                                 Without limiting the generality of the foregoing,

(i)                                     any Lender that is a U.S. Person shall deliver to Borrowers and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)                                  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrowers or the Agent), whichever of the following is applicable:

I.                                        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

II.                                   executed originals of IRS Form W-8ECI;

III.                              in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

IV.                               to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrowers or the Agent), executed originals of any other faun prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation ‘as may be prescribed by applicable law to permit Borrowers or the Agent to determine the withholding or deduction required to be made; and

(iv)                              if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrowers or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or the Agent as may be necessary for Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c)                                  Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 5.9.6 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrowers and the Agent in writing of its legal inability to do so.

5.9.7                               Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, or have any obligation to pay to any Lender or the Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or Issuing Bank, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Obligor or with respect to which any Obligor has paid additional amounts pursuant to this Section 5.9, it shall pay to the Obligor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Obligor under this Section 5.9 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Obligor, upon the request of the Recipient, agrees to repay the amount paid over to the Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Obligor pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Obligor or any other Person.

5.9.8                               Survival.  Each party’s obligations under this Section 5.9 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender.  or Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

5.10                        [Reserved].

5.11                        Nature and Extent of Each Borrower’s Liability.

5.11.1                        Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.11.2                        Waivers.

(a)                                 Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of any Obligations as long as it is a Borrower.  It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit.  Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)                                 Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.11.  If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person.  Agent may bid all or a portion of the Obligations at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3                        Extent of Liability; Contribution.

(a)                                 Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

(b)                                 If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable. Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)                                  Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each.  Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

5.11.4                        Joint Enterprise.  Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically.  Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group.  Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage.  Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.11.5                        Subordination.  Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

SECTION 6.                         CONDITIONS PRECEDENT

6.1                               Conditions Precedent to Initial Loans.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)                                 Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)                                 Agent shall have made all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)                                  Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent (including, without limitation, PNC Bank, National Association).

(d)                                 Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the conditions contained in clauses (j), (m), and (p) below have been satisfied; (iv) the representations and warranties set forth in Section 9 are true and correct; and (v) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)                                  Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown (provided, that the Company shall only be required to deliver a certified copy of the Company’s form of shareholders agreement, as amended, to agent); (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)                                   Agent shall have received a written opinion of Dilworth Paxson LLP, counsel to Borrowers, in form and substance satisfactory to Agent.

(g)                                  Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(h)                                 Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrowers, together with endorsements naming Agent as additional insured and lenders loss payee, all in compliance with the Loan Documents and in form and substance satisfactory to Agent.

(i)                                     Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination and an examination of Borrower’s material contracts and agreements, with results satisfactory to Agent.

(j)                                    No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2011.

(k)                                 Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(l)                                     Agent shall have received a Borrowing Base Certificate prepared as of December 4, 2012.  Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Net Availability on the Closing Date shall be at least $12,000,000.

(m)                             Borrowers provide satisfactory evidence that no action, suit, investigation, litigation or proceeding shall be pending or, to its knowledge, threatened in any court or before any arbitrator or governmental instrumentality that in Agent’s judgment (i) could reasonably be expected to result in a Material Adverse Effect; or (ii) could reasonably be expected to materially and adversely affect this Agreement or the transactions contemplated hereby.

(n)                                 Agent shall have received, in form and substance satisfactory to it, (i) financial projections (prepared on a monthly basis for the 12 months ended December 31, 2012) of Borrowers evidencing Borrowers’ ability to comply with the financial covenants set forth in Section 10.3 hereof (ii) interim financial statements for Borrowers as of a date not more than 30 days prior to the Closing Date.

(o)                                 Agent shall be satisfied with Borrowers’ capital structure and indebtedness as of the Closing Date, including Agent’s receipt of satisfactory evidence that Borrowers are adequately capitalized, that the fair saleable value of each of Borrowers’ assets exceeds their liabilities on the Closing Date and that Borrowers have sufficient working capital to pay its debts as they become due.

(p)                                 Agent shall have received satisfactory evidence that Borrowers have received all governmental and third party consents and approvals as shall be necessary in connection with this Agreement and the transactions contemplated hereby, including without limitation the consent of Delta Community Credit Union.

(q)                                 Agent shall be satisfied with all environmental aspects relating to Borrowers, including a review of all available environmental reports.

(r)                                    Agent shall be satisfied that no material disruption of or material adverse change in conditions in the financial, banking or capital markets shall have occurred.

(s)                                   Agent shall have received a No Offset Letter signed by the Company and each Person indicated on Schedule 6.1(s).

(t)                                    Agent shall have received releases, satisfactions and payoff letters terminating all other Liens on the Collateral (including all such releases related to the Company’s existing credit facility with PNC Bank, National Association), other than Permitted Liens.

6.2                               Conditions Precedent to All Credit Extensions.  Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)                                 No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)                                 The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)                                  All conditions precedent in any other Loan Document shall be satisfied;

(d)                                 No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(e)                                  With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.  As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

SECTION 7.                         COLLATERAL

7.1                               Grant of Security Interest.  To secure the prompt payment and performance of all Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Obligor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)                                 all Accounts;

(b)                                 all Chattel Paper, including electronic chattel paper;

(c)                                  all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d)                                 all Deposit Accounts;

(e)                                  all Documents;

(f)                                   all General Intangibles, including Intellectual Property;

(g)                                  all Goods, including Inventory, Equipment and fixtures;

(h)                                 all Instruments;

(i)                                     all Investment Property;

(j)                                    all Letter-of-Credit Rights;

(k)                                 all Supporting Obligations;

(l)                                     all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m)                             all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)                                 all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing;

provided, that the Collateral shall not include any Excluded Assets.

7.2                               Lien on Deposit Accounts; Cash Collateral.

7.2.1                               Deposit Accounts.  To further secure the prompt payment and performance of all Obligations, each Borrower (other than AmeriQuest Remarketing and Cure Leasing) hereby grants to Agent a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Each Borrower (other than AmeriQuest Remarketing and Cure Leasing) hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained by such Borrower, without inquiry into the authority or right of Agent to make such request, subject to the terms and conditions of the Deposit Account Control Agreement (if any) relating thereto.  Notwithstanding the foregoing or any other provision contained herein, proceeds maintained in the Canadian Deposit Account shall not be swept to any Dominion Account unless Availability shall fall below 12.5% of the Commitments.

7.2.2                               Cash Collateral.  Cash Collateral may be invested, at Agent’s discretion (and with the consent of Borrowers, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss.  Each Obligor hereby grants to Agent, as security for the Obligations, a security interest in all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise.  Agent may apply Cash Collateral to the payment of Obligations as they become due, in such order as Agent may elect.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and no Obligor or other Person shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3                               [Reserved].

7.4                               Other Collateral.

7.4.1                               Commercial Tort Claims.  Obligors shall promptly notify Agent in writing if any Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent.

7.4.2                               Certain After-Acquired Collateral.  Obligors shall promptly notify Agent in writing if, after the Closing Date, any Obligor obtains any interest in any Collateral consisting of Deposit Accounts (solely in the case of Borrowers), Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s request, Obligors shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5                               No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral.

7.6                               Further Assurances.  All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties.  Promptly upon request, Obligors shall deliver such instruments and agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement.  Each Obligor authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.7                               Foreign Subsidiary Stock.  Notwithstanding Section 7.1, the voting stock Collateral shall include only the voting stock pledged pursuant to the Pledge Agreement.

SECTION 8.                         COLLATERAL ADMINISTRATION

8.1                               Borrowing Base Certificates.  By Wednesday of each week (or Thursday, if Monday of that week is not a Business Day), Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate, prepared as of the close of business of the previous week, and at such other times as Agent may request; provided, that, during any Reporting Trigger Period, Borrowers shall deliver a Borrowing Base Certificate as frequently as requested by Agent.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

8.2                               Administration of Accounts.

8.2.1                               Records and Schedules of Accounts.  Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, receivables aging, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request (but no more frequently than Agent is permitted to request Borrowing Base Certificates hereunder).  Each Borrower shall also provide to Agent, on or before Wednesday of each week, a detailed aged trial balance of all Accounts as of the end of the preceding week, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request; provided that during any Reporting Trigger Period, Borrowers shall deliver the foregoing as frequently as requested by Agent.  If Accounts in an aggregate face amount of $250,000 or more cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.

8.2.2                               Taxes.  If an Account of any Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

8.2.3                               Account Verification.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise.  Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4                               Maintenance of Dominion Account.  Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent.  Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a.  Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges.  If a Dominion Account is not maintained with Bank of America, Agent may require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America.  Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5                               Proceeds of Collateral.  Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3                               [Reserved].

8.4                               Administration of Equipment.

8.4.1                               Records and Schedules of Equipment.  Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request (no more frequently than monthly except during a Reporting Trigger Period), a current schedule thereof, in form satisfactory to Agent.  Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.4.2                               Dispositions of Equipment.  No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens; and (c) leases and sales of vehicles by Cure Leasing and AmeriQuest Remarketing in the ordinary course of business.

8.4.3                               Condition of Equipment.  The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted.  Each Borrower shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications.  No Borrower shall permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

8.5                               Administration of Deposit Accounts.  Schedule 8.5 sets forth all Deposit Accounts maintained by Borrowers (other than AmeriQuest Remarketing and Cure Leasing), including all Dominion Accounts.  Each Borrower (other than AmeriQuest Remarketing and

Cure Leasing) shall take all actions necessary to establish Agent’s control of each such Deposit Account other than Excluded Accounts.  Each Borrower (other than AmeriQuest Remarketing and Cure Leasing) shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein.  Each Borrower (other than AmeriQuest Remarketing and Cure Leasing) shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.  Subject to Section 10.1.10, Borrowers shall maintain Bank of America as Borrowers’ principal depository bank, including for the maintenance of operating and deposit accounts, lockbox administration, funds transfer, information reporting services and other treasury management services.  The Company shall not permit the amount of cash maintained in the Canadian Deposit Account to exceed (x) until a deposit account control agreement for the Canadian Deposit Account has been executed and delivered to pursuant to Section 10.1.10, $3,000,000, and at any time thereafter, $7,500,000 and (y) at any time that the Canadian Deposit Account is maintained with Agent, $7,500,000.  No deposit account maintained by a Guarantor shall include proceeds of any Collateral included in the Borrowing Base.

8.6                               General Provisions.

8.6.1                               Location of Collateral.  All tangible items of Collateral, other than Inventory in transit and vehicles, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, upon 30 days prior written notice to Agent.

8.6.2                               Insurance of Collateral; Condemnation Proceeds.

(a)                                 Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A_ VII, unless otherwise approved by Agent) satisfactory to Agent.  All proceeds under each policy shall be payable to Agent.  From time to time upon request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor.  Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies.  While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent.  If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b)                                 Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent.  Any such proceeds or awards that relate to Inventory shall be applied to payment of the Loans, and then to any other Obligations outstanding.  Subject to clause (c) below, any proceeds or awards that relate to Equipment or Real Estate shall be applied first to Loans and then to other Obligations.

(c)                                  If requested by Borrowers in writing within 15 days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) Borrowers comply with disbursement procedures for such repair or replacement as Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $1,000,000.

8.6.3                               Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.6.4                               Defense of Title.  Each Borrower shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7                               Power of Attorney.  Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(a)                                 Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)                                 During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.

SECTION 9.                         REPRESENTATIONS AND WARRANTIES

9.1                               General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Borrower represents and warrants that:

9.1.1                               Organization and Qualification.  Each Borrower and Subsidiary is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.  Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2                               Power and Authority.  Each Obligor is duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and perfouiiance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Obligor’s Property.

9.1.3                               Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4                               Capital Structure.  Schedule 9.1.4 shows, for each Borrower and Subsidiary, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests.  Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.  Each Borrower has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien, and all such Equity Interests are duly issued, fully paid and non-assessable.  There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower or Subsidiary except as set forth on Schedule 9.1.4.

9.1.5                               Title to Properties; Priority of Liens.  Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens.  Each Borrower and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.6                               Accounts.  Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto.  Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a)                                 it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b)                                 it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)                                  it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d)                                 it is not subject to any offset, Lien (other than Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)                                  no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)                                   no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)                                  to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business;

and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.7                               Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Borrowers and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated; provided that the management prepared financial statements are subject to normal year end adjustments and do not include the footnotes required by GAAP.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.  Since December 31, 2011, there has been no change in the condition, financial or otherwise, of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Each Borrower and Subsidiary is Solvent.

9.1.8                               Surety Obligations.  Except as disclosed on Schedule 9.1.8, No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9                               Taxes.  Each Borrower and Subsidiary has filed all federal, state, local and other tax returns and reports that it is required by law to file, and has paid all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.  The provision for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.10                        Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11                        Intellectual Property.  Except as disclosed on Schedule 9.1.11, each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.  There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any Intellectual Property).  Except as disclosed on Schedule 9.1.11, no Borrower or Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Borrower or Subsidiary is shown on Schedule 9.1.11.

9.1.12                        Governmental Approvals.  Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13                        Compliance with Laws.  Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law.  No Inventory has been produced in violation of the FLSA.

9.1.14                        Compliance with Environmental Laws.  Except as disclosed on Schedule 9.1.14, no Borrower’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up.  No Borrower or Subsidiary has received any Environmental Notice.  No Borrower or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.15                        Burdensome Contracts.  No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  No Borrower or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16                        Litigation.  Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Borrower or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Borrower or Subsidiary.  Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000).  No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17                        No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Borrower or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money.  There is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.18                        ERISA.  Except as disclosed on Schedule 9.1.18:

(a)                                 Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application’ for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b)                                 There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (vi) as of the most recent valuation date for any Pension Plan or Multiemployer Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date.

(d)                                 With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19                        Trade Relations.  There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Borrower or Subsidiary.

There exists no condition or circumstance that could reasonably be expected to impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20                        Labor Relations.  Except as described on Schedule 9.1.20, no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement.  There are no material grievances, disputes, or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.21                        Payable Practices.  No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22                        Not a Regulated Entity.  No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23                        Margin Stock.  No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.24                        Membership Program Documents.

(a)                                 Attached hereto as Exhibit G-1 are samples of the forms of agreement as of the Closing Date that have been entered into between the Company and Members in connection with the Membership Program.  All of the agreements in effect between the Company and Members in connection with the Membership Program meet the requirements set forth in the definition of “Membership Program” and are valid, enforceable and in full force and effect in accordance with their terms.

(b)                                 Attached hereto as Exhibit G-2 are samples of the forms of agreement as of the Closing Date that have been entered into between the Company and Suppliers in connection with the Membership Program.  All of the agreements in effect between the Company and Suppliers in connection with the Membership Program meet the requirements set forth in the definition of “Membership Program” and are valid and enforceable in accordance with their terms.  All Accounts owing to the Company by Members in connection with the Membership Program are valid and enforceable in accordance with their terms.

9.1.25                        Pinnacle Program Documents.

(a)                                 Attached hereto as Exhibit H-1 are the forms of agreement anticipated as of the Closing Date to be entered into between Corcentric and Pinnacle Participants in connection with the Pinnacle Program, as such forms may be amended in a manner reasonably acceptable to Agent.  All of the agreements in effect between Corcentric and Pinnacle Participants in connection with the Pinnacle Program meet the requirements set forth in the definition of “Pinnacle Program” and are valid, enforceable and in full force and effect in accordance with their terms.

(b)                                 Attached hereto as Exhibit H-2 are the forms of agreement anticipated as of the Closing Date to be entered into between Corcentric and Dealer/Distributors in connection with the Pinnacle Program, as such forms may be amended in a manner reasonably acceptable to Agent.  All of the agreements in effect between Corcentric and Dealer/Distributors in connection with the Pinnacle Program meet the requirements set forth in the definition of “Pinnacle Program” and are valid and enforceable in accordance with their terms.  All Accounts owing to Corcentric by Pinnacle Participants in connection with the Pinnacle Program are valid and enforceable in accordance with their terms.

9.1.26                        Purchasing Participation Program Documents.

(a)                                 Attached hereto as Exhibit I-1 are samples of the forms of agreement as of the Closing Date that have been entered into between the Company and Purchasing Participants in connection with the Purchasing Participation Program.  All of the agreements in effect between the Company and Purchasing Participants in connection with the Purchasing Participation Program meet the requirements set forth in the definition of “Purchasing Participation Program” and are valid, enforceable and in full force and effect in accordance with their terms.

(b)                                 Attached hereto as Exhibit I-2 are samples of the forms of agreement as of the Closing Date that have been entered into between the Company and Suppliers in connection with the Purchasing Participation Program.  All of the agreements in effect between the Company and Suppliers in connection with the Purchasing Participation Program meet the requirements set forth in the definition of “Purchasing Participation Program” and are valid and enforceable in accordance with their terms.  All Accounts owing to the Company by Purchasing Participants in connection with the Purchasing Participation Program are valid and enforceable in accordance with their terms.

9.1.27                        No Offset Letters.  Borrowers shall use commercially reasonable efforts to deliver to Agent No Offset Letters with all shareholders that Borrowers sell goods and/or services to.

9.2                               Complete Disclosure.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10.                  COVENANTS AND CONTINUING AGREEMENTS

10.1                        Affirmative Covenants.  As long as any Commitments or Obligations are outstanding, each Borrower shall, and shall cause each Subsidiary to:

10.1.1                        Inspections; Appraisals.

(a)                                 Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower.  Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b)                                 Reimburse Agent for all charges, costs and expenses of Agent in connection with examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to two times per Loan Year (or, during any Reporting Trigger Period, three times per Loan Year); provided, however, that if an examination is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Borrowers agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination groups, as well as the charges of any third party used for suchpurposes.

10.1.2                        Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)                                 as soon as available, and in any event within 120 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Borrowers and Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b)                                 as soon as available, and in any event within 30 days after the end of each month, unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Borrowers and Subsidiaries, including current year interim figures and preceding year interim figures, certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year end adjustments and the absence of footnotes, together with (x) a reconciliation of receivables from the most recently delivered Borrowing Base Certificate and (y) a reconciliation of payables from the recently delivered accounts payable aging, in each case in form and substance acceptable to Agent;

(c)                                  concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(d)                                 concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(e)                                  not later than 30 days after the end of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month;

(f)                                   at Agent’s request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(g)                                  promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;

(h)                                 promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(i)                                     not later than 15 days after the end of each month, back-up documentation with respect to all Borrowing Base Certificates and related ineligibles calculations delivered and/or required to be delivered during such month;

(j)                                    concurrently with delivery of financial statements under clause (b) above, an officer’s certificate certifying as to the balances in all bank accounts of the Company and its Subsidiaries maintained with institutions other than Agent; and

(k)                                 such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

10.1.3                        Notices.  Notify Agent and Lenders in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $500,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; or (k) any opening of a new office or place of business, at least 30 days prior to such opening (other than the relocation of the Oakbrook Terrace office as previously disclosed to Agent).

10.1.4                        Landlord and Storage Agreements.  Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5                        Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6                        Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7                        Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent, (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $1,250,000, with deductibles satisfactory to Agent.

10.1.8                        Licenses.  Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

10.1.9                        Future Subsidiaries.  Promptly notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to guaranty the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

10.1.10             Post-Closing Matters.  The Loan Parties shall, and shall cause each of their Subsidiaries to, satisfy the requirements set forth on Schedule 10.1.10 on or before the date thereon specified for such requirement.

10.2                        Negative Covenants.  As long as any Commitments or Obligations are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

10.2.1                        Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(a)                                 the Obligations;

(b)                                 Subordinated Debt;

(c)                                  Permitted Purchase Money Debt;

(d)                                 Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;

(e)                                  Debt with respect to Bank Products incurred in the ordinary course of business;

(f)                                   Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $1,000,000 in the aggregate at any time;

(g)                                  Permitted Contingent Obligations;

(h)                                 Refinancing Debt as long as each Refinancing Condition is satisfied

(i)                                     Permitted Cure Leasing Debt and/or Permitted AmeriQuest Remarketing Debt

(j)                                    Debt owed in connection with intercompany loans to the extent permitted by Section 10.2.7; and

(k)                                 Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $1,000,000 in the aggregate at any time.

10.2.2                        Permitted Liens.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)                                 Liens in favor of Agent;

(b)                                 Purchase Money Liens securing Permitted Purchase Money Debt;

(c)                                  Liens for Taxes not yet due or being Properly Contested;

(d)                                 statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e)                                  Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(f)                                   Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)                                  Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(h)                                 easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)                                     normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j)                                    existing Liens shown on Schedule 10.2.2;

(k)                                 Liens on Cure Leasing Collateral securing only Permitted Cure Leasing Debt; and

(l)                                     Liens on AmeriQuest Remarketing Collateral securing only Permitted AmeriQuest Remarketing Debt.

10.2.3                        [Reserved].

10.2.4                        Distributions; Upstream Payments.  Declare or make any Distributions, except (i) Upstream Payments, and (ii) the repurchase or redemption of Equity

Interests held by shareholders of the Company pursuant to the terms of the shareholders agreement between the Company and such shareholders not to exceed an aggregate amount of $500,000 per Fiscal Year; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.

10.2.5                        Restricted Investments.  Make any Restricted Investment other than as shown on Schedule 10.2.5.

10.2.6                        Disposition of Assets.  Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary or Obligor to a Borrower.

10.2.7                        Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business, or other loans to officers or employees not exceeding (i) $250,000 in the aggregate for all loans outstanding at any time to officers and (ii) $100,000 in the aggregate for all loans outstanding at any time to employees; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; and (d) as long as no Default or Event of Default exists, intercompany loans by a Borrower to another Borrower (other than Cure Leasing or AmeriQuest Remarketing); (e) intercompany loans by a Borrower to Cure Leasing after the Fixed Charge Compliance Date; provided, that maximum aggregate amount of such loans shall not exceed $500,000 per twelve month period (less the amount of any capital contributions made pursuant to clause (f) of the definition of Restricted Investment during the corresponding time period) and no such loans shall permitted if a Default or Event of Default exists at the time of or would result from the making of such loans; further provided, that additional loans in excess of those described in the immediately preceding proviso shall be permitted so long as the Specified Transaction Conditions are satisfied in connection therewith; and (f) intercompany loans by a Borrower to AmeriQuest Remarketing to be used by AmeriQuest Remarketing to acquire vehicles that have not been refinanced with long-term Debt; provided, that maximum aggregate amount of such loans shall not exceed $500,000 per twelve month period (less the amount of any capital contributions made pursuant to clause (g) of the definition of Restricted Investment during the corresponding time period)and no such loans shall permitted if a Default or Event of Default exists at the time of or would result from the making of such loans.

10.2.8                        Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); except for the repayment of such Subordinated Debt in connection with any refinancing thereof permitted by this Agreement; or (b) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the

Closing Date (or as amended thereafter with the consent of Agent), except for the repayment of such Borrowed Money in connection with any refinancing thereof permitted by this Agreement.

10.2.9                        Fundamental Changes.  Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (a) mergers or consolidations of a wholly-owned Subsidiary (including a Guarantor) with another wholly-owned Subsidiary (which Subsidiary shall be a Guarantor if the Subsidiary merging into it is a Guarantor) or into a Borrower (other than Cure Leasing or AmeriQuest Remarketing); or (b) Permitted Acquisitions.

10.2.10                 Subsidiaries.  Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9, 10.2.5 and 10.2.9; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares.

10.2.11                 Organic Documents.  Amend, modify or otherwise change any of its Organic Documents in any manner that would be adverse to the Lenders, except in connection with a transaction permitted under Section 10.2.9.

10.2.12                 Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

10.2.13                 Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14                 Restrictive Agreements.  Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

10.2.15                 Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16                 Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date, as contemplated by the Pinnacle Program in a manner consistent with how the Pinnacle Program was described to the Agent prior to the Closing Date, and any activities incidental thereto.

10.2.17                 Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; (c) transactions solely among Borrowers; (d) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; and (e) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.18                 Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.2.19                 Amendments to Subordinated Debt.  Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary or Lenders; or (g) results in the Obligations not being fully benefited by the subordination provisions thereof.

10.2.20                 Amendments to Form Program Agreements.  Amend, supplement or otherwise modify its forms of agreements used in connection with the Membership Program, the Pinnacle Program or the Purchasing Participation Program from those attached hereto as Exhibits G-1, G-2, H-1, H-2, I-1 or I-2 in a manner that would be adverse to the Lenders without providing Agent written notice at least 10 days prior to such amendment, supplement or modification.

10.2.21                 Amendments to Existing Program Agreements.  Amend, supplement or otherwise modify any of its existing agreements used in connection with the Membership Program, the Pinnacle Program or the Purchasing Participation Program in a manner that would be adverse to the Lenders without providing Agent written notice at least 10 days prior to such amendment, supplement or modification; provided that no Accounts under any program agreement that has been so modified shall be included in the Borrowing Base unless and until Agent has consented to the form of each such amendment, supplement or modification.

10.3                        Financial Covenants.  As long as any Commitments or Obligations are outstanding, Borrowers shall:

10.3.1                        Accounts Receivables Write-offs.  Not permit Accounts Receivables Write-offs to exceed 1.0% of gross billings for each period of four Fiscal Quarters as of the end of each Fiscal Quarter.

10.3.2                        Minimum Cumulative EBITDA.  Not permit Cumulative EBITDA as of the end of any month to be less than the amount set forth below opposite such month:

Month Ending	Minimum Cumulative EBITDA
November 30, 2012	$493,550
December 31, 2012	$1,177,812
January 31, 2013	$1,490,199
February 28, 2013	$1,835,717
March 31, 2013	$2,420,571
April 30, 2013	$2,972,790
May 31, 2013	$3,597,949
June 30, 2013	$4,329,711

10.3.3                        Maximum Cumulative Capital Expenditures.  Not make Cumulative Capital Expenditures which as of the end of any month are in excess of the amount set forth below opposite such month:

Month Ending	Maximum Cumulative Capital Expenditures
November 30, 2012	$216,365
December 31, 2012	$432,730
January 31, 2013	$608,294
February 28, 2013	$783,859
March 31, 2013	$959,424
April 30, 2013	$1,134,989
May 31, 2013	$1,310,554
June 30, 2013	$1,486,118

10.3.4                        Minimum Availability.  Commencing with the Closing Date and continuing through the Fixed Charge Compliance Date, not permit Availability to be less than $12,500,000 at any time.

10.3.5                        Fixed Charge Coverage Ratio.  Commencing with the month ending July 31, 2013, not permit the Fixed Charge Coverage Ratio (based on the most recently delivered financial statements delivered pursuant to Section 10.1.2(b)) for the trailing twelve month period (or shorter period, as applicable) to be less than 1.1 to 1.0 as of the end of each month.

SECTION 11.                  EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1                        Events of Default.  Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)                                 A Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)                                 Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)                                  A Borrower breaches or fail to perform any covenant contained in Section 7.2, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.5, 8.6.2, 10.1.1, 10.1.2, 10.1.10, 10.2 or 10.3;

(d)                                 An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)                                  A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)                                   Any breach or default of an Obligor occurs under any Hedging Agreement, or under any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $500,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)                                  Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $500,000 (net of insurance coverage therefor that has not been denied by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h)                                 A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $500,000;

(i)                                     An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j)                                    An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and: the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k)                                 An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(l)                                     An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or

(m)                             A Change of Control occurs.

11.2                        Remedies upon Default.  If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the ‘extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)                                 declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)                                 terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c)                                  require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)                                 exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable.  Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3                        License.  At any time during an Event of Default, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4                        Setoff.  At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5                        Remedies Cumulative; No Waiver.

11.5.1                        Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2                        Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein.  It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.                  AGENT

12.1                        Appointment, Authority and Duties of Agent.

12.1.1                        Appointment and Authority.  Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents.  Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties.  Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise.  The duties of Agent are ministerial and administrative in nature only, and Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Agent alone shall be authorized to determine whether any Account constitutes an Eligible Account, whether to impose or release any reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

12.1.2                        Duties.  Agent shall not have any duties except those expressly set forth in the Loan Documents.  The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3                        Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4                        Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent.  Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1.  In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2                        Agreements Regarding Collateral and Borrower Materials.

12.2.1                        Lien Releases; Care of Collateral.  Secured Parties authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrowers certify in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders.  Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder.  Agent shall have no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2                        Possession of Collateral.  Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3                        Reports.  Agent shall promptly provide to Lenders, when complete, any field audit, examination or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”).  Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time.  Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only specific information regarding the Obligations or Collateral and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations.  Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.3                        Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person.  Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4                        Action Upon Default.  Agent shall not be deemed to h ave knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other dispositions of Collateral, or to assert any rights relating to any Collateral.

12.5                        Ratable Sharing.  If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.2, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.  No Lender shall set off against any Dominion Account without Agent’s prior consent.

12.6                        Indemnification.  EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT).  In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties.  If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7                        Limitation on Responsibilities of Agent.  Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents.  Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8                        Successor Agent and Co-Agents.

12.8.1                        Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers.  If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution acceptable to it, which shall be .a Lender unless no Lender accepts the role.  Upon acceptance by a successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2                        Co-Collateral Agent.  If necessary or appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document.  Each right and remedy intended to be available to Agent under the Loan Document shall also be vested in such agent.  Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment.  If the agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9                        Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder.  Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors.  Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.10                 Remittance of Payments and Collections.

12.10.1                 Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day.  Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2                 Failure to Pay.  If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate Loans.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.10.3                 Recovery of Payments.  If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party.  If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Secured Party.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.11                 Individual Capacities.  As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender.  Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party.  In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12                 Titles.  Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Arranger,” “Bookrunner” or “Agent” of any type shall have no right, power or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13                 Bank Product Providers.  Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by Section 5.6 and this Section 12.  Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.14                 No Third Party Beneficiaries.  This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations.  This Section 12 does not confer any rights or benefits upon Borrowers or any other Person.  As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 13.                  BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1                        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2                        Participations.

13.2.1                        Permitted Participants; Effect.  Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests (except as provided below), and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.7, 3.9 and 5.9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3 (it being understood that the documentation required under Section 5.9.6 shall be delivered to the Lender who sells the participation); provided that such Participant (a) agrees to be subject to the provisions of Section 3.8 as if it were an assignee under Section 13.3 and (b) shall not be entitled to receive any greater payment under Sections 3.7 and 5.9, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at Borrowers’ request and expense, to use reasonable efforts to cooperate with Borrowers to effectuate the provisions of Section 3.8 with respect to any Participant.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary: For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

13.2.2                        Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantially all Collateral.

13.2.3                        Benefit of Set-Off.  Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3                        Assignments.

13.3.1                        Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2                        Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit E and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), which shall be payable by the assigning Lender or the Eligible Assignee (except that Borrower shall pay such fee if Borrower requested the assignment), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable.  The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3                        Certain Assignees.  No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person.  Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder.  If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

13.3.4                        Register.  Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender.  Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each lender recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary.  The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4                        Replacement of Certain Lenders.  If a Lender (a) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, or (b) is a Defaulting Lender, then, in addition to any other rights and remedies that any Person may have, Agent or Borrower Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 14.                  MISCELLANEOUS

14.1                        Consents, Amendments and Waivers.

14.1.1                        Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)                                 without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)                                 without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations, Section 2.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of Issuing Bank;

(c)                                  without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Termination Date applicable to such Lender’s Obligations; or (iv) amend this clause (c);

(d)                                 without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) alter Section 5.6.2, 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definition of Borrowing Base (or any defined term used in such definition), Pro Rata or Required Lenders; (iii) increase any advance rate; (iv) release all or substantially all Collateral; or (v) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; and

(e)                                  without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.6.2.

14.1.2                        Limitations.  The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves.  Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement.  Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3                        Payment for Consents.  No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2                        Indemnity.  EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3                        Notices and Communications.

14.3.1                        Notice Address.  Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given as follows:

(a)                                 if to any Borrower, to:

AmeriQuest Business Services, Inc.

2651 Warrenville Road, Suite 560

Downers Grove, IL 60515

Mark Joyce, Executive Vice President and Chief Financial Officer

Fax: (630) 925-7781

Email: mjoyce@ameriquestcorp.com

with copies to:

Dilworth Paxson LLP

457 Haddonfield Road, Suite 700

Cherry Hill, NJ 08002

Attn: Frank V. Tedesco, Esq.

Fax: (856) 663-8855

Email: ftedesco@dilworthlaw.com

Dilworth Paxson LLP

1500 Market Street, Suite 3500E

Philadelphia, PA 19102

Attn: Graham R. Laub, Esq.

Fax: (215) 575-7200

Email: glaub@dilworthlaw.com

(b)                                 if to Agent, to:

Bank of America, N.A.

135 S. LaSalle Street

Suite 925

Chicago, IL 60603

Attention: Charles Fairchild

Telephone: 312-904-7153

Fax: 312-904-7190

Email: charles.fairchild@baml.com

with a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL 60601

Attention: Ronald H. Jacobson

Telephone: 312-558-5832

Telecopier: 312-558-5700

Email: rjacobson@winston.com

(c)                                  if to any other Person, at its address shown on the signature pages hereof, (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.

Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2                        Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as delivery of Borrower Materials, administrative matters, distribution of Loan Documents, and matters permitted under Section 4.1.4.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3                        Platform.  Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”).  Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice.  Borrower Materials and other information relating to this credit facility may be made available to Lenders on the Platform.  The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM.  Lenders acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities.  No Agent Indemnitee shall have any liability to Borrowers, Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform.

14.3.4                        Non-Conforming Communications.  Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower.

14.4                        Performance of Borrowers’ Obligations.  Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5                        Credit Inquiries.  Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6                        Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7                        Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8                        Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

14.9                        Entire Agreement.  Time is of the essence with respect to all Loan Documents and Obligations.  The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10                 Relationship with Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates.  To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12                 Confidentiality.  Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers.  Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrowers’ logos, trademarks or product photographs in advertising materials.  As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered.  Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that which it accords its own confidential information.  Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law.

14.13                 [Reserved].

14.14                 GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.15                 CONSENT TO FORUM.  EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.16                 WAIVERS BY BORROWERS.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, OBLIGATIONS OR COLLATERAL; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH A BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST AGENT, ISSUING BANK OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF.  Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrowers.  Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17                 Patriot Act Notice.  Agent and Lenders hereby notify Borrowers that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

AMERIQUEST BUSINESS SERVICES, INC.

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP.

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

AMERIQUEST LEASING & MAINTENANCE, INC.

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

AMERIQUEST REMARKETING SERVICES, INC.

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

[Signature Page to Loan and Security Agreement (AmeriQuest)]

GUARANTORS:

ATS INVESTMENT HOLDINGS, INC.

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

NATIONALEASE FINANCE CORPORATION

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

AMERIQUEST MATERIAL HANDLING SERVICES, INC.

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

[Signature Page to Loan and Security Agreement (AmeriQuest)]

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Charles Fairchild
Name: Charles Fairchild
Title: Vice President

[Signature Page to Loan and Security Agreement (AmeriQuest)]

UNION BANK, N.A., as Lender

By:	/s/ Roger P. Tauchman
Name: Roger P. Tauchman
Title: Vice President

Address: 222 W. Adams, Suite 1850
Chicago, IL 60606
Attention: Steven Narsutis
Telephone: 312-601-2142
Telecopier 312-601-3955

[Signature Page to Loan and Security Agreement (AmeriQuest)]

EXHIBIT A

to

Loan and Security Agreement

FORM OF NOTE

[Date]	$	New York, New York

AMERIQUEST BUSINESS SERVICES, INC., a New Jersey corporation (the “Company”), CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP., a Virginia corporation (“Corcentric”), AMERIQUEST LEASING & MAINTENANCE, INC., a Delaware corporation d/b/a CURE Leasing & Maintenance (“Cure Leasing”), AMERIQUEST REMARKETING SERVICES, INC., a Florida corporation (“AmeriQuest Remarketing” and together with the Company, Corcentric and Cure Leasing, collectively, the “Borrowers”), for value received, hereby jointly and severally unconditionally promise to pay to the order of                                      (“Lender”), the principal sum of                                                  DOLLARS ($                      ), or such lesser amount as may be advanced by the Lender as Loans from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Loan and Security Agreement dated as of December 4, 2012, among the Borrowers, the other parties from time to time signatory thereto as Obligors, Bank of America, N.A., as Agent, and certain other financial institutions party thereto, as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement and shall be payable in Dollars as required under the Loan Agreement. This Note is issued pursuant to and evidences the Loans under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of the Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by each Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Loans, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of any Borrower hereunder or under any other Loan Documents.

Each Borrower and all endorsers, sureties and guarantors of this Note hereby jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, and diligence in collecting this Note.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by a Borrower or inadvertently received by the holder of this Note, such excess shall be returned to such Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that the Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by a Borrower under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

[Signature Page Follows]

IN WITNESS WHEREOF, this Note is executed as of the date set forth above.

AMERIQUEST BUSINESS SERVICES, INC.

By:
Name:
Title:

CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP.

By:
Name:
Title:

AMERIQUEST LEASING & MAINTENANCE, INC.

By:
Name:
Title:

AMERIQUEST REMARKETING SERVICES, INC.

By:
Name:
Title:

EXHIBIT B

to

Loan and Security Agreement

NOTICE OF BORROWING

Date:               ,

To:                             Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement dated as of December 4, 2012, (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among AMERIQUEST BUSINESS SERVICES, INC., a New Jersey corporation (the “Company”), CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP., a Virginia corporation (“Corcentric”), AMERIQUEST LEASING & MAINTENANCE, INC., a Delaware corporation d/b/a CURE Leasing & Maintenance (“Cure Leasing”), AMERIQUEST REMARKETING SERVICES, INC., a Florida corporation (“AmeriQuest Remarketing” and together with the Company, Corcentric and Cure Leasing, collectively, the “Borrowers”), the other parties from time to time signatory thereto as Obligors, Bank of America, N.A., as Agent, and certain other financial institutions party thereto. Capitalized terms used herein and not defined shall have the meaning set forth in the Loan Agreement.

The undersigned hereby requests a borrowing of Loans:

1.                                      In the amount of $

2.                                      On                                                  (a Business Day).

3.                                      Comprised of [Base Rate Loans] [LIBOR Loans].

4.                                      For LIBOR Loans: with an Interest Period of [30] [60] [90] days.

This request complies with Section 4.1.1 of the Loan Agreement.

[Signature Page Follows]

The Borrower Agent hereby represents and warrants that the conditions specified in Section 6.2 shall be satisfied on and as of the date hereof and on the date of the advance of the Loan requested hereby.

AMERIQUEST BUSINESS SERVICES, INC.

By:

Name:

Title:

EXHIBIT C

to

Loan and Security Agreement

NOTICE OF CONVERSION/CONTINUATION

Date:               ,

To:                             Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement dated as of December 4, 2012, (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among AMERIQUEST BUSINESS SERVICES, INC., a New Jersey corporation (the “Company”), CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP., a Virginia corporation (“Corcentric”), AMERIQUEST LEASING & MAINTENANCE, INC., a Delaware corporation d/b/a CURE Leasing & Maintenance (“Cure Leasing”), AMERIQUEST REMARKETING SERVICES, INC., a Florida corporation (“AmeriQuest Remarketing” and together with the Company, Corcentric and Cure Leasing, collectively, the “Borrowers”), the other parties from time to time signatory thereto as Obligors, Bank of America, N.A., as Agent, and certain other financial institutions party thereto. Capitalized terms used herein and not defined shall have the meaning set forth in the Loan Agreement.

The undersigned hereby requests:

[On                            (a Business Day), to convert $         of the aggregate outstanding principal amount of the Base Rate Loan into a LIBOR Loan having an Interest Period of [30] [60] [90] days]

[On                            (a Business Day), to continue $         of the aggregate outstanding principal amount of the LIBOR Loan having an Interest Period expiring on               , 20   owing by [Company] [Corcentric] [Cure Leasing] [AmeriQuest Remarketing] as a LIBOR Loan having an Interest Period of [30] [60] [90] days.]

This request complies with Section 3.1.2, Section 3.1.3 and Section 3.1.4, as applicable, of the Loan Agreement.

AMERIQUEST BUSINESS SERVICES, INC.

By:

Name:

Title:

EXHIBIT D

to

Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of December 4, 2012, as amended (“Loan Agreement”), among AMERIQUEST BUSINESS SERVICES, INC., CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP., AMERIQUEST LEASING & MAINTENANCE, INC. d/b/a CURE Leasing & Maintenance, AMERIQUEST REMARKETING SERVICES, INC., (collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.

                     (“Assignor”) and                          (“Assignee”) agree as follows:

Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $                   of Assignor’s outstanding Loans and $                     of Assignor’s participations in LC Obligations and (b) the amount of $                         of Assignor’s Commitment (which represents         % of the total Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall:be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Commitment is $                , and the outstanding balance of its Loans and participations in LC Obligations is $                ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note [s] for new Notes payable to Assignee [and Assignor].]

Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

This Agreement shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks). If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.

Reference.

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.

Reference.

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                                         .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

EXHIBIT E

to

Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan and Security Agreement dated as of December 4, 2012, as amended (“Loan Agreement”), among AMERIQUEST BUSINESS SERVICES, INC., CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP., AMERIQUEST LEASING & MAINTENANCE, INC. d/b/a CURE Leasing & Maintenance, AMERIQUEST REMARKETING SERVICES, INC., (collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of                     , 20     (“Assignment Agreement”), between                                                          (“Assignor”) and                                              (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $                     of Assignor’s outstanding Loans and $                     of Assignor’s participations in LC Obligations and (b) the amount of $                     of Assignor’s Commitment (which represents         % of the total Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Commitment to be reduced by $                    , and Assignee’s Commitment to be increased by $                    .

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                                         .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

ACKNOWLEDGED AND AGREED,

AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

By
Title:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,

as Agent

By
Title:

EXHIBIT F-1

to

Loan and Security Agreement

FORM OF BORROWING BASE CERTIFICATE

[See Attached.]

Bank of America, N.A.

Borrowing Certificate

(presented in $ thousands)

AmeriQuest - AMQ

Report Date: 10/31/2012 - 11/24/2012

US AmeriQuest & Corcentric Third Party AR	AMQ01
Collateral (in $USD)	
1. Beginning Balance	
2. Sales (+)	
3. Credit Memos (-)	
4. Adjustments (+)	
5. Adjustments (-)	
6. Net Collections-Includes Non A/R Cash (-)	
7. Discounts (-)	-
8. Non A/R Cash (+)	-
9. Unapplied Cash (-)	-
10. Current Balance	-
11. Ineligible	
12. Eligible Collateral (10-11)	-
13. Eligible A/R @ 85%	-
14. Less Dilution Reserve	
15. Qualified Collateral	-

Canadian Third Party AR	AMQ02
Collateral (in $CAD)	
1. Beginning Balance	
2. Sales (+)	
3. Credit Memos (-)	
4. Adjustments (+)	
5. Adjustments (-)	
6. Net Collections-Includes Non A/R Cash (-)	
7. Discounts (-)	-
8. Non A/R Cash (+)	-
9. Unapplied Cash (-)	-
10. Current Balance	-
11. Ineligible	
12. Eligible Collateral (10-11)	-
13. Eligible A/R @ 85%	-
14. Less Dilution Reserve	
15. Qualified Collateral (in $CAD)	-
15.1 Qualified Collateral (in $USD)	-
Total Third Party AR Availability	-

US AmeriQuest & Corcentric Related Party AR Offset Letters In Place	AMQ03
Collateral (in $USD)	
1. Beginning Balance	
2. Sales (+)	
3. Credit Memos (-)	
4. Adjustments (+)	
5. Adjustments (-)	
6. Net Collections-Includes Non A/R Cash (-)	
7. Discounts (-)	-
8. Non A/R Cash (+)	-
9. Unapplied Cash (-)	-
10. Current Balance	-
11. Ineligible	
12. Eligible Collateral (10-11)	-
13. Eligible A/R @ 85%	-
14. Less Dilution Reserve	
15. Qualified Collateral	-

Canadian Related Party AR Offset Letters In Place	AMQ04
Collateral (in $CAD)	
1. Beginning Balance	
2. Sales (+)	
3. Credit Memos (-)	
4. Adjustments (+)	
5. Adjustments (-)	
6. Net Collections-Includes Non A/R Cash (-)	
7. Discounts (-)	-
8. Non A/R Cash (+)	-
9. Unapplied Cash (-)	-
10. Current Balance	-
11. Ineligible	
12. Eligible Collateral (10-11)	-
13. Eligible A/R @ 85%	-
14. Less Dilution Reserve	
15. Qualified Collateral (in $CAD)	-
15.1 Qualified Collateral (in $USD)	-
Total Related Party (w Offset Letters) AR Availability	-

US AmeriQuest & Corcentric Related Party AR No Offset Letters In Place	AMQ05
Collateral (in $USD)	
1. Beginning Balance	
2. Sales (+)	
3. Credit Memos (-)	
4. Adjustments (+)	
5. Adjustments (-)	
6. Net Collections-Includes Non A/R Cash (-)	
7. Discounts (-)	-
8. Non A/R Cash (+)	-
9. Unapplied Cash (-)	-
10. Current Balance	-
11. Ineligible	
12. Eligible Collateral (10-11)	-
13. Eligible A/R @ 85%	-
14. Less Dilution Reserve	
15. Qualified Collateral	-

Canadian Related Party AR No Offset Letters In Place	AMQ06
Collateral (in $CAD)	
1. Beginning Balance	
2. Sales (+)	
3. Credit Memos (-)	
4. Adjustments (+)	
5. Adjustments (-)	
6. Net Collections-Includes Non A/R Cash (-)	
7. Discounts (-)	-
8. Non A/R Cash (+)	-
9. Unapplied Cash (-)	-
10. Current Balance	-
11. Ineligible	
12. Eligible Collateral (10-11)	-
13. Eligible A/R @ 85%	-
14. Less Dilution Reserve	
15. Qualified Collateral (in $CAD)	-
15.1 Qualified Collateral (in $USD)	-
Total Related Party AR Availability = sum of #15 lines	-
Less Reserve For Related Party AR Availability > $10MM	-
Total Related Party AR Availability Less Cap	-

Related Party AR Cap 5,000

CAD to USD

Total Credit Line	100,000
Gross Availability	-
Less Minimum Excess Availability Amount	12,500
Less Total Revolving Loan Balance	
Net Availability	

Dated:

11/27/2012

x

I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation of any of the terms or conditions set forth in the referenced Loan and Security Agreement.

EXHIBIT F-2

to

Loan and Security Agreement

FORM OF COMPLIANCE CERTIFICATE

Dated             , 20

This Compliance Certificate (this “Certificate”) is delivered pursuant to Section 10.1.2(c) of that certain Loan and Security Agreement dated as of December 4, 2012 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among AMERIQUEST BUSINESS SERVICES, INC., a New Jersey corporation (the “Company”), CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP., a Virginia corporation (“Corcentric”), AMERIQUEST LEASING & MAINTENANCE, INC., a Delaware corporation d/b/a CURE Leasing & Maintenance (“Cure Leasing”), AMERIQUEST REMARKETING SERVICES, INC., a Florida corporation (“AmeriQuest Remarketing” and together with the Company, Corcentric and Cure Leasing, collectively, the “Borrowers”), the other parties from time to time signatory thereto as Obligors, Bank of America, N.A., as Agent, and certain other financial institutions party thereto. Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

I,                           , solely in my capacity as the Chief Financial Officer of Borrower Agent, hereby certify to each of the Lenders and the Agent that I am authorized to execute and deliver this Certificate on behalf of the Borrowers. On behalf of each Borrower, I hereby certify that:

[Use following paragraph 1 for month-end financial statements]

1.                                      Attached as Exhibit A are unaudited balance sheets as of [        ] and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a consolidated and consolidating bases for Borrowers and Subsidiaries (including current year interim figures and preceding year interim figures) and was prepared in accordance with GAAP and fairly presents the financial position and results of operations for the month and period ending [        ], subject to normal year end adjustments and the absence of footnotes, together with (x) a reconciliation of receivables from the most recently delivered Borrowing Base Certificate and (y) a reconciliation of payables from the recently delivered accounts payable aging, in each case in form and substance acceptable to Agent.

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      Attached as Exhibit A are balance sheets as of [        ] and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated and consolidating bases for Borrowers and Subsidiaries, which consolidated

statements are audited and certified (without qualification) by [        ](1) and set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent.

2.                                      The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of each Borrower during the accounting period covered by the fmancial statements delivered concurrently herewith.

3.                                      The representations and warranties of each Obligor in the Loan Documents are true and correct on and as of the date hereof (except for representations and warranties that expressly relate to an earlier date).

4.                                      The financial covenant calculations and information set forth on Exhibit B attached hereto are true and accurate on and as of the date of this Certificate.

[Use following paragraph 5 if applicable]

5.                                      [Exhibit C lists all Specified Transactions that occurred during the period covered hereby, including calculations demonstrating compliance with the Specified Transaction Conditions applicable thereto.]

[Signature page follows.]

(1)  A firm of independent certified public accountants of recognized standing selected by the Borrowers and acceptable to Agent.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered on behalf of the Borrowers this Certificate as of the date first above stated.

AMERIQUEST BUSINESS SERVICES, INC., as Borrower Agent on behalf of the Borrowers

BY:
Name:
Title:

[Signtaure Page to Compliance Certificate]

Exhibit A

Financial Information

[Attached]

Exhibit B

Financial Covenant

[Attached]

[Exhibit C

Specified Transactions

[Attached]]

EXHIBIT G-1

to

Loan and Security Agreement

FORM OF MEMBER AGREEMENT (MEMBERSHIP PROGRAM)

[See Attached.]

AMERIQUEST TRANSPORTATION SERVICES, INC.

Truck Rental and Leasing Division

MEMBERSHIP AGREEMENT

This Agreement made on the                day of                                   , 20    , by and between AMERIQUEST TRANSPORTATION SERVICES, INC. (hereinafter “AmeriQuest”), a for-profit corporation organized and existing under the laws of the State of New Jersey with its principal office located at 457 Haddonfield Road, Suite 220, Cherry Hill, NJ 08002, and,                                                (hereinafter “Member”), a Corporation organized and existing under the laws of the State of                                                        with its principal office located at                                                                         .

BACKGROUND

A.                                    AmeriQuest offers to Members programs in the following areas:

i.                                          NationaLease National Account sales;

ii.                                       Group capital equipment purchasing;

iii.                                    Non Capital equipment purchasing;

iv.                                   Customized financing programs;

v.                                      Proprietary insurance programs;

vi.                                   Information technology sharing;

vii.                                Industry Alliances;

WHEREAS, AmeriQuest is the sole and exclusive owner of the entire right, title, and interest, together with all the goodwill connected therewith in and to the service and trademark “AmeriQuest;” and

WHEREAS, Member has submitted an application and desires to join AmeriQuest and therefore have the privilege to use such services, information, and material as are presently available, or as may be developed by AmeriQuest, and to be identified as a Member of AmeriQuest, with the right to use its trade marks, trade names and signs in the conduct of its business at the Location(s) (as defined in Section I), and has met all requirements for the making of such application.

NOW, THEREFORE, the parties hereto intending to be legally bound and in consideration of the mutual agreements, covenants and promises contained herein do agree as follows:

I.                                        Membership

A.                                    Effective upon the date first written above, AmeriQuest hereby grants Member a membership in AmeriQuest with all the rights and privileges that may be derived therefrom at any location at which Member conducts its business. Member does hereby accept this designation and does covenant and agree to conduct its truck rental and/or leasing business in conformity with the terms of this Agreement and the regulations and requirements prescribed by AmeriQuest, including any changes or amendments (“Standards”) which may be made.

B.                                    Member has elected to participate in the NationaLease National Accounts program currently offered by AmeriQuest and agrees to pay the fees associated therewith, as set forth on Exhibit “A”, for the NationaLease National Account territories (the “Territory(ies)”) as set forth on Exhibit “B.” Following March 1, 2007 and so long as this Agreement is in effect, AmeriQuest will not enter into a Membership Agreement with any other Member with regard to participation in the NationaLease National Accounts program within the Territory(ies). If AmeriQuest is a party to two or more Membership Agreements applicable to the same Territory with respect to NationaLease National Account sales, then the NationaLease National Account sales within such Territory shall be allocated on the basis of Exhibit “C”.

II.                                   Proprietary Marks

A.                                    Member acknowledges that the name “AmeriQuest” is a valid service and/or trademark solely owned by AmeriQuest, and that only the Member or its designated Members have the right to use such trademark and such other trademarks, service marks, trade names, and copyrights as may presently exist or be acquired by AmeriQuest and licensed for use by Member, along with all ancillary signs, symbols or other indicia used in connection or conjunction with said marks. Member further acknowledges that valuable goodwill is attached to such trademarks, service marks, trade names, and copyrights, and that it will use same only in the manner and to the extent specifically licensed by this Agreement.

1.                                      Member understands and agrees that his license under said proprietary marks is nonexclusive, and that AmeriQuest, in its sole discretion, has the right itself to grant others licenses in, to and under such proprietary marks.

2.                                      Member expressly covenants that during the term of this Agreement, and after the expiration or termination thereof, Member shall not directly or indirectly contest or aid in contesting the validity or ownership of said proprietary marks and copyrights.

3.                                      Member agrees to promptly notify AmeriQuest of any claim, demand or suit based upon or arising from, or of any attempt by another person, firm, or corporation, to use the service and/or trademarks licensed hereunder, or any trademark, service mark, symbol trade name, copyright, or colorable variation thereof, in which AmeriQuest has a proprietary interest. Member agrees also to promptly notify AmeriQuest of any litigation instituted by Member, or by any person, firm, corporation or governmental agency against Member alleging an infringement of any service mark, symbol trade name, copyright or colorable variation thereof belonging to AmeriQuest. In the event AmeriQuest undertakes the defense or prosecution of any litigation, Member agrees to execute any and all documents and do such acts and things as may, in the opinion of counsel for AmeriQuest, be necessary to carry out such defense or prosecution, either in the name of AmeriQuest or in the name of Member, as AmeriQuest shall elect.

B.                                    It is expressly recognized that any and all goodwill associated with said proprietary marks and copyrights, including any goodwill which might be deemed to have arisen through Member’s activities, inures directly and exclusively to the benefit of AmeriQuest, except as otherwise provided herein or by applicable law.

C.                                    Member shall not use the word, “AmeriQuest” as part of its corporate or other business name. Member shall not license, register or purchase vehicles, fixtures, products, supplies or equipment, or perform any other activity or incur any obligation or indebtedness except in his individual, corporate or other business name. Member may, however, identify itself as an AmeriQuest Member during the term of this Agreement, and use the name of AmeriQuest in conjunction with the name of Member, providing Member is referred to as an “AmeriQuest Member” or an “AmeriQuest Company.”

D.                                    Member shall not advertise or use in advertising or any other form of promotion the trademarks of AmeriQuest without appropriate © or ® copyright and registration marks.

III.                              Indemnification and Insurance

A.                                    Member shall indemnify and hold AmeriQuest harmless from any claims or suits arising out of the operation of the truck-leasing business of the Member. In the event AmeriQuest is or becomes a party to any litigation arising out of such operation, or is joined as a party to any such litigation in which Member is a party, AmeriQuest may retain its own counsel to represent it, at the sole cost and expense of Member.

B.                                    Member shall procure, upon acceptance as a Member of AmeriQuest, and maintain in full force and effect during the entire term of this Agreement, at Member’s sole expense, an insurance policy or policies of comprehensive general liability insurance in minimum limits of $1,000,000.00 protecting Member and AmeriQuest and its officers and employees against any loss, liability or expense whatsoever from personal injury, death, or property damage arising or occurring from Member’s operations during the term of this Agreement. Such policy or policies shall be written by a responsible insurance company or companies authorized to transact business in the state where Member is located and reasonably satisfactory to AmeriQuest.

The insurance afforded by the policy or policies respecting liability shall not be limited in any way by reason of any insurance which may be maintained by AmeriQuest. Within thirty (30) days of the signing of this Agreement, the Certificates of Insurance showing compliance with the foregoing requirements shall be furnished by Member to AmeriQuest for approval. Such certificate shall state that said policy or policies will not be canceled or altered without at least thirty (30) days prior written notice to AmeriQuest. Maintenance of such insurance, and the performance by Member of the obligations under this Section III, shall not relieve Member of liability under the indemnity provision set forth in this Agreement. Minimum limits, as required above, may be modified from time to time, as conditions require, by written notice to Member.

IV.                               Provision of Information to AmeriQuest and Right of Inspection

A.                                    Member shall provide promptly to AmeriQuest, upon request, information necessary to administer the terms of this Agreement and to perform the managerial and service activities of AmeriQuest. Such information may include, but is not limited to financial and sales records, tax records pertaining to highway use and motor vehicle excise taxes, truck fleet information, and service and facilities information. AmeriQuest will use its best efforts to preserve the confidentiality of all such information.

B.                                    Member shall permit duly appointed representatives of AmeriQuest to inspect during normal business hours, providing notice is given no less than twenty-four hours in advance, property, records, and/or documents relating to compliance with the provisions of this Agreement, and shall cooperate with the representatives during such inspections, and render such assistance as they may reasonably request.

V.                                    Taxes and Permits

A.                                    Member shall promptly pay when due all taxes and assessments against the premises or the equipment used in connection with Member’s business, and all liens or encumbrances of every kind or character created or placed upon or against any of said property, and all accounts and other indebtedness of every kind incurred by Member in the conduct of said business. AmeriQuest is not liable for the payment of any such taxes, assessments, or indebtedness.

B.                                    Member shall comply with all federal, state and local laws and regulations, and shall timely obtain any and all permits, certificates, or licenses necessary for the full and proper conduct of its AmeriQuest business.

VI.                               Fees

In consideration of the benefits of membership in AmeriQuest, so long as this Agreement shall be in effect, Member shall pay such fees as may be set and fixed from time to time by the Board.

VII.                          AmeriQuest Membership and Membership Standards

Member shall at all times maintain all requirements of membership and abide by AmeriQuest’s present and future by-laws and standards as may be adopted by the Board. At a minimum, Member shall:

A.                                    Eligibility - Each Member shall be in good standing. Each Member shall pay all annual dues and other invoicing promptly and according to the terms stated on each invoice.

B.                                    Financing - Each Member shall have and maintain a good credit rating, a history of timely payments, shall be adequately capitalized and the principals be of reputable character. Member warrants and represents that the fmancial reports and information furnished to the Board upon application for membership are accurate and correct.

C.                                    E-Commerce system - Each Member must agree to join AmeriQuest’s proprietary E-commerce system.

VIII.                     Termination

A.                                    Member may terminate this Agreement at any time by providing AmeriQuest with written notice at least ninety (90) days before the date fixed for termination. On and after such date, this Agreement and all further obligations of the parties shall terminate except for such provisions that by their terms apply following termination; provided that, in the event of such termination, all obligations theretofore incurred hereunder or pursuant hereto shall not be discharged thereby, and that without limiting the foregoing, the obligations of Member under Article II (relating to Member’s covenant not to contest the validity or ownership of AmeriQuest’s proprietary marks and copyrights), Article III (relating to Member’s indemnification of AmeriQuest) and Article XVI (relating to the confidentiality of certain information provided by AmeriQuest to Member) hereof shall survive the termination of this Agreement.

B.                                    This Agreement may be suspended or terminated by AmeriQuest in the event of any failure of Member to make any payments due pursuant to this Agreement or to maintain the Standards or other operating policies or procedures promulgated from time to time by the Board. In the case where AmeriQuest proposes to terminate a Member for failure to make any payment required hereunder, it shall first give the Member written notice of the payment due and Member thereafter has ten (10) business days to cure the default. In the event of a material nonmonetary default, AmeriQuest shall notify Member in writing of the default and Member shall then have thirty (30) days in which to cure the default, but upon the failure of Member to cure the default within the said thirty (30) day period, then Member shall be terminated by written notice by AmeriQuest without any further right of cure. If the default is not susceptible of being cured within said thirty (30) day period and Member promptly begins to cure the default and diligently pursues same, then Member shall have such additional time as may be reasonably necessary to cure any non-monetary default.

C.                                    In the event of any termination of Member during the calendar year, there shall be no proration of fees unless otherwise approved by AmeriQuest.

IX.                              Assignment

Member agrees that this Agreement is personal to Member and neither this Agreement or the rights conveyed hereunder, including the right to participate in any Program may be voluntarily, involuntarily, directly or indirectly assigned or otherwise transferred, whether by operation of law or otherwise, by Member without the prior written consent of AmeriQuest. Without limiting the generality of the foregoing, a change of control of Member, a merger in which Member is not the surviving entity or a sale of all or substantially all of the assets of Member shall each be deemed to be an assignment.

X.                                   Entire Agreement

This Agreement and the documents referred to herein shall be construed together and constitute the entire, full and complete agreement between AmeriQuest and Member concerning the subject matter hereof, and supersede any prior written proposal or presentation. Member acknowledges that there has been no other representation to induce Member to execute this Agreement and there are no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein including any officer, employee or director of AmeriQuest. No amendment, change or variance from this Agreement shall be binding on any party unless there is written addendum to this Agreement, making specific reference to it and signed by both parties.

XL                             Supplier of Services and Products

A.                                    This Agreement does not constitute Member as an agent, legal representative, joint venture, partner, employee or servant of AmeriQuest for any purpose whatsoever; and it is intended between the parties hereto that Member is in no way authorized to make any contract, agreement, warranty or representation on behalf of AmeriQuest or to create any obligation, express or implied on behalf of AmeriQuest.

B.                                    Under no circumstances shall AmeriQuest be liable for any act, omission, debt or any other obligation of Member. Member shall indemnify and save AmeriQuest harmless against any such claim and the cost of defending against such claims arising directly from or as a result of, or in connection with, Member’s operation of its business.

XII.                         Control

AmeriQuest does not reserve control over any Member or any of its officers, directors or employees, except that Member maintain the Standards, nor shall AmeriQuest have any control over the employment, discharge, compensation or working conditions of any director, officer or employee of Member.

XIII.                    Non-Waiver

No failure of AmeriQuest to exercise any power reserved to it hereunder, or to insist upon strict compliance by Member with any obligation or condition hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of AmeriQuest’s right to demand exact compliance with the terms hereof. Waiver of AmeriQuest of any particular default by Member shall not affect or impair AmeriQuest’s right in respect to any subsequent default of the same or of a different nature; nor shall any delay, waiver, forbearance or omission of AmeriQuest to exercise any power or rights arising out of any breach or default by Member of any of the terms, provisions or covenants hereof, affect or impair AmeriQuest’s right hereunder or the right to declare any subsequent breach or default. Subsequent acceptance by AmeriQuest of the payments due to it hereunder shall not be deemed to be a waiver by AmeriQuest of any preceding breach of Member of any terms, covenants or conditions of this Agreement.

XIV.                     Notice

Any notices required to be give hereunder shall be given in writing by personal delivery, by certified or registered mail or telefax directed to AmeriQuest or to Member at their respective last known addresses.

XV.                          Severability

Each section, part, term and/or provision of this Agreement shall be considered severable, and if for any reason any section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation, such shall not impair the operation or affect the remaining portions, sections, parts, terms and/or provisions of this Agreement, and the latter will continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms and/or provisions shall be deemed not to be part of this Agreement; provided, however, that if AmeriQuest determines that said finding of illegality adversely affects the basic consideration of the Agreement, AmeriQuest may, at its option, terminate this Agreement.

XVI.                     Confidentiality

Member understands and acknowledges that it will receive information related to the Programs from time to time which AmeriQuest will designate as “confidential” or “proprietary” (collectively “Confidential Information”), and that AmeriQuest and its Programs could suffer irreparable harm if Confidential Information were disclosed to third parties. Member covenants and agrees with AmeriQuest that it will at all times use its best efforts to assure that Confidential Information is not divulged or disclosed to any person, firm or corporation other than the officers, directors and employees of Member which need to see any Confidential Information in conjunction with the participation in any Program.

XVII.                Governing Law and Litigation

The interpretation and enforcement of this Agreement shall be governed by the laws of the State of New Jersey. Member hereby consents that the State and Federal Courts situate in Camden County, New Jersey, shall have excusive jurisdiction in the event either party brings a legal action against the other. The prevailing party in any litigation shall be entitled to reimbursement of reasonable legal fees and court costs from the non-prevailing party in addition to any other relief. awarded. EACH PARTY HEREBY WAIVES A RIGHT TO TRIAL BY JURY.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized each as of the day and year first above written.

AMERIQUEST	MEMBER

AmeriQuest Transportation Services, Inc.

By:	By:
Mark Joyce	Name:
Sr. Vice President and Chief Financial Officer	Title:

Exhibit A

(Fees)

The monthly vehicle fee as determined by the Board are based on total fleet count including vehicles operated under Contract Maintenance and Full Service Lease agreements as well as those included in the member’s rental fleet. The minimum monthly charge will be $650 and will include the members’ headquarters location as a protected territory. Additional territories may be purchased at the member’s option as indicated below.

NationaLease National Account Fixed Fees	Monthly

Per Tractor	$ 1.50 per month

Per Truck	$ 1.00 per month

Minimum per month	$ 650.00 per month

Additional Areas (not in minimum)	$ 100.00 per month

In addition to the monthly vehicle fees, there will be a monthly fee as indicated below based on the NationaLease National Accounts rated gross margin for NationaLease National Account vehicles operated under Contract Maintenance and Full Service Lease agreements. For vehicles operated under Dedicated Contract Carriage agreements, the fee will be based on actual revenue. All fees will apply to new and renewal business in each year of an active contract.

Member Type	Contract Type	Rated Gross Margin or Revenue	New/Renewal Business

Active	FSL	Rated Gross Margin	5.0%

Active	DCC	Actual Revenue	1.0%

Active	CM	Rated Gross Margin	5.0%

The above fees may be modified by the Board from time to time.

Exhibit B

(National Account Protected Territory Locations)

Address	Address

Address	Address

Address	Address

Exhibit C

(Criteria for Allocating NationaLease National Accounts Business in Shared Territories)

All Members have the ability to obtain an area within which they have “the right of first refusal” for NationaLease National Accounts business. Each area would encompass a radius of 15 Class 8 drive miles from each location identified in Exhibit B to this Agreement.

In shared areas, the “right of first refusal” would be offered to the leasing company closest to the customer’s location who can provide the required range of service expected by the customer. As with the current National Truck Leasing System (“NTLS”) and AmeriQuest model, customer preference would trump any geographical guidelines established within the model.

EXHIBIT G-2

to

Loan and Security Agreement

FORM OF SUPPLIER AGREEMENT (MEMBERSHIP PROGRAM)

[See Attached.]

AmeriQuest Transportation Services Supplier Agreement

THIS SUPPLIER AGREEMENT (the “Agreement”) is entered into as of this 1/1/12 by and between AmeriQuest Transportation Services, 457 Haddon Field Road Ste 220 Cherry Hill, NJ 08002, (“Customer”), and (“Supplier”), SUPPLIER ADDRESS CITY ST 00000. Supplier and Customer individually are referred to as a “Party,” and collectively as the “Parties.” The Parties hereby agree as follows:

1.                                      Definitions

1.1.                            As used in this Agreement, the following terms are defined:

1.2.                            “CONTRACT PRODUCT(S)”: are all Products or Services available for program sales.

1.3.                            “OFF-CONTRACT PRODUCT(S): are all Products or Services required by the Members and are offered by SUPPLIER in its national catalog, as updated from time to time, and which are not Contract Products or Services.

1.4.                            “PRODUCTS OR SERVICES” means all Products or Services sold to Members per this Agreement.

1.5.                            “SPECIAL ORDER ITEMS” are Products or Services where: (i) Supplier does not normally stock such Product at any of its distribution centers; and (ii) Supplier must therefore order such Product from the manufacturer or another supplier specifically for Members.

1.6.                            “MEMBER” is a member of AmeriQuest Transportation Services, which include NationaLease and AmeriQuest verticals and is eligible to purchase under the terms and conditions of this Agreement by enrolling per agreed upon method.

2.                                      Purchase and Sale.

2.1.                            Members and Customer agree to purchase from Supplier, and Supplier agrees to sell to Members and Customer, various Products or Services as required by parties during the term of this Agreement. Unless otherwise agreed in writing by the Parties, this Agreement shall govern all Products or Services procured by Members and Customer from Supplier. Member and Customer agrees that it is buying for its own internal use only and not for resale.

2.2.                            Scope of Products or Services:

2.2.1.                  SCOPE Services

2.2.2.                  SCOPE Related Products or Services

3.                                      Term Termination, and Eligibility.

3.1.                            This Agreement shall commence on the Effective Date, and shall expire at midnight, 12/31/14 (“End Date”). This Agreement may only be extended upon prior written agreement of both Parties. Either Party may terminate this Agreement upon 60 days’ prior written notice to the other Party at any time during the Term.

3.2.                            Members in the following AmeriQuest verticals and markets are eligible:  AmeriQuest (Private & Carrier Fleets), NationaLease (Lease & Rental Fleets), and for both the US and Canadian markets.

3.3.                            Members’ truck dealer affiliations are eligible to participate in program offering.

4.                                      Ordering.

4.1.                            Members may procure Products or Services from Supplier through the use of (i) Supplier’s toll-free customer service phone number and/or fax number, (ii) Supplier’s internet ordering solution, (iii) electronic data interchange (“EDI”) under terms mutually agreed upon, or (iv) any other system as mutually agreed upon in writing by the Parties.

5.                                      Delivery.

5.1.                            All deliveries shall be per member agreement with supplier at destination indicated by member, with all freight, delivery charges, or fees disclosed prior to delivery or billed to a member account.

6.                                      Warranty and Limitation of Liability.

6.1.                            Supplier warrants that Supplier is the legal and rightful owner of the Products or Services or that it is legally licensed and/or authorized to sell and/or distribute the Products or Services. All Products or Services delivered under this Agreement will be free and clear of any and all encumbrances of any kind.

Customer acknowledges that if Supplier is not the manufacturer of any of the Products or Services other than as expressly set forth in this Agreement, any warranty with respect to the Products or Services must come from the manufacturer. Supplier will pass through to Customer any applicable manufacturer warranties, to the extent transferable.

6.2.                            SUPPLIER SPECIFIC WARRANTY

6.3.                            Notwithstanding anything to the contrary, in no event will Customer be liable for any indirect, special, incidental, or consequential damages, whether based on contract, tort, or any other legal theory.

7.                                      Returns.

7.1.                            Supplier shall replace all defective and damaged Products or Services at no charge to Customer provided that Customer notifies Supplier of such damage or defect within 30 days of the defective and/or damaged Product being delivered to Customer. Thereafter, Customer must return pursuant to manufacturer’s product warranty policy. For Products or Services returned to Supplier, Supplier shall issue credit memos to Customer in the following billing cycle.

8.                                      Prices.

8.1.                            Prices for Products and Services are attached per Exhibit A and posted to the Buyer Guide per standard business practice and are held per effective date until updated thereafter. The price increase or decrease will take effect 45 days after Supplier providing written notice to AmeriQuest Supply Management, (email dnitzsche@ameriguestcorp.com). All posted price lists updated according to the terms of this Agreement are expressly made a part of this Agreement and shall become binding when delivered.

8.2.                            See Exhibit B (Rebates/Incentives), attached hereto and incorporated herein, for a detailed explanation of the Supplier incentives being offered to Customer.

9.                                      Billing Procedure.

9.1.                            Supplier will establish a single “Bill to” account with separate “Ship to” accounts. If supplier provides product and/or Products or Services in both US and Canada, then a separate “Bill to” account will be created for each country. Supplier shall submit daily transaction invoicing to Customer in one of the following formats: EDI, XML or Flat File. Daily transactions will include all invoices, credits, rebates and adjustments. Daily transactions can be batch processed and submitted at least once per day. Invoices submitted via web portal are acceptable. Invoices dated 45 days prior to submission will not be accepted.

10.                               Payment Terms

10.1.                     AmeriQuest will remit payment to supplier once per month. The due date of payment will be 30 days from statement date. On or before the fifth business day of the new month, Supplier will send a statement of all open items as of the last calendar day of the month ending. Statement is to be in Excel format and submitted via email to supplierpayables@ameriquestcorp.com. The statement is a standard accounting document and must include the following minimum fields:

•                                          Invoice /Credit Date

•                                          Invoice/Credit number (must be same number transmitted on daily invoice)

•                                          Gross amount

•                                          Discount if applicable

•                                          Net amount due

Statements with additional fields will be accepted and does not require Supplier to alter their accounting system to limit the fields to those listed above.

AmeriQuest shall be proactive and notify Supplier of any missing invoices/credits shown on statement that were not received via EDI. Missing invoices/credits will need to be retransmitted via EDI by Supplier and upon receipt, and will be included with the following month’s payment.

AmeriQuest does not authorize Supplier to internally apply credits, rebates, adjustments or overpayments against any invoice under any circumstances unless written authorization is granted by a manager of AmeriQuest.

11.                               E-Commerce Fee & Program Management Fee:

11.1.                     Supplier shall pay Customer a fee equal to 2.0% of Customer’s total Gross Sales (“E-Commerce Fee”). The E-Commerce Fee shall be calculated on a quarterly basis and shall be paid in cash funds via one of the payment methods provided to Customer within 30 days after the end of each calendar quarter.

The E-Commerce Fee will enable AmeriQuest to provide significant benefits to the supplier in the form of the following:

• Supplier to AQ credit risk mitigation versus supplier to each individual member.

•                                          AQ absorbs 100% of the credit risk and negative cash flow created by disputes and incorrect billing

•                                          AQ has exceptional record for payments within terms - AQ funds payments in full despite outstanding disputes balances

•                                          Single account set-up and processing versus supplier to each individual member.

•                                          Uniform transaction processing and data collection.

•                                          Transaction audits and exceptions tracking.

•                                          Web based information portal for supplier to member program communication, promotions, pricing, and contact listings.

•                                          AmeriQuest Sales staff promotion of supplier programs.

11.2.                     U.S. Mailed remittances should be sent to the below listed lockbox address in US funds:

AmeriQuest Transportation PO Box 822602

Philadelphia, PA 19182-8997

11.3.                     Payments made via EFT (Wire or ACH):

Bank: PNC Bank

Transit #: 031207607

Account #: 8026215794

Account Type: Checking

Account Name: AmeriQuest Transportation & Logistics Resources Corp.

Please send remittance advice using one of the following methods:

Via fax: (856) 773-0617 Attention: AMQ Accounts Receivable

Via email: arremittance@ameriquestcorp.com

11.4.                     Canada Mailed remittances should be sent to the below listed lockbox address in Canadian funds:

AmeriQuest/NationaLease

PO Box 2458

Station A

Toronto, ON M5W 2K6

11.5.                     Electronic Payment Information:

JPMorgan Chase, N.A., Toronto Branch

Instructions to counter parties and correspondents to transfer funds (same-day wire payments) into your account with JPMorgan Chase, N.A., Toronto Branch should be as follows:

For Canadian Dollars:

Pay to (Intermediary Bank):	SWIFT BIC:ROYCCAT2
(Swift field 56 A)	Royal Bank of Canada Toronto

Beneficiary Bank:	SWIFT BIC: CHASCATTCTS
(Swift field 57 A)	JPMorgan Chase Bank, N.A., Toronto
Branch

Beneficiary:	1004544101
(Swift field 59)	NATIONALEASE

11.6.                     Program Management Fee

An initial annual program management fee is due of $XXX and will be adjusted for subsequent years based on the level of gross sales achieved during the prior 12 month calendar year as follows:

Calendar Year Sales	Program Management Fee
<$1M	$795
$1M-$10M	$1,295
$10M+	$1,895

12.                               Account Representatives.

12.1.                     Supplier shall provide, at its expense, account representatives, as well as customer service personnel to adequately accommodate order entry, order inquiries, and the handling of other order-related issues with Customer.

13.                               Usage Reporting & Reviews.

13.1.                     Upon Customer’s request, Supplier shall supply Customer with summary usage reports at frequencies mutually agreed by Customer and Supplier. Supplier shall supply these reports within a mutually determined time frame after the close of the period covered by the reports. These usage reports may include the following information:

•                  A breakdown of all Products or Services ordered by Customer with Contract Products or Services denoted by an ampersand sign within the usage report;

•                  By member

•                  By month and YTD - Unit of measure;

•                  Price per unit and total;

•                  Year-to-date quantity shipped;

•                  Year-to-date price;

•                  Year-to-date frequency.

13.2.                     JOINT REVIEWS. Additionally, Customer and Supplier shall form a Joint Review Committee consisting of Supplier’s account representative, and Customer s account representative, for the purpose of holding regularly scheduled consultations on the Products or Services, Products or Services, and the parties’ performance under this Agreement. The Joint Review Committee shall determine the timing and scheduling of the periodic Joint Review meetings but shall meet at least once per quarter during the term of this Agreement. At each quarterly review meeting, the Joint Review Committee shall review the state of the relationship between the parties and shall track compliance with the agreed upon Key Performance Indicators (KPI’s). In addition, at least every other quarterly review meeting, and as new technology or Products or Services become available, Supplier’s account representative shall provide Customer with written proposals on initiatives that will lower Customer’s costs and improve operational efficiency

14.                               Right to Audit.

14.1.                     Supplier hereby grants Customer access to certain records directly relating to the charges paid for the Products or Services pursuant to this Agreement. Supplier further agrees to maintain such records and documents for a period of three (3) years after the termination or expiration of this Agreement. Customer will have the right, after giving Supplier at least 10 days’ prior written notice, to review certain records directly relating to the charges paid for the Products or Services. If Customer exercises this right, Supplier will make available such records as are necessary to support the amounts charged to Customer, however, under no circumstances will Customer be permitted to review/audit Supplier’s invoices from its suppliers. Customer shall bear all costs associated with the audit. Customer may exercise this right only once in any calendar year and Customer agrees to limit the duration of the review to the previous 12-months of records. If any audit discloses an overcharge or an undercharge by Supplier, the party receiving the benefit of the mistake shall promptly reimburse the other party. The review must be conducted during normal business hours and in a manner that does not disrupt Supplier’s business operations. Customer agrees to keep information disclosed to Customer in the course of the review confidential from all third parties, except for any third party participating in the review with Supplier’s consent. Upon request from Customer, Supplier may permit outside independent third-party auditors to audit Supplier’s records on behalf of Customer, however, Supplier has sole discretion to approve the outside third party auditor, and such approval may be unreasonably withheld. Prior to performing an audit, the outside auditors shall execute a written confidentiality agreement acceptable to Supplier in which the auditor agrees to keep in strict confidence and not to use or disclose to any third party any pricing, volume or other information obtained by the auditor in the course of the audit.

15.                               Independent Contractor.

15.1.                     Supplier and Customer acknowledge that Supplier is an independent contractor and not an employee, legal representative, or agent of Customer, and that this Agreement is not intended to create an agency relationship of any kind, apparent or actual, between the parties. Supplier may only act as an agent of Customer if Customer specifically agrees in writing.

16.                               Notices.

16.1.                     Any notice or demand required or permitted to be given under the terms of this Agreement shall be deemed to have been duly given or made if given by any of the following methods:

(a)                                 Sent via registered or certified United States mail, return receipt requested, or hand delivered, respectively addressed as follows:

To Supplier:                                                                              To Customer:  SUPPLIER, Inc.

CONTACT, National Sales Manager

ADDRESS

CITY, ST 00000

000 000 0000

To Customer:                                                                     AmeriQuest Transportation Services

David Nitzsche, VP Supply Mgt

12530 W. Atlantic Blvd

Coral Springs, FL 33071

Fax: 954 509 7143

Telephone: 954 509 7113

(b)                                 Sent to the above address via an established national overnight delivery service (such as Federal Express), charges prepaid; or

(c)                                  Sent via any electronic communications method, provided the sender (i) obtains written confirmation of receipt of the communication by the electronic communication equipment at the office of the addressee listed above, and (ii) immediately follows the notice with a second notice in one of the methods set forth in this subsection.

16.2.                     Notices shall be effective on the third day after posting if sent by mail, on the next day after posting if sent by overnight mail, and on the day of dispatch if manually delivered within regular business hours or if transmitted within regular business hours by electronic communication methods.

17.                               Default.

17.1.                     If either Party breaches a material provision of this Agreement, repeatedly breaches any other provision of this Agreement, files a petition for bankruptcy, makes a general assignment for the benefit of creditors, suspends the operations of a substantial portion of its business, or if a receiver is appointed on account of insolvency, then that Party shall be considered in default of this Agreement, and the non-defaulting Party shall have the right, upon written notice to the defaulting Party, to immediately terminate this Agreement. Upon termination, defaulting party shall pay to non-defaulting party the full balance due of all undisputed outstanding invoices. The remedies stated in this Section shall be in addition to all other remedies available under applicable law.

18.                               Promotion and Marketing.

18.1.                     Neither Party shall implement any marketing, advertising, promotional, or media activity, including press releases, utilizing any of the other Party’s trademarks, copyrights, logos, slogans, or any other proprietary interests, or make any mention of the other Party’s involvement in this Agreement or the terms or subject matter of this Agreement without first obtaining such Party’s prior written approval in each instance.

19.                               Invalid Provisions.

19.1.                     If any of the provisions of this Agreement are held to be invalid, illegal, or unenforceable, the provisions shall remain in effect to the extent allowed by law and the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired.

20.                               Integration/Modification.

20.1.                     With respect to its subject matter, this Agreement constitutes the entire agreement between the parties and shall replace and supersede all prior and contemporaneous agreements, negotiations, and representations between the parties, whether oral or written. This Agreement shall only be modified or changed by a written amendment signed by both Parties. The Parties agree that the terms and conditions stated on any purchase orders shall be superseded by the terms and conditions stated in this Agreement and shall be of no force and effect.

21.                               Assignment.

21.1.                     Neither Party shall have the right to assign this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld. This Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto.

22.                               Force Majeure.

22.1.                     If either Party is prevented from performing any of its obligations under this Agreement, other than Customer’s payment obligations, by any cause beyond the failing Party’s control, the failing Party shall not be liable to the other Party during the period and to the extent of the event.

23.                               Confidentiality and Proprietary Information.

23.1.                     The Parties agree that certain information disclosed by each Party to the other may be confidential, and agree to refrain from disclosing such information to (i) third parties or (ii) individuals within its own organization who do not have a strict need to know. Confidential Information” means all information provided by the disclosing party to the receiving party in tangible or intangible form which the disclosing party desires to protect from disclosure, and includes visual and other information obtained from site visits, regardless of whether it is marked confidential or proprietary. If the receiving party is uncertain whether information is confidential, such information shall be treated as confidential. . Notwithstanding, the nondisclosure obligations shall not apply to information that: (i) is or becomes publicly known, (ii) is independently developed by the receiving Party or received from a third party whom the receiving Party reasonably believes has a right to disclose the information, (iii) is already in the possession of the receiving Party at the time of the disclosure, or (iv) is disclosed pursuant to any final and non appeal able order of a court. Notwithstanding anything to the contrary, the terms and conditions of this Agreement, including, but not limited to, pricing information and all Supplier tools and reports to Customer, shall be considered Supplier’s confidential and proprietary information. Customer specifically agrees that it will not disclose any Supplier pricing information, tools, or reports to any third party.

24.                               Section Headings.

24.1.                     The section headings in this Agreement are for descriptive purposes only and are not intended to be inclusive, definitive, or to affect the meaning of the contents or script of this Agreement.

25.                               Third-Party Beneficiaries.

25.1.                     Supplier and Customer intend that this Agreement shall not benefit or create any right or cause of action in, against, or on behalf of any person or entity other than the parties.

26.                               Survival.

26.1.                     Any respective obligations of Supplier or Customer which by their nature would continue beyond the termination, cancellation, or expiration of this Agreement will survive termination, cancellation, or expiration.

27.                               Counterparts.

27.1.                     This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument.

28.                               Dispute Resolution.

28.1.                     In the event of any dispute or disagreement between the parties with respect to the interpretation of any provision of this Agreement, or with respect to either party’s performance hereunder, representatives from Customer and Supplier agree to meet for the purpose of trying to amicably resolve the dispute. The representatives may mutually agree to appoint a neutral advisor to facilitate negotiations and, if requested by both parties, to render non-binding opinions.

29.                               Governing Law.

29.1.                     This Agreement shall be governed and construed according to the laws of the State of New Jersey, without regard to its choice of law provisions. Supplier irrevocably submits to venue and exclusive personal jurisdiction of the United States District Court of New Jersey, for any dispute arising out of this Agreement, and waives all objections to jurisdiction and venue of such courts.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

SUPPLIER, INC.	AMERIQUEST TRANSPORTATION SERVICES

By	By

Title	Title

Date	Date

EXHIBIT A

CONTRACT PRODUCTS

Item	Price

EXHIBIT B

(Rebates/Incentives)

Definition of Incentives:

Customer shall earn a rebate of XX% of products or services invoiced (Less taxes and freight). Rebate will be paid annually.

The payment of the AmeriQuest Incentive shall be made in cash funds via one of the payment methods provided within 30 days of the end of the respective billing cycle.

US Payment Methods

U.S. Mailed remittances should be sent to the below listed lockbox address in US funds:

AmeriQuest Transportation

PO Box 822602

Philadelphia, PA 19182-8997

Payments made via EFT (Wire or ACH):

Bank: PNC Bank

Bank Address: 1600 Market Street, Philadelphia, PA 19103

Transit #: 031207607

Account #: 8026215794

Account Type: Checking

Account Name: AmeriQuest Transportation & Logistics Resources Corp.

Please send remittance advice using one of the following methods:

Via fax: (856) 773-0617 Attention: AMQ Accounts Receivable

Via email: arremittance@ameriquestcorp.com

US Payment Methods

U.S. Mailed remittances should be sent to the below listed lockbox address in US funds:

AmeriQuest Transportation

PO Box 822602

Philadelphia, PA 19182-8997

Payments made via EFT (Wire or ACH):

Bank: PNC Bank

Bank Address: 1600 Market Street, Philadelphia, PA 19103

Transit #: 031207607

Account #: 8026215794

Account Type: Checking

Account Name: AmeriQuest Transportation & Logistics Resources Corp.

Please send remittance advice using one of the following methods:

Via fax: (856) 773-0617 Attention: AMQ Accounts Receivable

Via email: arremittance@ameriquestcorp.com

Canada Payment Methods

Canada Mailed remittances should be sent to the below listed lockbox address in Canadian funds:

AmeriQuest /NationaLease

PO Box 2458

Station A

Toronto, ON M5W 2K6

Electronic Payment Information:

Instructions to counter parties and correspondents to transfer funds (same-day wire payments) into your account with JPMorgan Chase, N.A., Toronto Branch should be as follows:

For Canadian Dollars:

Pay to (Intermediary Bank):	SWIFT BIC:ROYCCAT2
(Swift field 56 A)	Royal Bank of Canada Toronto

Beneficiary Bank:	SWIFT BIC: CHASCATTCTS
(Swift field 57 A)	JPMorgan Chase Bank, N.A., Toronto
Branch

Beneficiary:	1004544101
(Swift field 59)	NATIONALEASE

Please send remittance advice using one of the following methods:

Via fax: (856) 382-4794 Attention: AMQ Accounts Receivable

Via email: arremittance@ameriquestcorp.com

Exhibit C

Supplier’s 5-Step Implementation Process

Step 1.                                                           Supplier/Customer Implementation Team

The Cross-Functional Implementation Team consists of members from both companies and is responsible for all aspects of the implementation. This includes everything from defining objectives to program rollout and monitoring participation.

Step 2.                                                           Establishing the Implementation Schedule

A customized Implementation Timetable is jointly developed to allow for a smooth transition to Supplier. This timetable is mutually updated with a status message on a weekly basis to continually keep the team on target.

Step 3.                                                           Developing & Communicating Your Implementation Plan

The Implementation Team formulates and disperses a customized Implementation Plan, which serves as a “blueprint” for service consistency. The plan resides on Customer’s Intranet system so up-to-the-minute service requirements are readily available.

Step 4.                                                           Introducing the Program to End-Users

As a key element of Supplier’s Implementation Plan, a comprehensive communication is released to all end-users announcing the program, highlighting the benefits and providing instruction. The customized roll out package can be delivered in a variety of formats and can include: how-to guides, catalogs, order forms, contact information, samples, etc.

Step 5.                                                           Monitoring the Program’s Success

The Implementation Team remains in place for the first 90 days after the roll out date. Thereafter, the Team reconvenes regularly to discuss: program success, improvement opportunities, end-user feedback, annual usage data, product changes, Supplier performance, future goals and objectives, etc.

EXHIBIT H-1

to

Loan and Security Agreement

FORM OF PARTICIPANT AGREEMENT (PINNACLE PROGRAM)

[See Attached.]

DRAFT - PINNACLE PARTICIPANT AGREEMENT

11/30/2012

Pinnacle Fleet Solutions Program

Pinnacle Participant

Pinnacle Fleet Solutions Program Agreement

Between Pinnacle Participant and Corcentric

PARTIES AND DEFINED TERMS

Corcentric: Corcentric Collective Business Systems, Inc. DTNA: Daimler Trucks North America LLC.

Dealer/Distributor: A dealer and/or distributor who has executed a Pinnacle Fleet Solutions Program Agreement with Corcentric and has been approved for participation in the Pinnacle Fleet Solutions Program by DTNA.

Participant: A Pinnacle or FleetPack customer who has executed a Pinnacle Fleet Solutions Program Agreement with Corcentric and has been approved for participation in the Pinnacle Fleet Solutions Program by DTNA.

Website: The Pinnacle Fleet Solutions Program Website maintained by Corcentric.

Transaction: The provision of parts and/or services by a Dealer/Distributor to a Participant for which the Dealer/Distributor has obtained the requisite credit authorization by Corcentric and which otherwise complies with the terms and conditions of the Pinnacle Fleet Solutions Program.

Corcentric Invoice: The invoice for the Transaction generated by Corcentric and sent to the Participant via the Website, payment for which the Participant will be exclusively responsible under the terms of this Agreement.

Corcentric Consolidated Statement: A single monthly statement listing all of the Corcentric Invoices sent by Corcentric to the Participant during the preceding month; however, regardless of the date of the Transaction, a Corcentric Invoice is not sent to the Participant until the details of the Transaction have been reported to Corcentric.

PINNACLE FLEET SOLUTIONS PROGRAM AGREEMENT

BETWEEN PARTICIPANT AND CORCENTRIC

In order to facilitate the management of the Pinnacle Fleet Solutions Program, the Participant is willing to obtain parts and services from the Dealer/Distributors under the terms and conditions of the Pinnacle Fleet Solutions Program and, if the Dealer/Distributors have obtained the requisite credit authorization from Corcentric, (i) the Dealer/Distributors are willing to seek payment for the parts and services provided by them to the Participants exclusively from Corcentric and (ii) the Participant is willing to make full and prompt payment exclusively and directly to Corcentric for the parts and service provided by the Dealer/Distributors to them. The Participant and Corcentric hereby agree to the following terms and conditions:

A.                                    Corcentric agrees to:

1.                                      Run a non-intrusive credit check on the Participant.

2.                                      Extend a credit line to the Participant, subject to credit approval by Corcentric, to enable Participant to obtain parts and services from the Dealer/Distributors on credit from Corcentric and pay Corcentric for such parts and services on a consolidated, monthly basis on or before the 15th day of each month; however, the amount and limit of the credit line is, in Corcentric’s sole discretion, subject to change at any time.

3.                                      Issue Pinnacle Fleet Solutions Program account numbers to Participant’s shop locations and breakdown centers, where appropriate.

4.                                      Provide a Corcentric Invoice to the Participant for each Transaction promptly after receiving the details of the Transaction from the Dealer/Distributor, which Invoice will also be included in the Corcentric Consolidated Statement sent pursuant to paragraph 5 below.

5.                                      Provide a Corcentric Consolidated Statement to the Participant on or before the 5th day of each month, which Statement will provide a list of each Corcentric Invoice sent to the Participant during the preceding month and payment on which Statement will be due on or before the 15th day of each month.

B.                                    Participant agrees to:

1.                                      Provide any financial or other information reasonably requested by Corcentric in order to enable Corcentric to evaluate, and re-evaluate, the amount and limit of the credit line to be extended by Corcentric to the Participant. Further, the Participant acknowledges and agrees that any undue delay in providing the requested information may adversely impact the Participant’s ability to obtain parts and services from the

Dealer/Distributors on credit from Corcentric and that, once the limit of the credit line is reached, the Participant will not be authorized to obtain any further parts or services from the Dealer/Distributors until its outstanding balance with Corcentric is reduced.

2.                                      Arrange for the electronic payment of, and electronically pay, the Corcentric Consolidated Statement. Unidentified payments will be applied to the oldest open charges first.

3.                                      Make electronic payment of each Corcentric Consolidated Statement for each month in full without deduction by the 15th day of the following month; the existence of a dispute or a request for a credit does not relieve the Participant from paying the Corcentric Consolidated Statement in full when due. Payment shall be made in either U.S. or Canadian dollars depending on the original currency of the Transaction.

4.                                      Pay a late payment charge equal to the prime interest rate published in the Wall Street Journal plus 3% APR on the past due amount from original due date until payment is received by Corcentric.

5.                                      Not make any payments whatsoever to a Dealer/Distributor on account of a Transaction, Corcentric Invoice or a Corcentric Consolidated Statement as it is acknowledged and agreed that the Participant will have no separate obligation to a Dealer/Distributor on account of a Transaction but, rather, Corcentric has agreed to be exclusively responsible for, and pay the Dealer/Distributors for, all Transactions by and between the Participant and the Dealer/Distributor.

6.                                      Subject to subparagraph A, 10 below, accept and pay each Corcentric Consolidated Statement and each Corcentric Invoice as received from Corcentric in that the Statements and Invoices are prepared from the Transaction details provided to Corcentric from the Dealer/Distributors and Corcentric is not responsible for the accuracy of the details of the Transactions.

7.                                      Notify Corcentric immediately if Participant detects any fraudulent use of its Pinnacle Fleet Solutions Program account number.

8.                                      Notify Corcentric immediately if its Pinnacle Fleet Solutions Program account is or will be terminated.

9.                                      Make a good faith effort to promptly resolve any issues or disputes with respect to a Transaction with the Dealer/Distributor as set forth in subparagraphs C, 6, 7 and 8 below.

10.                               Assume full responsibility for, and be liable for the payment to Corcentric of, all Transactions made with the Pinnacle Fleet Solutions Program account number issued in the Participant’s name unless and until Corcentric receives written notice from the Participant that its Pinnacle Fleet Solutions Program account is or will be terminated and/or its Pinnacle Fleet Solutions Program account number has been stolen or misplaced. Participant shall remain liable for all Transactions made on its Pinnacle Fleet Solutions Program account prior to Corcentric’s receipt of such notice and the notice shall not limit the liability of the Participant for Transactions preceding Corcentric’s receipt of such notice.

C.                                    Corcentric and the Participant mutually agree that:

1.                                      The Defined Terms set forth above are incorporated in this Agreement by reference thereto.

2.                                      This Agreement contains the entire understanding between the parties hereto with respect to the subject matter, and supersedes all prior agreements. No amendments of, or waivers of the rights under, this Agreement shall be valid unless in writing and executed by the Participant and Corcentric.

3.                                      In the event that one or more provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement will not be in any way affected or impaired thereby.

4.                                      This Agreement shall not be assigned without the prior written consent of the non-assigning party which consent may be withheld in the non-assigning party’s sole discretion, except that Corcentric may, without such consent, assign its rights under this Agreement to any bank or institutional lender that has been granted a security interest in the assets of Corcentric and/or the Participant’s obligation to pay a Corcentric Invoice or a Corcentric Consolidated Statement.

5.                                      Corcentric, the Participant, the Dealer/Distributor, and DTNA are independent contractors, and no agency, fiduciary, partnership, franchise, joint venture or employee-employer relationship is intended or created by this Agreement and, without limiting the foregoing, shall not make any representations or warranties to third parties on behalf of each other.

6.                                      If the Participant believes that there is an error on a Corcentric Invoice or a Corcentric Consolidated Statement, if there is an issue regarding the responsibility to pay sales tax, or if the Participant is experiencing a problem with the parts or services obtained from a Dealer/Distributor, the Participant must contact Corcentric Centralized Billing Administration no later than sixty (60) days of the earlier of the date of (i) the related

Corcentric Invoice or (ii) the Corcentric Consolidated Statement listing such Invoice. The Participant must do so through the Dispute Resolution feature provided on the Website or in writing by sending its question or a description of the problem it is experiencing to Corcentric at the address listed below. The Participant may also contact Corcentric at 877-825-3823 or email to helpdesk@corcentric.com.

7.                                      Corcentric will assist in resolving disputes that are the result of parts and services obtained from a Dealer/Distributor through the Pinnacle Fleet Solutions Program. However, the Participant and the Dealer/Distributor are responsible for the actual terms of the resolution of any dispute and, if the dispute is not promptly resolved, Corcentric shall forward the details of the dispute to DTNA for review and final resolution.

8.                                      The Participant and the Dealer/Distributor will advise Corcentric of the amount, if any, due to the Participant as a result of the dispute resolution and a credit memo for such amount will be issued from the Dealer/Distributor to the Participant’s Pinnacle Fleet Solutions Program account with Corcentric and will be reflected on the Corcentric Consolidated Statement issued after the date of the credit memo. The Participant shall not reduce its payment on a Corcentric Consolidated Statement by the amount due to the Participant as a result of the dispute resolution.

9.                                      Participant will be in default if it fails to conform with any of the terms and conditions of the Pinnacle Fleet Solutions Program, fails to make payment in full on any Corcentric Consolidated Statement when due, becomes insolvent, declares bankruptcy, or, if in Corcentric’s sole discretion, assurance of payment is not satisfactory.

10.                               If Participant is in default, Corcentric may, immediately and without notice, restrict or prohibit further activity on the Participant’s Pinnacle Fleet Solutions Program account, demand immediate payment of the full balance of any and all amounts owed to Corcentric, and/or take available legal action, if required. Participant will be responsible for Corcentric collection costs, including but not limited to reasonable collection service fees, attorneys’ fees, court costs, and other expenses.

11.                               Corcentric may, at its sole discretion, immediately and without notice terminate this Agreement upon Participant’s failure to make payment in full of any Corcentric Consolidated Statement and/or for any parts or services provided by a Dealer/Distributor to the Participant pursuant to the terms of the Pinnacle Fleet Solutions Program.

12.                               Unless another form of notice is expressly set forth herein, notices required under this Agreement will be sufficient if sent to the Participant or Corcentric at the addresses listed below by a nationally recognized overnight carrier and/or certified or registered mail.

13.                               Corcentric has the right to change the terms and conditions of this Agreement, at any time, so long as (i) the change is authorized by DTNA and (ii) Corcentric gives the Participant sixty-five (65) days’ prior written notice of the change and the effective date thereof. If the Participant does not accept the change, the Participant must notify Corcentric in writing within sixty (60) days of the date of the notice of change. Future participation in the Pinnacle Fleet Solutions Program will be automatically withdrawn upon the date of the Participant’s notice of non-acceptance of such changes.

14.                               Corcentric may accept late payment, partial payments or other financial payments marked final settlement without losing any of its rights under this Agreement and/or applicable law. Corcentric may delay enforcing any of its rights under the terms and conditions of this Agreement without waiving, extinguishing or affecting them in any way whatsoever.

15.                               The terms and conditions of this Agreement are governed by and construed in accordance with the laws of the State of New Jersey without giving effect to its conflict of laws principles.

16.                               The state or federal courts located in New Jersey shall have exclusive jurisdiction to hear and determine any claims or disputes between the Participant and Corcentric relating to this Agreement. Further, because disputes arising in connection with commercial and financial transactions are most quickly and economically resolved by an experienced person, the Participant and Corcentric also waive the right, if any, to a trial by jury in any action, suit or proceeding brought to resolve such claims or disputes.

17.                               This Agreement shall immediately and automatically terminate upon the Participant’s termination of its participation in the Pinnacle Fleet Solutions Program. This Agreement also may be terminated by either party, at any time, by giving the non-terminating party sixty (60) days’ prior written notice. In the event of termination, Participant shall be liable for all Transactions made on Pinnacle Fleet Solutions Program account prior to the termination date and such termination shall not limit the liability of the Participant for Transactions preceding the notification of termination and actual termination date.

18.                               This Agreement may be signed in counterparts, each of which shall be an original, and signatures delivered by facsimile or other means shall be deemed original signatures and shall not affect the validity or enforceability of this Agreement.

19.                               This Agreement shall become effective upon the later of the date on which (i) this Agreement has been fully executed, (ii) the Participant has been approved for participation in the Pinnacle Fleet Solutions Program by DTNA, or (iii) the Participant receives a Pinnacle Fleet Solutions Program account number from Corcentric. If this Agreement does not become effective, it shall be null and void.

IN WITNESS WHEREOF, Corcentric and the Participant, being fully authorized to enter into this Agreement and to perform their obligations hereunder, have caused their duly authorized representatives to execute and deliver this Agreement in a legally binding manner, and the individual officers executing this Agreement hereby warrant and represent that they have been duly authorized to execute this Agreement on behalf of on behalf of Corcentric and the Participant, respectively.

PARTICIPANT:	CORCENTRIC:

Name:	Name: Corcentric Collective Business Systems, Inc.

Address:		Address: 7927 Jones Branch Drive
Suite 3200
McLean VA 22102

Attention:		Attention: Dave Lindeen

By:		By:
	Name:		Name:
	Title		Title:

Date:	, 2012	Date:	, 2012

DRAFT - FLEETPACK PARTICIPANT AGREEMENT

11/30/2012

Pinnacle Fleet Solutions Program

FleetPack Participant

Pinnacle Fleet Solutions Program Agreement

Between FleetPack Participant and Corcentric

PARTIES AND DEFINED TERMS

Corcentric: Corcentric Collective Business Systems, Inc. DTNA: Daimler Trucks North America LLC.

Dealer/Distributor: A dealer and/or distributor who has executed a Pinnacle Fleet Solutions Program Agreement with Corcentric and has been approved for participation in the Pinnacle Fleet Solutions Program by DTNA.

Participant: A Pinnacle or FleetPack customer who has executed a Pinnacle Fleet Solutions Program Agreement with Corcentric and has been approved for participation in the Pinnacle Fleet Solutions Program by DTNA.

Website: The Pinnacle Fleet Solutions Program Website maintained by Corcentric.

Transaction: The provision of parts and/or services by a Dealer/Distributor to a Participant for which the Dealer/Distributor has obtained the requisite credit authorization by Corcentric and which otherwise complies with the terms and conditions of the Pinnacle Fleet Solutions Program.

Corcentric Invoice: The invoice for the Transaction generated by Corcentric and sent to the Participant via the Website, payment for which the Participant will be exclusively responsible under the terms of this Agreement.

Corcentric Consolidated Statement: A semi-monthly statement listing all of the Corcentric Invoices sent by Corcentric to the Participant during the periods from and including either (i) the 1st to the 15th of each month or (ii) the 16th through the end of each month. However, regardless of the date of the Transaction, a Corcentric Invoice is not sent to the Participant until the details of the Transaction have been reported to Corcentric.

PINNACLE SOLUTIONS PROGRAM AGREEMENT

BETWEEN PARTICIPANT AND CORCENTRIC

In order to facilitate the management of the Pinnacle Fleet Solutions Program, the Participant is willing to obtain parts and services from the Dealer/Distributors under the terms and conditions of the Pinnacle Fleet Solutions Program and, if the Dealer/Distributors have obtained the requisite credit authorization from Corcentric, (i) the Dealer/Distributors are willing to seek payment for the parts and services provided by them to the Participants exclusively from Corcentric and (ii) the Participant is willing to make full and prompt payment exclusively and directly to Corcentric for the parts and service provided by the Dealer/Distributors to them. The Participant and Corcentric hereby agree to the following terms and conditions:

A.                                    Corcentric agrees to:

1.                                      Run a non-intrusive credit check on the Participant.

2.                                      Extend a credit line to the Participant, subject to credit approval by Corcentric, to enable Participant to obtain parts and services from the Dealer/Distributors on credit from Corcentric and pay Corcentric for such parts and services on a consolidated, semi-monthly basis. However, the amount and limit of the credit line is, in Corcentric’s sole discretion, subject to change at any time.

3.                                      Issue Pinnacle Fleet Solutions Program account numbers to Participant’s shop locations and breakdown centers, where appropriate.

4.                                      Provide a Corcentric Invoice to the Participant for each Transaction promptly after receiving the details of the Transaction from the Dealer/Distributor, which Invoice will also be included in the Corcentric Consolidated Statement sent pursuant to paragraph 5 below.

5.                                      Provide semi-monthly Corcentric Consolidated Statements to the Participant listing all of the Corcentric Invoices sent by Corcentric to the Participant during the periods from and including (i) the 1st to the 15th of each month (payment for which is due by the 22nd of the month) or (ii) the 16th through the end of each month (payment for which is due by the 7th of the following month), which Corcentric Consolidated Statements shall be provided on or before the 2nd business day following the end of each billing period.

B.                                    Participant agrees to:

1.                                      Provide any financial or other information reasonably requested by Corcentric in order to enable Corcentric to evaluate, and re-evaluate, the amount and limit of the credit line to be extended by Corcentric to the Participant. Further, the Participant acknowledges and agrees that any undue delay in providing the requested information may adversely impact the Participant’s ability to obtain parts and services from the Dealer/Distributors on credit from Corcentric and that, once the limit of the credit line is reached, the Participant will not be authorized to obtain any further parts or services from the Dealer/Distributors until its outstanding balance with Corcentric is reduced.

2.                                      Arrange for the electronic payment of, and electronically pay, the Corcentric Consolidated Statement. Unidentified payments will be applied to the oldest open charges first.

3.                                      Make electronic payment of each Corcentric Consolidated Statement for each billing period in full without deduction (i) by the 22nd of each month for billing period from and including the 1st to the 15th of each month and (ii) by the 7th of each month for the billing period from and including the 16th to the end of the preceding month. The existence of a dispute or a request for a credit does not relieve the Participant from paying the Corcentric Consolidated Statement in full when due. Payment shall be made in either U.S. or Canadian dollars depending on the original currency of the Transaction.

4.                                      Pay a late payment charge equal to the prime interest rate published in the Wall Street Journal plus 3% APR on the past due amount from original due date until payment is received by Corcentric.

5.                                      Not make any payments whatsoever to a Dealer/Distributor on account of a Transaction, Corcentric Invoice or a Corcentric Consolidated Statement as it is acknowledged and agreed that the Participant will have no separate obligation to a Dealer/Distributor on account of a Transaction but, rather, Corcentric has agreed to be exclusively responsible for, and pay the Dealer/Distributors for, all Transactions by and between the Participant and the Dealer/Distributor.

6.                                      Subject to subparagraph A, 10 below, accept and pay each Corcentric Consolidated Statement and each Corcentric Invoice as received from Corcentric in that the Statements and Invoices are prepared from the Transaction details provided to Corcentric from the Dealer/Distributors and Corcentric is not responsible for the accuracy of the details of the Transactions.

7.                                      Notify Corcentric immediately if Participant detects any fraudulent use of its Pinnacle Fleet Solutions Program account number.

8.                                      Notify Corcentric immediately if its Pinnacle Fleet Solutions Program account is or will be terminated.

9.                                      Make a good faith effort to promptly resolve any issues or disputes with respect to a Transaction with the Dealer/Distributor as set forth in subparagraphs C, 6, 7 and 8 below.

10.                               Assume full responsibility for, and be liable for the payment to Corcentric of, all Transactions made with the Pinnacle Fleet Solutions Program account number issued in the Participant’s name unless and until Corcentric receives written notice from the Participant that its Pinnacle Fleet Solutions Program account is or will be terminated and/or its Pinnacle Fleet Solutions Program account number has been stolen or misplaced. Participant shall remain liable for all Transactions made on its Pinnacle Fleet Solutions Program account prior to Corcentric’s receipt of such notice and the notice shall not limit the liability of the Participant for Transactions preceding Corcentric’s receipt of such notice.

C.                                    Corcentric and the Participant mutually agree that:

1.                                      The Defined Terms set forth above are incorporated in this Agreement by reference thereto.

2.                                      This Agreement contains the entire understanding between the parties hereto with respect to the subject matter, and supersedes all prior agreements. No amendments of, or waivers of the rights under, this Agreement shall be valid unless in writing and executed by the Participant and Corcentric.

3.                                      In the event that one or more provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement will not be in any way affected or impaired thereby.

4.                                      This Agreement shall not be assigned without the prior written consent of the non-assigning party which consent may be withheld in the non-assigning party’s sole discretion, except that Corcentric may, without such consent, assign its rights under this Agreement to any bank or institutional lender that has been granted a security interest in the assets of Corcentric and/or the Participant’s obligation to pay a Corcentric Invoice or a Corcentric Consolidated Statement.

5.                                      Corcentric, the Participant, the Dealer/Distributor, and DTNA are independent contractors, and no agency, fiduciary, partnership, franchise, joint venture or employee-employer relationship is intended or created by this Agreement and, without limiting the foregoing, shall not make any representations or warranties to third parties on behalf of each other.

6.                                      If the Participant believes that there is an error on a Corcentric Invoice or a Corcentric Consolidated Statement, if there is an issue regarding the responsibility to pay sales tax, or if the Participant is experiencing a problem with the parts or services obtained from a Dealer/Distributor, the Participant must contact Corcentric Centralized Billing Administration no later than sixty (60) days of the earlier of the date of (i) the related Corcentric Invoice or (ii) the Corcentric Consolidated Statement listing such Invoice. The Participant must do so through the Dispute Resolution feature provided on the Website or in writing by sending its question or a description of the problem it is experiencing to Corcentric at the address listed below. The Participant may also contact Corcentric at 877-825-3823 or email to helpdesk@corcentric.com.

7.                                      Corcentric will assist in resolving disputes that are the result of parts and services obtained from a Dealer/Distributor through the Pinnacle Fleet Solutions Program. However, the Participant and the Dealer/Distributor are responsible for the actual terms of the resolution of any dispute and, if the dispute is not promptly resolved, Corcentric shall forward the details of the dispute to DTNA for review and final resolution.

8.                                      The Participant and the Dealer/Distributor will advise Corcentric of the amount, if any, due to the Participant as a result of the dispute resolution and a credit memo for such amount will be issued from the Dealer/Distributor to the Participant’s Pinnacle Fleet Solutions Program account with Corcentric and will be reflected on the Corcentric Consolidated Statement issued after the date of the credit memo. The Participant shall not reduce its payment on a Corcentric Consolidated Statement by the amount due to the Participant as a result of the dispute resolution.

9.                                      Participant will be in default if it fails to conform with any of the terms and conditions of the Pinnacle Fleet Solutions Program, fails to make payment in full on any Corcentric Consolidated Statement when due, becomes insolvent, declares bankruptcy, or, if in Corcentric’s sole discretion, assurance of payment is not satisfactory.

10.                               If Participant is in default, Corcentric may, immediately and without notice, restrict or prohibit further activity on the Participant’s Pinnacle Fleet Solutions Program account, demand immediate payment of the full balance of any and all amounts owed to Corcentric, and/or take available legal action, if required. Participant will be responsible for Corcentric collection costs, including but not limited to reasonable collection service fees, attorneys’ fees, court costs, and other expenses.

11.                               Corcentric may, at its sole discretion, immediately and without notice terminate this Agreement upon Participant’s failure to make payment in full of any Corcentric Consolidated Statement and/or for any parts or services provided by a Dealer/Distributor to the Participant pursuant to the terms of the Pinnacle Fleet Solutions Program.

12.                               Unless another form of notice is expressly set forth herein, notices required under this Agreement will be sufficient if sent to the Participant or Corcentric at the addresses listed below by a nationally recognized overnight carrier and/or certified or registered mail.

13.                               Corcentric has the right to change the terms and conditions of this Agreement, at any time, so long as (i) the change is authorized by DTNA and (ii) Corcentric gives the Participant sixty-five (65) days’ prior written notice of the change and the effective date thereof If the Participant does not accept the change, the Participant must notify Corcentric in writing within sixty (60) days of the date of the notice of change. Future participation in the Pinnacle Fleet Solutions Program will be automatically withdrawn upon the date of the Participant’s notice of non-acceptance of such changes.

14.                               Corcentric may accept late payment, partial payments or other financial payments marked final settlement without losing any of its rights under this Agreement and/or applicable law. Corcentric may delay enforcing any of its rights under the terms and conditions of this Agreement without waiving, extinguishing or affecting them in any way whatsoever.

15.                               The terms and conditions of this Agreement are governed by and construed in accordance with the laws of the State of New. Jersey without giving effect to its conflict of laws principles.

16.                               The state or federal courts located in New Jersey shall have exclusive jurisdiction to hear and determine any claims or disputes between the Participant and Corcentric relating to this Agreement. Further, because disputes arising in connection with commercial and financial transactions are most quickly and economically resolved by an experienced person, the Participant and Corcentric also waive the right, if any, to a trial by jury in any action, suit or proceeding brought to resolve such claims or disputes.

17.                               This Agreement shall immediately and automatically terminate upon the Participant’s termination of its participation in the Pinnacle Fleet Solutions Program. This Agreement also may be terminated by either party, at any time, by giving the non-terminating party sixty (60) days’ prior written notice. In the event of termination, Participant shall be liable for all Transactions made on Pinnacle Fleet Solutions

Program account prior to the termination date and such termination shall not limit the liability of the Participant for Transactions preceding the notification of termination and actual termination date.

18.                               This Agreement may be signed in counterparts, each of which shall be an original, and signatures delivered by facsimile or other means shall be deemed original signatures and shall not affect the validity or enforceability of this Agreement.

19.                               This Agreement shall become effective upon the later of the date on which (i) this Agreement has been fully executed, (ii) the Participant has been approved for participation in the Pinnacle Fleet Solutions Program by DTNA, or (iii) the Participant receives a Pinnacle Fleet Solutions Program account number from Corcentric. If this Agreement does not become effective, it shall be null and void.

IN WITNESS WHEREOF, Corcentric and the Participant, being fully authorized to enter into this Agreement and to perform their obligations hereunder, have caused their duly authorized representatives to execute and deliver this Agreement in a legally binding manner, and the individual officers executing this Agreement hereby warrant and represent that they have been duly authorized to execute this Agreement on behalf of on behalf of Corcentric and the Participant, respectively.

PARTICIPANT:		CORCENTRIC:

Name:		Name: Corcentric Collective Business Systems, Inc.

Address:		Address: 7927 Jones Branch Drive
Suite 3200
McLean VA 22102

Attention:		Attention: Dave Lindeen

By:		By:
	Name:	Name:
	Title	Title:

Date:	, 2012	Date:	, 2012

EXHIBIT H-2

to

Loan and Security Agreement

FORM OF DEALER/DISTRIBUTOR AGREEMENT (PINNACLE PROGRAM)

[See Attached.]

DRAFT — DEALER AGREEMENT

11/30/12

Pinnacle Fleet Solutions Program

Pinnacle Fleet Solutions Program Agreement

Among DTNA, Dealer/Distributor

and Corcentric

PARTIES AND DEFINED TERMS

Corcentric: Corcentric Collective Business Systems, Inc. DTNA: Daimler Trucks North America LLC.

Dealer/Distributor: A dealer and/or distributor who has executed a Pinnacle Fleet Solutions Program Agreement with Corcentric and has been approved for participation in the Pinnacle Fleet Solutions Program by DTNA.

Participant: A Pinnacle or FleetPack customer who has executed a Pinnacle Fleet Solutions Program Agreement with Corcentric and has been approved for participation in the Pinnacle Fleet Solutions Program by DTNA.

Website: The Pinnacle Fleet Solutions Program Website maintained by Corcentric.

Transaction: The provision of parts and/or services by a Dealer/Distributor to a Participant for which the Dealer/Distributor has obtained the requisite credit authorization by Corcentric and which otherwise complies with the terms and conditions of the Pinnacle Fleet Solutions Program.

Dealer/Distributor Invoice: The invoice for the Transaction generated by the Dealer/Distributor and sent to Corcentric via the Website, payment for which Corcentric will be exclusively responsible under the terms and conditions of this Agreement.

Corcentric Invoice: The invoice for the Transaction generated by Corcentric and sent to the Participant via the Website, payment for which the Participant will be exclusively responsible under the terms of a Pinnacle Fleet Solutions Program Agreement between the Participant and Corcentric.

Dealer/Distributor Consolidated Statement: The statement generated by Corcentric and sent to the Dealer/Distributor via the Website on a weekly basis listing all of the Dealer/Distributor Invoices received by Corcentric from such Dealer/Distributor during the period from Saturday to Friday of the preceding week.

PINNACLE FLEET SOLUTIONS PROGRAM AGREEMENT

BETWEEN DTNA, DEALER/DISTRIBUTOR AND CORCENTRIC

In order to facilitate the management of the Pinnacle Fleet Solutions Program, (i) the Dealers/Distributors are willing to provide parts and services to the Participants and, if the Dealer/Distributors have obtained the requisite credit authorization from Corcentric, to seek payment therefor exclusively from Corcentric, and (ii) the Participants are willing to obtain parts and services from Dealers/Distributors and, if such credit authorization has been obtained from Corcentric, make full and prompt payment therefor exclusively and directly to Corcentric. DTNA, the Dealer/Distributor and Concentric hereby agree to the following terms and conditions:

A.                                    Dealer/Distributor agrees to:

1.                                      Accept, and fulfill all requests for, Transactions with Participants that provide to the Dealer/Distributor approved and active Pinnacle Fleet Solutions Program account numbers.

2.                                      Provide Participants with not to exceed, nationwide parts pricing for recognized Proprietary, Vendor (All Makes) and Detroit Diesel engine parts, based on the following:

FleetPack Participant:

Participant Unit Requirements: 25 - 499 trucks

Parts Price: Suggested Fleet

Pinnacle Participant:

Participant Unit Requirements: 500+ trucks

Parts Price: Suggested Wholesale for “out of dealer inventory” supplied parts for Participant shops located within the Dealer/Distributor’s AOR. Suggested Fleet for over-the-road service for Participant shops not located in a Dealer/Distributor’s AOR.

Additional Parts Price Levels under the Pinnacle Fleet Solutions Program may include the following:

A limited number of Participants may be priced below. Suggested Wholesale on selected fast moving all makes’ parts. Dealer/Distributors will be notified of the exceptions, and these price levels may be added to the service price tapes if a significant number of Dealer/Distributors are impacted.

Direct Ship from PDC / Target Participant price level to be selected by sponsoring Dealer/Distributor.

Dealer/Distributors may elect, through periodic enrollments or independently, to offer Suggested Wholesale or other discounted pricing to selected Participants for over-the-road service work.

3.                                      Obtain credit authorization from Corcentric for the Transaction before or with the submission to Corcentric of the Transaction details and submit the Transaction details with such credit authorization in the form of a Dealer/Distributor Invoice or such other manner approved by Corcentric within sixty (60) days after the date of the credit authorization. The denial of credit authorization by Corcentric shall immediately and automatically disqualify the Transaction from participation in the Pinnacle Fleet Solutions Program.

4.                                      Be solely responsible for the accuracy of, all information relating to each and every credit-authorized Transaction (Participant’s account number, order number, items provided, quantity, proper pricing amounts, etc.), which information will be used in the generation of the Dealer/Distributor Invoice and the Corcentric Invoice.

5.                                      Provide to the Participant, and obtain the Participant’s signature on, a delivery receipt for each and every Transaction, if possible.

6.                                      Retain all responsibility for calculating, reporting, and paying any and all sales taxes relating to the Transaction.

7.                                      Waive and disclaim any and all rights to collect money from a Participant for a Transaction; the Dealer/Distributor acknowledges and agrees that Corcentric shall be solely and exclusively liable for the payment of the Transaction as evidenced by the Dealer/Distributor Invoice that is sent to Corcentric.

8.                                      Waive and disclaim any and all rights and interests in the parts provided to the Participant to the extent that such parts are included in a Transaction.

9.                                      Authorize Corcentric to deduct from the amount due on each Dealer/Distributor Invoice the following technology fee:

a.                                      1.6% for Transaction details electronically submitted. Transaction details electronically submitted are details that are uploaded from the Dealer/Distributor’s business system, uploaded to the Website, or entered on the Website via the Invoice Entry page.

b.                                      2.0% for Transaction details manually submitted. Transaction details manually submitted include details mailed or emailed to Corcentric for manual data entry.

10.                               Authorize Corcentric to deduct from any amounts that may be due and owing from Corcentric to the Dealer/Distributor such amounts as may be necessary to fully compensate Corcentric for:

a.                                      amounts not paid by a Participant to Corcentric pursuant to a Corcentric Invoice due to alleged product or service problems, delivery problems, inaccurate or incomplete information, or inaccurate pricing relating to a Transaction between the Dealer/Distributor and the Participant, and/or amounts not paid by a Dealer/Distributor for sales taxes, so long as Corcentric provided to the Dealer/Distributor via the Website sixty (60) days’ prior notice of its intention to deduct such amounts; and/or

b.                                      claims, actions, consequences, damages, liabilities, costs and expenses arising out of the Dealer/Distributor’s obligations arising under subparagraph A, 11 below.

11.                               Indemnify, defend and hold harmless Corcentric from and against any and all claims, actions, consequences, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and costs, arising out of:

a.                                      Non-payment of sales taxes but, pursuant to subparagraph A, 10 above, Corcentric shall first provide to the. Dealer/Distributor via the Website sixty (60) days’ prior notice of its intention to deduct any amounts relating thereto;

b.                                      Alleged product or service problems, delivery problems, inaccurate or incomplete information, or inaccurate pricing relating to a Transaction between the Dealer/Distributor and the Participant but, pursuant to subparagraph A, 10 above, Corcentric shall first provide to the Dealer/Distributor via the Website sixty (60) days’ prior notice of its intention to deduct any amounts relating thereto;

c.                                       Misrepresentation or fraud by the Dealer/Distributor; and

d.                                      Claims arising from a breach by the Dealer/Distributor of the terms and conditions of this Agreement or the Pinnacle Fleet Solutions Program.

12.                               Make a good faith effort to promptly resolve with a Participant any issues or disputes with respect to a Transaction as set forth in subparagraphs D, 9 and 10 below.

B.                                    Corcentric agrees to:

1.                                      Provide to the Dealer/Distributor the Dealer/Distributor Consolidated Statement no later than Wednesday of each week.

2.                                      Provide to the Dealer/Distributor notice via the Website of its intention to deduct from payments that may be due and owing from Corcentric to Dealer/Distributor any amounts authorized pursuant to subparagraphs A, 10 and 11 above.

3                                         Arrange for the electronic payment of, and electronically pay, the Dealer/Distributor

Invoices listed on the Dealer/Distributor Consolidated Statement.

4.                                      Remit payment to the Dealer/Distributor, via ACH, of all Dealer/Distributor Invoices listed on the Dealer/Distributor Consolidated Statement, less the technology fees deducted pursuant to subparagraph A, 9 above and any other amounts deducted pursuant to subparagraphs A, 10 and 11 above, within two weeks from the end of the reporting period of each such Dealer/Distributor Consolidated Statement (that is, the Friday cutoff date). Payment shall be made in either U.S. or Canadian dollars depending on the original currency of the Transaction.

5.                                      Indemnify, defend and hold harmless Dealer/Distributor from and against any and all claims, actions, consequences, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and costs, arising out of:

a.                                      Corcentric’s acts or omissions in collecting payments from Participants;

b.                                      Misrepresentation or fraud by Corcentric; and

c.                                       Claims arising from a breach by Corcentric of the terms and conditions of this Agreement or the Pinnacle Fleet Solutions Program.

6.                                      Maintain the confidentiality of Confidential Information received from the Dealer/Distributor as provided below:

a.                                      As used in this subparagraph, “Confidential Information” means data or other information of Dealer/Distributor, including Customer Information (as defined below), which Dealer/Distributor does not generally share with persons outside of Dealer/Distributor’s organization and which Corcentric receives from Dealer/Distributor. Confidential Information does not include data or other information: (i) that is generally available to the public prior to receipt by Corcentric or that later becomes generally available to the public, other than due to action or failure to act by Corcentric; or (ii) that Corcentric receives wholly independent of its business relationship with Dealer/Distributor. “Customer Information” means Confidential Information that relates to Dealer/Distributor’s customers or prospective customers, including Participants.

b.                                      Corcentric will keep confidential all Confidential Information and will not disclose or disseminate any Confidential Information to any person outside of Corcentric without Dealer/Distributor’s prior written consent (which consent shall not be unreasonably withheld), except to its attorneys, accountants and banks and other institutional lenders that are subject to a customary confidentiality covenant, or unless required to do so by law, and Corcentric will not use, or allow any other person to use, any Confidential Information for any purpose other than carrying out Corcentric’s obligations under this Agreement and the Pinnacle Fleet Solutions Program.

C.                                    DTNA agrees as follows: -

1.                                      Assist Corcentric, the Participant, and the Dealer/Distributor in dispute resolution and relationship building.

2.                                      Provide proper pricing and descriptions via price tapes or other means to the Participants, the Dealer/Distributors and Corcentric.

3.                                      Hereby grant a continuing guaranty to the Dealer/Distributor for the prompt payment to the Dealer/Distributor for all payments due to the Dealer/Distributor by Corcentric pursuant to this Agreement and otherwise the performance by Corcentric with all other obligations owed to the Dealer/Distributor pursuant to this Agreement.

4.                                      Assist in future changes to the Agreement.

D.                                    DTNA, Corcentric and Dealer/Distributor mutually agree as follows:

1.                                      The Defined Terms set forth above are incorporated in this Agreement by reference thereto.

2.                                      The Dealer/Distributor and DTNA makes no representations or warranties as to the creditworthiness of the Participants.

3.                                      Corcentric accepts all credit-related risks with respect to each Transaction as of the date of Corcentric’s credit authorization for such Transaction so long as the Dealer/Distributor submits to Corcentric the Transaction details with such credit authorization in the form of a Dealer/Distributor Invoice or such other manner approved by Corcentric within sixty (60) days after the date of the credit authorization. Corcentric shall not be responsible for any credit-related risks whatsoever with respect to a Transaction unless and until it provides the requisite credit authorization for such Transaction to the Dealer/Distributor.

4.                                      Unless another form of notice is expressly set forth herein, notices required under this Agreement will be sufficient if sent to Corcentric, DTNA, and the Dealer/Distributor at the addresses listed below by a nationally recognized overnight carrier and/or certified or registered mail.

5.                                      This Agreement contains the entire understanding between the parties hereto with respect to the subject matter, and supersedes all prior agreements. No amendments of, or waivers of the rights under, this Agreement shall be valid unless in writing and executed by DTNA, the Dealer/Distributor and Corcentric.

6.                                      In the event that one or more provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement will not be in any way affected or impaired thereby.

7.                                      This Agreement shall not be assigned without the prior written consent of the non-assigning party, which consent may be withheld in the non-assigning party’s sole discretion, except that Corcentric may, without such consent, assign its rights under this Agreement to any bank or other institutional lender that has been granted a security interest in the assets of Corcentric; provided, however, that no such assignment shall release Corcentric from its obligations under this Agreement, which shall continue in full force and effect until terminated as provided herein. Further, Corcentric shall not disclose any of the Confidential Information to any such bank or other institutional lender unless it is subject to a customary confidentiality covenant.

8.                                      Corcentric, the Participant, the Dealer/Distributor, and DTNA are independent contractors, and no agency, fiduciary, partnership, franchise, joint venture or employee-employer relationship is intended or created by this Agreement and, without limiting the foregoing, shall not make any representations or warranties to third parties on behalf of each other.

9.                                      Corcentric will assist in resolving disputes that are the result of parts and services provided by a Dealer/Distributor to a Participant through the Pinnacle Fleet Solutions Program. However, the Participant and the Dealer/Distributor are responsible for the actual terms of the resolution of any dispute and, if the dispute is not promptly resolved, Corcentric shall forward the details of the dispute to DTNA for review and final resolution.

10.                               The Participant and the Dealer/Distributor will advise Corcentric of the terms of the dispute resolution. If funds are due to the Participant, a credit memo for such amount will be issued from the Dealer/Distributor to the Participant’s Pinnacle Fleet Solutions Program account with Corcentric. If funds are due to the Dealer/Distributor, a policy credit will be issued by DTNA to the Dealer/Distributor’s Pinnacle Fleet Solutions Program account with Corcentric.

11.                               The terms and conditions of this Agreement are governed by and construed in accordance with the laws of the State of New Jersey without giving effect to its conflict of laws principles.

12.                               The state or federal courts located in New Jersey shall have exclusive jurisdiction to hear and determine any claims or disputes between the Dealer/Distributor, DTNA, and Corcentric relating to this Agreement. Further, because disputes arising in connection with commercial and financial transactions are most quickly and economically resolved by an experienced person, the Dealer/Distributor, DTNA, and Corcentric also waive the right, if any, to a trial by jury in any action, suit or proceeding brought to resolve such claims or disputes. Notwithstanding the foregoing, however, the provisions of this subparagraph may be modified upon the written consent of all of the parties to this Agreement.

13.                               Corcentric has the right to change the terms and conditions of this Agreement (including but not limited to changes in the technology fees set forth in subparagraph A, 9 above), at any time, so long as (i) the change is authorized by DTNA and (ii) Corcentric gives the Dealer/Distributor sixty-five (65) days’ prior written notice of the change and the effective date thereof. If the Dealer/Distributor does not accept the change, the Dealer/Distributor must notify Corcentric in writing within sixty (60) days of the date of the notice of change. Future participation in the Pinnacle Fleet Solutions Program will be automatically withdrawn upon the date of the Dealer/Distributor’s notice of non-acceptance of such changes.

14.                               This Agreement shall immediately and automatically terminate upon the Dealer/Distributor’s termination of its participation in the Pinnacle Fleet Solutions Program. This Agreement also may be terminated by either party, at any time, by giving the non-terminating party sixty (60) days prior written notice. Such termination shall not limit the liability of the parties for Transactions preceding the notification of termination and actual termination date.

15.                               This Agreement may be signed in counterparts, each of which shall be an original, and signatures delivered by facsimile or other means shall be deemed original signatures and shall not affect the validity or enforceability of this Agreement.

16.                               This Pinnacle Fleet Solutions Program Agreement shall become effective upon the later of the date on which (i) this Pinnacle Fleet Solutions Program Agreement has been fully executed or (ii) the Dealer/Distributor has been approved for participation in the Pinnacle Fleet Solutions Program by DTNA. If this Agreement does not become effective, it shall be null and void.

IN WITNESS WHEREOF, DTNA, Corcentric and the Dealer/Distributor, being fully authorized to enter into this Agreement and to perform their obligations hereunder, have caused their duly authorized representatives to execute and deliver this Agreement in a legally binding manner, and the individual officers executing this Agreement hereby warrant and represent that they have been duly authorized to execute this Agreement on behalf of on behalf of Corcentric and the Dealer/Distributor, respectively.

DEALER/DISTRIBUTOR:		CORCENTRIC:

Name:		Name: Corcentric Collective Business Systems, Inc.

Address:		Address: 7927 Jones Branch Drive
Suite 3200
McLean VA 22102

Attention:		Attention: Dave Lindeen

By:		By:
	Name:	Name:
	Title	Title:

Date:	, 2012	Date:	, 2012

DTNA:

Name: Daimler Trucks North America LLC

Address:

Attention:

State of Incorporation:

By:
Name:
Title

Date:	, 2012

EXHIBIT I-1

to

Loan and Security Agreement

FORM OF PURCHASING PARTICIPANT AGREEMENT (PURCHASING PARTICIPATION PROGRAM)

[See Attached.]

BY SCROLLING TO THE BOTTOM OF THIS AGREEMENT AND CLICKING THE “I ACCEPT” BUTTON BELOW, YOU ACCEPT AND AGREE TO BE BOUND BY THIS AGREEMENT, YOU ALSO REPRESENT THAT YOU HAVE READ AND UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT. YOU MUST ACCEPT THIS AGREEMENT BEFORE YOU CAN PARTICIPATE IN THE AMERIQUEST PARTICIPANT PROGRAMS.

AmeriQuest Purchasing Participation Agreement

AmeriQuest Transportation and Logistics Resources Corporation (hereinafter “AmeriQuest”) and Purchasing Participant (you as an authorized agent of your Company and identified by your login) agree to the following terms for your participation in the AmeriQuest Participant Programs.

BACKGROUND

AmeriQuest is a corporation organized to provide certain services and products to its exclusive network of Purchasing Participants. These services and products may change from time to time. They presently include, but are not limited to;

(A)                               Group purchasing;

(B)                               Customized financing programs;

(C)                               Proprietary insurance programs;

(D)                               AmeriQuest’s Service Provider Network;

(E)                                Fleet productivity solutions;

(F)                                 Information technology sharing.

Purchasing Participant has submitted an application, which has been accepted by AmeriQuest, and desires to participate in programs offered by AmeriQuest, and hereafter will have the rights and privileges to use the aforementioned services, information and materials made available as well as future programs as may be developed by AmeriQuest (collectively, “Programs”).

NOW, THEREFORE, the parties hereto intending to be legally bound and in consideration of the mutual agreements, covenants and promises contained herein do agree as follows:

I.                                        Participation.

Effective upon the date of acceptance of this agreement by Participant, Purchasing Participant joins AmeriQuest and AmeriQuest grants Purchasing Participant all the rights and privileges that may be derived therefrom.

II.                                   Participation/Program Fees

Any applicable Participation Fees will be billed annually. Fees for year one will be prorated based upon the month enrolled as a participant. An enrollment fee of $500 will be charged to your account upon your acceptance of this agreement.

III.                              AmeriQuest Participation and Participation Standards.

Purchasing Participant shall at all times maintain all requirements of participation. At a minimum Purchasing Participant shall:

a.                                      Eligibility — Each Purchasing Participant shall be in good standing. Each Purchasing Participant shall pay invoicing promptly and according to the terms stated on each invoice;

b.                                      Financing — Each Purchasing Participant shall have and maintain a good credit rating, a history of timely payments, shall be adequately capitalized and the principals be of reputable character;

c.                                       E-Commerce System — Each Purchasing Participant must agree to utilize AmeriQuest’s proprietary E-commerce system; and

d.                                      Resale — Purchasing Participant shall purchase for its own account and not for resale to others.

IV.                               Termination.

a.                                      Purchasing Participant may terminate this Agreement at any time by providing AmeriQuest with written notice at least thirty (30) days before the date fixed for termination.

b.                                      This Agreement may be suspended or terminated by written or faxed notice by AmeriQuest in the event of any failure of Purchasing Participant to comply with AmeriQuest’s credit policy as may be in effect from time to time. A copy of the current credit policy is available on both the enrollment website and the AmeriQuest e-Commerce web site.

c.                                       AmeriQuest will not be held liable for any real or consequential damages and or related costs resulting from termination or suspension of this agreement.

V.                                    Assignment.

Purchasing Participant agrees that this Agreement is specific to Purchasing Participant and neither this Agreement nor the rights conveyed hereunder including the right to participate in any Program may be voluntarily, involuntarily, directly or indirectly assigned or otherwise transferred by Purchasing Participant without the prior written consent of AmeriQuest.

VI.                               Supplier of Services & Products.

This Agreement does not constitute Purchasing Participant as an agent, legal representative, joint venturer, partner, independent contractor, employee or servant of AmeriQuest for any purpose whatsoever; and it is understood between the parties that the relationship between AmeriQuest and its Purchasing Participant is that it is a supplier of various goods and services. Purchasing Participant is in no way authorized to make any contract, agreement, warrant, or representation on behalf of AmeriQuest, or to create any obligation, express or implied, on behalf of AmeriQuest. Purchasing Participant acknowledges that AmeriQuest is solely acting as a facilitator between Purchasing Participant and AmeriQuest’s vendors and hence AmeriQuest shall have no liability to Purchasing Participant whatsoever for any claim of breach of contract by a vendor, breach of any expressed or implied warranty, failure to make timely delivery or for any other cause whatsoever.

VII.                          Control.

Except as to compliance with the Purchasing Participant’s standards and the performance of contractual matters, AmeriQuest exercises no control or right of control whatsoever.

VIII.                     Entire Agreement.

This Agreement and the documents referred to herein shall be construed together and constitute the entire, full and complete agreement between AmeriQuest and Purchasing Participant concerning the subject matter hereof, and supersede any prior written proposal or presentation.

IX.                               Confidentiality.

Purchasing Participant understands and acknowledges that it will receive information related to the Programs from time to time, which AmeriQuest will designate as “confidential” or “proprietary” (collectively “Confidential Information”), and that AmeriQuest, other Purchasing Participants, and its Programs could suffer irreparable harm if Confidential Information were disclosed to third parties. Purchasing Participant covenants and agrees with AmeriQuest that it will at all times use its best efforts to assure that Confidential Information is not divulged or disclosed to any person, firm or corporation other than the officers, directors and employees of Purchasing Participant which need to see any Confidential Information in conjunction with the participation in any Program. Intentional disclosure of Confidential Information to third parties could result in termination of the Purchasing Participant and/or legal action. AmeriQuest agrees to hold in the strictest of confidence the contents of all documents, materials, systems, supplied to it by the Purchasing Participant, including operational, procedural, supervisory, or financial data (“confidential information”). It further agrees it will use this confidential information strictly for the establishment, operation, and maintenance of the procurement programs, and will not disclose any confidential information to any third party, or use any of such confidential information in any manner detrimental to the interests of the Participant.

X.                                    Governing Law & Litigation.

The laws of the State of New Jersey shall govern the interpretation and enforcement of this Agreement. The prevailing party in any litigation shall be entitled to reimbursement of reasonable legal fees and court costs from the non-prevailing party in addition to any other relief awarded. EACH PARTY HEREBY AGREES TO WAIVE A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, OR THIRD PARTY CLAIM.

EXHIBIT I-2

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Loan and Security Agreement

FORM OF SUPPLIER AGREEMENT (PURCHASING PARTICIPATION PROGRAM)

[See Attached.]

AmeriQuest Transportation Services Supplier Agreement

THIS SUPPLIER AGREEMENT (the “Agreement”) is entered into as of this 1/1/12 by and between AmeriQuest Transportation Services, 457 Haddon Field Road Ste 220 Cherry Hill, NJ 08002, (“Customer”), and (“Supplier”), SUPPLIER ADDRESS CITY ST 00000. Supplier and Customer individually are referred to as a “Party,” and collectively as the “Parties.” The Parties hereby agree as follows:

1.                                      Definitions

1.1.                            As used in this Agreement, the following terms are defined:

1.2.                            “CONTRACT PRODUCT(S)”: are all Products or Services available for program sales.

1.3.                            “OFF-CONTRACT PRODUCT(S): are all Products or Services required by the Members and are offered by SUPPLIER in its national catalog, as updated from time to time, and which are not Contract Products or Services.

1.4.                            “PRODUCTS OR SERVICES” means all Products or Services sold to Members per this Agreement.

1.5.                            “SPECIAL ORDER ITEMS” are Products or Services where: (i) Supplier does not normally stock such Product at any of its distribution centers; and (ii) Supplier must therefore order such Product from the manufacturer or another supplier specifically for Members.

1.6.                            “MEMBER” is a member of AmeriQuest Transportation Services, which include NationaLease and AmeriQuest verticals and is eligible to purchase under the terms and conditions of this Agreement by enrolling per agreed upon method.

2.                                      Purchase and Sale.

2.1.                            Members and Customer agree to purchase from Supplier, and Supplier agrees to sell to Members and Customer, various Products or Services as required by parties during the term of this Agreement. Unless otherwise agreed in writing by the Parties, this Agreement shall govern all Products or Services procured by Members and Customer from Supplier. Member and Customer agrees that it is buying for its own internal use only and not for resale.

2.2.                            Scope of Products or Services:

2.2.1.                  SCOPE Services

2.2.2.                  SCOPE Related Products or Services

3.                                      Term , Termination, and Eligibility.

3.1.                            This Agreement shall commence on the Effective Date, and shall expire at midnight, 12/31/14 (“End Date”). This Agreement may only be extended upon prior written agreement of both Parties. Either Party may terminate this Agreement upon 60 days’ prior written notice to the other Party at any time during the Term.

3.2.                            Members in the following AmeriQuest verticals and markets are eligible: AmeriQuest (Private & Carrier Fleets), NationaLease (Lease & Rental Fleets), and for both the US and Canadian markets.

3.3.                            Members’ truck dealer, affiliations are eligible to participate in program offering.

4.                                      Ordering.

4.1.                            Members may procure Products or Services from Supplier through the use of (i) Supplier’s toll-free customer service phone number and/or fax number, (ii) Supplier’s internet ordering solution, (iii) electronic data interchange (“EDI”) under terms mutually agreed upon, or (iv) any other system as mutually agreed upon in writing by the Parties.

5.                                      Delivery.

5.1.                            All deliveries shall be per member agreement with supplier at destination indicated by member, with all freight, delivery charges, or fees disclosed prior to delivery or billed to a member account.

6.                                      Warranty and Limitation of Liability.

6.1.                            Supplier warrants that Supplier is the legal and rightful owner of the Products or Services or that it is legally licensed and/or authorized to sell and/or distribute the Products or Services. All Products or Services delivered under this Agreement will be free and clear of any and all encumbrances of any kind.

Customer acknowledges that if Supplier is not the manufacturer of any of the Products or Services other than as expressly set forth in this Agreement, any warranty with respect to the Products or Services must come from the manufacturer. Supplier will pass through to Customer any applicable manufacturer warranties, to the extent transferable.

6.2.                            SUPPLIER SPECIFIC WARRANTY

6.3.                            Notwithstanding anything to the contrary, in no event will Customer be liable for any indirect, special, incidental, or consequential damages, whether based on contract, tort, or any other legal theory.

7.                                      Returns.

7.1.                            Supplier shall replace all defective and damaged Products or Services at no charge to Customer provided that Customer notifies Supplier of such damage or defect within 30 days of the defective and/or damaged Product being delivered to Customer. Thereafter, Customer must return pursuant to manufacturer’s product warranty policy. For Products or Services returned to Supplier, Supplier shall issue credit memos to Customer in the following billing cycle.

8.                                      Prices.

8.1.                            Prices for Products and Services are attached per Exhibit A and posted to the Buyer Guide per standard business practice and are held per effective date until updated thereafter. The price increase or decrease will take effect 45 days after Supplier providing written notice to AmeriQuest Supply Management, (email dnitzsche@ameriquestcorp.com). All posted price lists updated according to the terms of this Agreement are expressly made a part of this Agreement and shall become binding when delivered.

8.2.                            See Exhibit B (Rebates/Incentives), attached hereto and incorporated herein, for a detailed explanation of the Supplier incentives being offered to Customer.

9.                                      Billing Procedure.

9.1.                            Supplier will establish a single “Bill to” account with separate “Ship to” accounts. If supplier provides product and/or Products or Services in both US and Canada, then a separate “Bill to” account will be created for each country. Supplier shall submit daily transaction invoicing to Customer in one of the following formats: EDI, XML or Flat File. Daily transactions will include all invoices, credits, rebates and adjustments. Daily transactions can be batch processed and submitted at least once per day. Invoices submitted via web portal are acceptable. Invoices dated 45 days prior to submission will not be accepted.

10.                               Payment Terms

10.1.                     AmeriQuest will remit payment to supplier once per month. The due date of payment will be 30 days from statement date. On or before the fifth business day of the new month, Supplier will send a statement of all open items as of the last calendar day of the month ending. Statement is to be in Excel format and submitted via email to supplierpavables@ameriquestcorp.com. The statement is a standard accounting document and must include the following minimum fields:

•                  Invoice /Credit Date

•                  Invoice/Credit number (must be same number transmitted on daily invoice)

•                  Gross amount

•                  Discount if applicable

•                  Net amount due

Statements with additional fields will be accepted and does not require Supplier to alter their accounting system to limit the fields to those listed above.

AmeriQuest shall be proactive and notify Supplier of any missing invoices/credits shown on statement that were not received via EDI. Missing invoices/credits will need to be retransmitted via EDI by Supplier and upon receipt, and will be included with the following month’s payment.

AmeriQuest does not authorize Supplier to internally apply credits, rebates, adjustments or overpayments against any invoice under any circumstances unless written authorization is granted by a manager of AmeriQuest.

11.                               E-Commerce Fee & Program Management Fee:

11.1.                     Supplier shall pay Customer a fee equal to 2.0% of Customer’s total Gross Sales (“E-Commerce Fee”). The E-Commerce Fee shall be calculated on a quarterly basis and shall be paid in cash funds via one of the payment methods provided to Customer within 30 days after the end of each calendar quarter.

The E-Commerce Fee will enable AmeriQuest to provide significant benefits to the supplier in the form of the following:

•                  Supplier to AQ credit risk mitigation versus supplier to each individual member.

•                  AQ absorbs 100% of the credit risk and negative cash flow created by disputes and incorrect billing

•                  AQ has exceptional record for payments within terms

•                  AQ funds payments in full despite outstanding disputes balances

•                  Single account set-up and processing versus supplier to each individual member.

•                  Uniform transaction processing and data collection.

•                  Transaction audits and exceptions tracking.

•                  Web based information portal for supplier to member program communication, promotions, pricing, and contact listings.

•                  AmeriQuest Sales staff promotion of supplier programs.

11.2.                     U.S. Mailed remittances should be sent to the below listed lockbox address in US funds:

AmeriQuest Transportation

PO Box 822602

Philadelphia, PA 19182-8997

11.3.                     Payments made via EFT (Wire or ACH):

Bank: PNC Bank

Transit #: 031207607

Account #: 8026215794

Account Type: Checking

Account Name: AmeriQuest Transportation & Logistics Resources Corp.

Please send remittance advice using one of the following methods:

Via fax: (856) 773-0617 Attention: AMQ Accounts Receivable

Via email: arremittance@ameriquestcorp.com

11.4.                     Canada Mailed remittances should be sent to the below listed lockbox address in Canadian funds:

AmeriQuest/NationaLease

PO Box 2458

Station A

Toronto, ON M5W 2K6

11.5.                     Electronic Payment Information: JPMorgan Chase, N.A., Toronto Branch

Instructions to counter parties and correspondents to transfer funds (same-day wire payments) into your account with JPMorgan Chase, N.A., Toronto Branch should be as follows:

For Canadian Dollars:

Pay to (Intermediary Bank):	SWIFT BIC:ROYCCAT2
(Swift field 56 A)	Royal Bank of Canada Toronto

Beneficiary Bank:	SWIFT BIC: CHASCATTCTS
(Swift field 57 A)	JPMorgan Chase Bank, N.A., Toronto
Branch

Beneficiary:	1004544101
(Swift field 59)	NATIONALEASE

11.6.                     Program Management Fee

An initial annual program management fee is due of $XXX and will be adjusted for subsequent years based on the level of gross sales achieved during the prior 12 month calendar year as follows:

Calendar Year Sales	Program Management Fee
<$1M	$795
$1M-$10M	$1,295
$10M+	$1,895

12.                               Account Representatives.

12.1.                     Supplier shall provide, at its expense, account representatives, as well as customer service personnel to adequately accommodate order entry, order inquiries, and the handling of other order-related issues with Customer.

13.                               Usage Reporting & Reviews.

13.1.                     Upon Customer’s request, Supplier shall supply Customer with summary usage reports at frequencies mutually agreed by Customer and Supplier. Supplier shall supply these reports within a mutually determined time frame after the close of the period covered by the reports. These usage reports may include the following information:

•                  A breakdown of all Products or Services ordered by Customer with Contract Products or Services denoted by an ampersand sign within the usage report;

•                  By member

•                  By month and YTD

•                  Unit of measure;

•                  Price per unit and total;

•                  Year-to-date quantity shipped; - Year-to-date price;

•                  Year-to-date frequency.

13.2.                     JOINT REVIEWS. Additionally, Customer and Supplier shall form a Joint Review Committee consisting of Supplier’s account representative, and Customer s account representative, for the purpose of holding regularly scheduled consultations on the Products or Services, Products or Services, and the parties’ performance under this Agreement. The Joint Review Committee shall determine the timing and scheduling of the periodic Joint Review meetings but shall meet at least once per quarter during the term of this Agreement. At each quarterly review meeting, the Joint Review Committee shall review the state of the relationship between the parties and shall track compliance with the agreed upon Key Performance Indicators (KPI’s). In addition, at least every other quarterly review meeting, and as new technology or

Products or Services become available, Supplier’s account representative shall provide Customer with written proposals on initiatives that will lower Customer’s costs and improve operational efficiency

14.                               Right to Audit.

14.1.                     Supplier hereby grants Customer access to certain records directly relating to the charges paid for the Products or Services pursuant to this Agreement. Supplier further agrees to maintain such records and documents for a period of three (3) years after the termination or expiration of this Agreement. Customer will have the right, after giving Supplier at least 10 days’ prior written notice, to review certain records directly relating to the charges paid for the Products or Services. If Customer exercises this right, Supplier will make available such records as are necessary to support the amounts charged to Customer, however, under no circumstances will Customer be permitted to review/audit Supplier’s invoices from its suppliers. Customer shall bear all costs associated with the audit. Customer may exercise this right only once in any calendar year and Customer agrees to limit the duration of the review to the previous 12-months of records. If any audit discloses an overcharge or an undercharge by Supplier, the party receiving the benefit of the mistake shall promptly reimburse the other party. The review must be conducted during normal business hours and in a manner that does not disrupt Supplier’s business operations. Customer agrees to keep information disclosed to Customer in the course of the review confidential from all third parties, except for any third party participating in the review with Supplier’s consent. Upon request from Customer, Supplier may permit outside independent third-party auditors to audit Supplier’s records on behalf of Customer, however, Supplier has sole discretion to approve the outside third party auditor, and such approval may be unreasonably withheld. Prior to performing an audit, the outside auditors shall execute a written confidentiality agreement acceptable to Supplier in which the auditor agrees to keep in strict confidence and not to use or disclose to any third party any pricing, volume or other information obtained by the auditor in the course of the audit.

15.                               Independent Contractor.

15.1.                     Supplier and Customer acknowledge that Supplier is an independent contractor and not an employee, legal representative, or agent of Customer, and that this Agreement is not intended to create an agency relationship of any kind, apparent or actual, between the parties. Supplier may only act as an agent of Customer if Customer specifically agrees in writing.

16.                               Notices.

16.1.                     Any notice or demand required or permitted to be given under the terms of this Agreement shall be deemed to have been duly given or made if given by any of the following methods:

(a)                                 Sent via registered or certified United States mail, return receipt requested, or hand delivered, respectively addressed as follows:

To Supplier:	SUPPLIER, Inc.
CONTACT, National Sales Manager
ADDRESS
CITY, ST 00000
000 000 0000

To Customer:	AmeriQuest Transportation Services
David Nitzsche, VP Supply Mgt
12530 W. Atlantic Blvd
Coral Springs, FL 33071
Fax: 954 509 7143
Telephone: 954 509 7113

(b)                                 Sent to the above address via an established national overnight delivery service (such as Federal Express), charges prepaid; or

(c)                                  Sent via any electronic communications method, provided the sender (i) obtains written confirmation of receipt of the communication by the electronic communication equipment at the office of the addressee listed above, and (ii) immediately follows the notice with a second notice in one of the methods set forth in this subsection.

16.2.                     Notices shall be effective on the third day after posting if sent by mail, on the next day after posting if sent by overnight mail, and on the day of dispatch if manually delivered within regular business hours or if transmitted within regular business hours by electronic communication methods.

17.                               Default.

17.1.                     If either Party breaches a material provision of this Agreement, repeatedly breaches any other provision of this Agreement, files a petition for bankruptcy, makes a general assignment for the benefit of creditors, suspends the operations of a substantial portion of its business, or if a receiver is appointed on account of insolvency, then that Party shall be considered in default of this Agreement, and the non-defaulting Party shall have the right, upon written notice to the defaulting Party, to immediately terminate this Agreement. Upon termination, defaulting party shall pay to non-defaulting party the full balance due of all undisputed outstanding invoices. The remedies stated in this Section shall be in addition to all other remedies available under applicable law.

18.                               Promotion and Marketing.

18.1.                     Neither Party shall implement any marketing, advertising, promotional, or media activity, including press releases, utilizing any of the other Party’s trademarks, copyrights, logos, slogans, or any other proprietary interests, or make any mention of the other Party’s involvement in this Agreement or the terms or subject matter of this Agreement without first obtaining such Party’s prior written approval in each instance.

19.                               Invalid Provisions.

19.1.                     If any of the provisions of this Agreement are held to be invalid, illegal, or unenforceable, the provisions shall remain in effect to the extent allowed by law and the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired.

20.                               Integration/Modification.

20.1.                     With respect to its subject matter, this Agreement constitutes the entire agreement between the parties and shall replace and supersede all prior and contemporaneous agreements, negotiations, and representations between the parties, whether oral or written. This Agreement shall only be modified or changed by a written amendment signed by both Parties. The Parties agree that the terms and conditions stated on any purchase orders shall be superseded by the terms and conditions stated in this Agreement and shall be of no force and effect.

21.                               Assignment.

21.1.                     Neither Party shall have the right to assign this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld. This Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto.

22.                               Force Majeure.

22.1.                     If either Party is prevented from performing any of its obligations under this Agreement, other than Customer’s payment obligations, by any cause beyond the failing Party’s control, the failing Party shall not be liable to the other Party during the period and to the extent of the event.

23.                               Confidentiality and Proprietary Information.

23.1.                     The Parties agree that certain information disclosed by each Party to the other may be confidential, and agree to refrain from disclosing such information to (i) third parties or (ii) individuals within its own organization who do not have a strict need to know. Confidential Information” means all information provided by the disclosing party to the receiving party in tangible or intangible form which the disclosing party desires to protect from disclosure, and includes visual and other information obtained from site visits, regardless of whether it is marked confidential or proprietary. If the receiving party is uncertain whether information is confidential, such information shall be treated as confidential. . Notwithstanding, the nondisclosure obligations shall not apply to information that: (i) is or becomes publicly known, (ii) is independently developed by the receiving Party or received from a third party whom the receiving Party reasonably believes has a right to disclose the information, (iii) is already in the possession of the receiving Party at the time of the disclosure, or (iv) is disclosed pursuant to any final and non appeal able order of a court. Notwithstanding anything to the contrary, the terms and conditions of this Agreement, including, but not limited to, pricing information and all Supplier tools and reports to Customer, shall be considered Supplier’s confidential and proprietary information. Customer specifically agrees that it will not disclose any Supplier pricing information, tools, or reports to any third party.

24.                               Section Headings.

24.1.                     The section headings in this Agreement are for descriptive purposes only and are not intended to be inclusive, definitive, or to affect the meaning of the contents or script of this Agreement.

25.                               Third-Party Beneficiaries.

25.1.                     Supplier and Customer intend that this Agreement shall not benefit or create any right or cause of action in, against, or on behalf of any person or entity other than the parties.

26.                               Survival.

26.1.                     Any respective obligations of Supplier or Customer which by their nature would continue beyond the termination, cancellation, or expiration of this Agreement will survive termination, cancellation, or expiration.

27.                               Counterparts.

27.1.                     This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument.

28.                               Dispute Resolution.

28.1.                     In the event of any dispute or disagreement between the parties with respect to the interpretation of any provision of this Agreement, or with respect to either party’s performance hereunder, representatives from Customer and Supplier agree to meet for the purpose of trying to amicably resolve the dispute. The representatives may mutually agree to appoint a neutral advisor to facilitate negotiations and, if requested by both parties, to render non-binding opinions.

29.                               Governing Law.

29.1.                     This Agreement shall be governed and construed according to the laws of the State of New Jersey, without regard to its choice of law provisions. Supplier irrevocably submits to venue and exclusive personal jurisdiction of the United States District Court of New Jersey, for any dispute arising out of this Agreement, and waives all objections to jurisdiction and venue of such courts.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

SUPPLIER, INC.	AMERIQUEST TRANSPORTATION SERVICES

By	By

Title	Title

Date	Date

EXHIBIT A

CONTRACT PRODUCTS

Item	Price

EXHIBIT B

(Rebates/Incentives)

Definition of Incentives:

Customer shall earn a rebate of XX% of products or services invoiced (Less taxes and freight). Rebate will be paid annually.

The payment of the AmeriQuest Incentive shall be made in cash funds via one of the payment methods provided within 30 days of the end of the respective billing cycle.

US Payment Methods

U.S. Mailed remittances should be sent to the below listed Iockbox address in US funds:

AmeriQuest Transportation

PO Box 822602

Philadelphia, PA 19182-8997

Payments made via EFT (Wire or ACH):

Bank: PNC Bank

Bank Address: 1600 Market Street, Philadelphia, PA 19103

Transit #: 031207607

Account #: 8026215794

Account Type: Checking

Account Name: AmeriQuest Transportation & Logistics Resources Corp.

Please send remittance advice using one of the following methods:

Via fax: (856) 773-0617 Attention: AMQ Accounts Receivable

Via email: arremittance@ameriquestcorp.com

US Payment Methods

U.S. Mailed remittances should be sent to the below listed Iockbox address in US funds:

AmeriQuest Transportation

PO Box 822602

Philadelphia, PA 19182-8997

Payments made via EFT (Wire or ACH):

Bank: PNC Bank

Bank Address: 1600 Market Street, Philadelphia, PA 19103

Transit #: 031207607

Account #: 8026215794

Account Type: Checking

Account Name: AmeriQuest Transportation & Logistics Resources Corp.

Please send remittance advice using one of the following methods:

Via fax: (856) 773-0617 Attention: AMQ Accounts Receivable

Via email: arremittance@ameriquestcorp.com

Canada Payment Methods

Canada Mailed remittances should be sent to the below listed lockbox address in Canadian funds:

AmeriQuest /NationaLease

PO Box 2458

Station A

Toronto, ON M5W 2K6

Electronic Payment Information:

Instructions to counter parties and correspondents to transfer funds (same-day wire payments) into your account with JPMorgan Chase, N.A., Toronto Branch should be as follows:

For Canadian Dollars:

Pay to (Intermediary Bank):	SWIFT BIC:ROYCCAT2
(Swift field 56 A)	Royal Bank of Canada Toronto

Beneficiary Bank:	SWIFT BIC: CHASCATTCTS
(Swift field 57 A)	JPMorgan Chase Bank, N.A., Toronto
Branch

Beneficiary:	1004544101
(Swift field 59)	NATIONALEASE

Please send remittance advice using one of the following methods:

Via fax: (856) 382-4794 Attention: AMQ Accounts Receivable

Via email: arremittance@ameriquestcorp.coni

Exhibit C

Supplier’s 5-Step Implementation Process

Step 1.                                                           Supplier/Customer Implementation Team

The Cross-Functional Implementation Team consists of members from both companies and is responsible for all aspects of the implementation. This includes everything from defining objectives to program rollout and monitoring participation.

Step 2.                                                           Establishing the Implementation Schedule

A customized Implementation Timetable is jointly developed to allow for a smooth transition to Supplier. This timetable is mutually updated with a status message on a weekly basis to continually keep the team on target.

Step 3.                                                           Developing & Communicating Your Implementation Plan

The Implementation Team formulates and disperses a customized Implementation Plan, which serves as a “blueprint” for service consistency. The plan resides on Customer’s Intranet system so up-to-the-minute service requirements are readily available.

Step 4.                                                           Introducing the Program to End-Users

As a key element of Supplier’s Implementation Plan, a comprehensive communication is released to all end-users announcing the program, highlighting the benefits and providing instruction. The customized roll out package can be delivered in a variety of formats and can include: how-to guides, catalogs, order forms, contact information, samples, etc.

Step 5.                                                           Monitoring the Program’s Success

The Implementation Team remains in place for the first 90 days after the roll out date. Thereafter, the Team reconvenes regularly to discuss: program success, improvement opportunities, end-user feedback, annual usage data, product changes, Supplier performance, future goals and objectives, etc.

SCHEDULE 1.1

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Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Commitment
Bank of America, N.A.	$60,000,000
Union Bank, N.A.	$40,000,000

Total	$100,000,000

SCHEDULE 6.1(s)

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Loan and Security Agreement

NO OFFSET LETTERS

1.                                      Hogan Truck Leasing (Brian Hogan)

2.                                      Lawrence NationaLease (Steve Lawrence)

3.                                      Brown NationaLease (Tom Brown)

4.                                      Advantage Truck Center/Leasing (Terry Young)

5.                                      Tandet NationaLease Ltd. (Kirk Tilley)

SCHEDULE 8.5

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Loan and Security Agreement

DEPOSIT ACCOUNTS

Depository Bank	Type of Account	Account Number
JPMorgan Chase	Enrich-Operating Account (Company)	643576416
JPMorgan Chase	NationaLease Canada Operating Account (Company)	1004544101
PNC Bank	General Account & Working Cash Line of Credit (Company)	8026215794
PNC Bank	Payroll Account (Company)	8026215778
PNC Bank	Disbursement Account (Company)	8026215786
PNC Bank	General Checking (Corcentric)	8026215751

SCHEDULE 8.6.1

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Loan and Security Agreement

BUSINESS LOCATIONS

1.                                      Borrowers currently have the following business locations, and no others:

457 Haddonfield Road, Suite 220, Cherry Hill, New Jersey 08002
One South 450 Summit Avenue, Suite 300, Oakbrook Terrace, IL 601811(1)
12530 W. Atlantic Blvd., Coral Springs, FL 33071
6195 Crooked Creek Road, Norcross, GA 30092
7927 Jones Branch Drive, Suite 3200, McLean, VA 22102
3460 Ridgewood Avenue, Suite A, Port Orange, FL 32129
75 Lane Road, Suite 204/206, Fairfield, NJ 07004

2.                                      In the five years preceding the Closing Date, Borrowers have had no office or place of business located in any county other than as set forth above, except:

8300 Greensboro Dr., Suite 950, McLean VA 22102

3.                                      Each Subsidiary currently has the following business locations, and no others:

457 Haddonfield Road, Suite 220, Cherry Hill, New Jersey 08002
One South 450 Summit Avenue, Suite 300, Oakbrook Terrace, IL 60181

Other Locations: NONE

4.                                      The following bailees, warehouseman, similar parties and consignees hold inventory of a Borrower or Subsidiary:

Name and Address of Party	Nature of Relationship	Amount of Inventory	Owner of Inventory
None

(1)  On or about December 14, 2012, the Borrowers and its Subsidiaries will vacate this location and move to 2651 Warrenville Road, Suite 560, Downers Grove, IL 60515.

SCHEDULE 9.1.4

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Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

1.                                      The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of each Borrower and Subsidiary are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares	Certificate No.	Record Owner
AmeriQuest Business Services, Inc.	New Jersey	25,000,000 (Common Stock) 1,000 (Preferred Stock)	4,085,3042(2) (Common Stock) 0 (Preferred Stock)	Various	See Annex 1 to Schedule 9.1.4
AmeriQuest Leasing & Maintenance, Inc.	Delaware	1,000 (Common Stock)	100 (Common Stock)	1	AmeriQuest Business Services, Inc.
AmeriQuest Remarketing Services, Inc.	Florida	1,000 (Common Stock)	500 (Common Stock)	2	AmeriQuest Business Services, Inc.
Corcentric Collective Business System Corp.	Virginia	1,000 (Common Stock)	500 (Common Stock)	2	AmeriQuest Business Services, Inc.
ATS Investment Holdings, Inc.	Delaware	1,000 (Common Stock)	10 (Common Stock)	1	AmeriQuest Business Services, Inc.
NationaLease Finance Corporation	Illinois	1,000 (Common Stock)	500 (Common Stock)	1	AmeriQuest Business Services, Inc.

(2)  This includes stock options for senior management of the Company. Additionally, the number of issued shares of the Company includes shares that have been repurchased by the Company from the Estate of Jesse H. Keen.

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares	Certificate No.	Record Owner
AmeriQuest Material Handling Services, Inc.	Florida	1,000 (Common Stock)	100 (Common Stock)	1	AmeriQuest Business Services, Inc.

2.                                      All agreements binding on holders of Equity Interests of Borrowers and Subsidiaries with respect to such interests are as follows:

Each holder of an Equity Interest in the Company is subject to (or will be subject to) a shareholders agreement (the form of which has been delivered to the Agent).

3.                                      In the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

Cure Leasing acquired substantially all of the assets of CURE Leasing and Maintenance, LLC pursuant to an Asset Purchase Agreement dated July 30, 2010, by and among the Cure Leasing, the Company, CURE Leasing and Maintenance, LLC and the other parties thereto.

On or about October 12, 2010, Corcentric acquired ASPEN AP Automation technology, which became a part of the Corcentric Accounts Payable Automation solution offering, COR360TM.

See Schedule 10.2.5.

SCHEDULE 9.1.8

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Loan and Security Agreement

SURETY OBLIGATIONS

1.                                      The Company is the guarantor for certain of the Permitted Cure Leasing Debt.

2.                                      The Company is the guarantor for Corcentric’s payment obligations under the Pinnacle Program.

SCHEDULE 9.1.11

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Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.                                      Borrowers’ and Subsidiaries’ patents:

Patent	Owner	Status in Patent Office	Federal Registration No.	Registration Date
Collective Business System	AmeriQuest Business Services, Inc.	Issued Patent	6,351,738	May 24, 1999

2.                                      Borrowers’ and Subsidiaries’ trademarks.

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date
CORCENTRIC ONECONNECT	AmeriQuest Business Services, Inc.	Registered	4,138,190	May 08, 2012
ONECONNECT	AmeriQuest Business Services, Inc.	Registered	4,130,643	April 24, 2012
COR360	AmeriQuest Business Services, Inc.	Registered	4,013,964	August 16, 2011
AMERIQUEST Transportation Services,	AmeriQuest Business Services, Inc.	Registered	3,636,156	June 09, 2009
AMERIQUEST TRANSPORTATION SERVICES	AmeriQuest Business Services, Inc.	Registered	3,636,154	June 09, 2009
REINVENTING TRANSPORTATION	AmeriQuest Business Services, Inc.	Registered	3,636,155	June 09, 2009
CORCENTRIC WORK SMARTER	AmeriQuest Business Services, Inc.	Registered	3,368,065	January 15, 2008
QUEST ROUTE	AmeriQuest Business Services, Inc.	Registered	3,188,221	December 19, 2006
QUEST TRUCKS	AmeriQuest Business Services, Inc.	Registration cancelled	3,076,687	April 04, 2006
QUEST SCHEDULER (Serial No. 78682357)	AmeriQuest Business Services, Inc.	N/A	Abandoned	N/A
CORCENTRIC OPTIMAL EFLOW	AmeriQuest Business Services, Inc.	Registered	3,291,561	September 11, 2007

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date
le_taIrchange	AmeriQuest Business Services, Inc.	Sections 8 and 15 combined declaration accepted and acknowledged.	2,927,184	February 22, 2005
FLEETXCHANGE	AmeriQuest Business Services, Inc.	Sections 8 and 15 combined declaration accepted and acknowledged.	2,679,865	January 28, 2003
AMERIQUEST	AmeriQuest Business Services, Inc.	Renewed	2,360,744	June 20, 2000

3.                                      Borrowers’ and Subsidiaries’ copyrights:

Copyright	Owner	Status in Copyright Office	Federal Registration No.	Registration Date
NONE

4.                                      Borrowers’ and Subsidiaries’ licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

Licensor	Description of License	Term of License	Royalties Payable
NONE

SCHEDULE 9.1.14

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Loan and Security Agreement

ENVIRONMENTAL MATTERS

NONE

SCHEDULE 9.1.15

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Loan and Security Agreement

RESTRICTIVE AGREEMENTS

Entity	Agreement
Cure Leasing	Business Loan Agreement dated November 26, 2010, by and between Cure Leasing and Delta Community Credit Union and all loan documents related thereto.
Cure Leasing	Loan and Security Agreement dated February 3, 2011, by and among the Company, Cure. Leasing and PNC Equipment Finance, LLC and all loan documents related thereto.

SCHEDULE 9.1.16

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Loan and Security Agreement

LITIGATION

1.                                      Proceedings and investigations pending against Borrowers or Subsidiaries:

Peter Vroom v. Ameriquest Transportation Services and Brown NationaLease

United States District Court for the District of New Jersey

Civil Action No. 1:11-cv-03897-JEI-KMW

This action arises out of the circumstances preceding the July 8, 2009, termination of Peter Vroom’s employment as the CEO and President of the Truck Renting and Leasing Association (“TRALA”). Vroom contends that he was terminated as a result of his opposition to the Company’s merger with the NationaLease Purchasing Corporation. Vroom’s Amended Complaint includes counts for tortious interference with contract rights and contract expectancy, tortious interference with prospective economic advantage, and common law civil conspiracy. Vroom seeks $10,000,000 in compensatory damages and punitive damages of $350,000 against each Defendant (including the Company). The Company, through counsel, is in the discovery process, and will be filing a motion for summary judgment. The Defendants are vigorously contesting this matter.

The Borrowers and Subsidiaries are routinely subject to ordinary course personal injury and workman’s compensation claims.

2.                                      Threatened proceedings or investigations of which any Borrower or Subsidiary is aware:

NONE

3.                                      Pending Commercial Tort Claim of any Obligor:

NONE

SCHEDULE 9.1.18

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Loan and Security Agreement

PENSION PLANS

NONE

SCHEDULE 9.1.20

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Loan and Security Agreement

LABOR CONTRACTS

Borrowers and Subsidiaries are party to the following collective bargaining agreements, management agreements and consulting agreements:

Parties	Type of Agreement	Term of Agreement
AmeriQuest Business Services, Inc. and National Truck Leasing Association, Inc.	Management Agreement

The Company acts as sole manager and operator of National Truck Leasing Association, Inc., an Illinois nonprofit corporation. The agreement automatically renews each year unless terminated by either party.

SCHEDULE 10.1.10

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Loan and Security Agreement

POST-CLOSING MATTERS

1.                                      The Company shall, within 30 days after the Closing Date (or such later date as shall be acceptable to the Agent in its sole discretion), deliver a Deposit Account Control Agreement for the Canadian Deposit Account.

2.                                      The Obligors shall, within 30 days after the Closing Date (or such later date as shall be acceptable to the Agent in its sole discretion), update the perfection certificates as reasonably requested by the Agent.

3.                                      The Obligors shall, within 45 days after the Closing Date (or such later date as shall be acceptable to Agent in its sole discretion), deliver landlord waivers for the properties located in Downers Grove, IL, Norcross, GA, McLean, VA and Cherry Hill, NJ.

4.                                      The Obligors shall, within 30 days after the Closing Date (or such later date as shall be acceptable to the Agent in its sole discretion), deliver insurance endorsements naming Bank of America, N.A., as Agent for the Lenders, as additional insured and lenders loss payee under the Obligors’ applicable insurance policies.

5.                                      The Obligors shall, within 60 days after the Closing Date (or such later date as shall be acceptable to the Agent in its sole discretion), transfer all PNC Bank, National Association and JPMorgan Chase Bank, N.A. deposit accounts to Bank of America.

6                                         Prior to December 31, 2012, Cure Leasing shall refinance at least $2,500,000 of its Loans related to acquired vehicles on one of its other credit facilities.

SCHEDULE 10.2.2

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Loan and Security Agreement

EXISTING LIENS

AMERIQUEST BUSINESS SERVICES, INC.

(F/K/A AMERIQUEST TRANSPORTATION SERVICES, INC.)

File Date	File No.	Secured Party	Expiration Date	Collateral Description
Secretary of State, New Jersey - UCC
05/03/10	25615852	GFC Leasing	05/03/15	Digital copier and accessories.
03/15/06	23464865	PNC Bank, National Association	03/15/16	All personal property of Debtor.*
05/28/10	25648980	Wells Fargo Equipment Finance, Inc.	05/28/15	Certain leased equipment under agreement dated 03/01/10 between Debtor as Lessor and C.J. Transportation, L.L.C., as Lessee.
04/06/12	50221714	Wells Fargo Equipment Finance, Inc.	04/06/17	Certain leased equipment under agreement dated 03/01/10 between Debtor as Lessor and Reyes Fleet Management, LLC, as Lessee.
09/01/10	25750874	Wells Fargo Equipment Finance, Inc.	09/01/15	Certain leased equipment under agreement dated 03/01/10 between Debtor as Lessor and C.J. Transportation, L.L.C., as Lessee.
02/10/09	25124323	PNC Bank, National Association	02/10/14	All personal property of Debtor.*
06/24/09	25266382	GFC Leasing	06/24/14	Digital copier and accessories.
11/30/11	26114347	PNC Equipment Finance, LLC	11/30/16	All equipment financed through Secured Party and proceeds thereof.
03/16/10	25563092	Wells Fargo Equipment Finance, Inc.	03/16/15	Certain leased equipment under agreement dated 03/01/10 between Debtor as

* To be released at or immediately after Closing.

File Date	File No.	Secured Party	Expiration Date	Collateral Description
				Lessor and C.J. Transportation, L.L.C., as Lessee.
12/10/09	25462173	Wells Fargo Equipment Finance, Inc.	12/10/14	Certain leased equipment under agreement dated 11/23/09 between debtor as Lessor and Kraft Foods Inc, as Lessee.
02/25/11	25923599	Wells Fargo Equipment Finance, Inc.	02/25/16	Certain leased equipment under agreement dated 03/01/10 between Debtor as Lessor and C.J. Transportation, L.L.C., as Lessee.
05/28/10	25648805	Wells Fargo Equipment Finance, Inc.	05/28/15	Certain leased equipment under agreement dated 03/01/10 between Debtor as Lessor and C.J. Transportation, L.L.C., as Lessee.

AMERIQUEST LEASING & MAINTENANCE, INC.

File Date	File No.	Secured Party	Expiration Date	Collateral Description
Secretary of State, Delaware - UCC
03/07/11	10831571	Delta Community Credit Union	03/07/16	All Pledged Eligible Truck Leases, all Assigned Rights, all property of Debtor in possession or control of Secured Party, and all products and proceeds thereof.
08/23/11	13272732	PNC Bank, National Association	08/23/16	All personal property of Debtor.*
02/20/12	20657900	Mercedes-Benz Financial Services USA LLC Daimler Trust	02/20/17	All new and used vehicles, trailers and/or chassis now owned or hereafter acquired, financed by, leased from or purchased through Secured Party, all accessions thereto and proceeds thereof.
03/21/12	21075219	VFS Leasing Co. VFS US LLC	03/21/17	All equipment and/or vehicles and inventory specifically described and proceeds thereof.
04/26/12	21621574	VFS Leasing Co.	04/26/17	All equipment and/or vehicles

File Date	File No.	Secured Party	Expiration Date	Collateral Description
		VFS US LLC		and inventory specifically described and proceeds thereof
05/17/12	21897836	VFS Leasing Co. VFS US LLC	05/17/17	All equipment and/or vehicles and inventory specifically described and proceeds thereof
06/13/12	22289637	VFS US LLC	06/13/17	All equipment and/or vehicles and inventory specifically described and proceeds thereof.
06/27/12	22489336	VFS US LLC	06/27/17	All equipment and/or vehicles and inventory financed or leased by Secured Party and proceeds thereof
07/10/12	22651414	VFS US LLC	07/10/17	All equipment and/or vehicles and inventory specifically described and proceeds thereof.
07/26/12	22883157	VFS US LLC	07/26/17	All equipment and/or vehicles and inventory specifically described and proceeds thereof.

AMERIQUEST REMARKETING SERVICES, INC.

File Date	File No.	Secured Party	Expiration Date	Collateral Description
Secretary of State, Florida - UCC
08/23/11	201105186197	PNC Bank, National Association	08/23/16	All personal property of Debtor, excluding equipment and personal property subject to any Permitted Purchase Money Security Interests per Letter Agreement.*

CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP.

File Date	File No.	Secured Party	Expiration Date	Collateral Description
Secretary of State, Virginia - UCC
08/24/11	110824-3864-2	PNC Bank, National Association	08/24/16	All personal property of Debtor, excluding equipment and personal property subject to any Permitted Purchase Money Security Interests per Letter Agreement. *

ATS INVESTMENT HOLDINGS, INC.

File Date	File No.	Secured Party	Expiration Date	Collateral Description
Secretary of State, Delaware - UCC
08/11/09	92567193	PNC Bank, National Association	08/11/14	All personal property of Debtor, excluding equipment and personal property subject to any Permitted Purchase Money Security Interests per Letter Agreement. *

NATIONALEASE FINANCE CORPORATION

File Date	File No.	Secured Party	Expiration Date	Collateral Description
Secretary of State, Illinois - UCC
08/18/99	004080401	DCFS USA LLC	08/18/14	All of Debtor’s inventory of new and used vehicles financed by, leased from or purchased through Secured Party, and all proceeds.
06/23/08	013375534	Banc of America Leasing & Capital, LLC	06/23/13	Motor vehicles subject to Master Lease Agreement dtd. 05/28/08, all accessions thereto and proceeds thereof
07/09/08	013427178	Banc of America Leasing & Capital, LLC	07/09/13	Motor vehicles subject to Master Lease Agreement dtd. 05/28/08, all accessions thereto and proceeds thereof.
08/26/11	016550205	PNC Bank, National Association	08/26/16	All personal property of Debtor, excluding equipment and personal property subject to any Permitted Purchase Money Security Interests per Letter Agreement.*

AMERIQUEST MATERIAL HANDLING SERVICES, INC.

File Date	File No.	Secured Party	Expiration Date	Collateral Description
Secretary of State, Illinois - UCC
08/23/11	201105186189	PNC Bank, National Association	08/23/16	All personal property of Debtor.*

SCHEDULE 10.2.5

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Loan and Security Agreement

RESTRICTED INVESTMENTS

On March 31, 2008, ATS Investment Holdings, Inc., a Subsidiary of the Company (“ATS”), made an investment in Stitzel Leasing, LLC, a Pennsylvania limited liability company and one of the Company’s leasing members (“Stitzel”), in the form of a note receivable of $217,974 and investment in common stock of $32,036. ATS is the holder of an approximate 16.33% Equity Interest in Stitzel and had an agreement with Stitzel to advance up to a maximum of $750,000 until December 31, 2011 for the purpose of financing equipment and providing working capital. As of the Closing Date, $753,640 is currently outstanding.

SCHEDULE 10.2.17

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Loan and Security Agreement

EXISTING AFFILIATE TRANSACTIONS

Several of the Company’s board members are also owners of companies which are members (“Members”) of the Company. The Members regularly make purchases or sales to/from the Company. The Company believes that all such transactions are at arm’s length.

Execution Version

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of October 23, 2014 by and among AmeriQuest Business Services, Inc., a New Jersey corporation (the “Company”), Corcentric Collective Business System Corp., a Virginia corporation (“Corcentric”), AmeriQuest Leasing & Maintenance, Inc., a Delaware corporation d/b/a Cure Leasing & Maintenance (“Cure Leasing”), AmeriQuest Remarketing Services, Inc., a Florida corporation (“AmeriQuest Remarketing”; and together with the Company, Corcentric, and Cure Leasing, collectively, the “Borrowers” and each individually, a “Borrower”), the other parties from time to time signatory hereto as Obligors, the financial institutions signatory hereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as agent for the Lenders (“Agent”).

RECITALS

WHEREAS, the Obligors, Agent and the Lenders are party to that certain Loan and Security Agreement dated as of December 4, 2012 (as amended or restated from time to time, the “Loan Agreement”).  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Loan Agreement; and

WHEREAS, Obligors, Agent, and Lenders wish to amend provisions of the Loan Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.                                      Amendments.  Upon the Effective Date (hereinafter defined), the Loan Agreement is hereby amended as follows:

a.                                      Section 1.1 of the Loan Agreement is hereby amended by adding the following new definition to such Section in the proper alphabetical order:

Stitzel Loan: a loan by the Company to Dale Stitzel, an individual (“Dale Stitzel”), evidenced by that certain Promissory Note dated as of October 23, 2014 executed and delivered by Dale Stitzel to Company in the principal amount of One Hundred Thousand and no/100 Dollars ($100,000.00) to finance the purchase of certain Equity Interests in Stitzel Leasing, LLC, a Pennsylvania limited liability company.

b.                                      Section 10.2.7 of the Loan Agreement is hereby deleted and replaced with the following:

10.2.7 Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business, or other loans to officers or employees not exceeding (i) $250,000 in the aggregate for all loans outstanding at any time to officers and (ii) $100,000 in the aggregate for all loans outstanding at any time to employees; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; and (d) as long as no Default or Event of Default exists, intercompany loans by a Borrower to another Borrower (other than Cure Leasing or AmeriQuest Remarketing); (e) intercompany loans by a Borrower to Cure Leasing after the Fixed Charge Compliance Date; provided, that maximum aggregate amount of such loans shall not exceed $500,000 per twelve month period (less the amount of any capital contributions made pursuant to clause (f) of the definition of Restricted Investment during the corresponding time period) and no such loans shall permitted if a Default or Event of Default exists at the time of or would result from the making of such loans; further provided, that additional loans in excess of those described in the immediately preceding proviso shall be permitted so long as the Specified Transaction Conditions are satisfied in connection therewith; (f) intercompany loans by a Borrower to AmeriQuest Remarketing to be used by AmeriQuest Remarketing to acquire vehicles that have not been refinanced with long-term Debt; provided, that maximum aggregate amount of such loans shall not exceed $500,000 per twelve month period (less the amount of any capital contributions made pursuant to clause (g) of the definition of Restricted Investment during the corresponding time period)and no such loans shall permitted if a Default or Event of Default exists at the time of or would result from the making of such loans; and (g) the Stitzel Loan.

2.                                      Representations and Warranties of the Obligors.  The Obligors represent and warrant that:

(a)                            the execution, delivery and performance by the Obligors of this Amendment have been duly authorized by all necessary corporate or organizational action and that this Amendment is a legal, valid and binding obligation of the Obligors enforceable against the Obligors in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and

(b)                            the representations and warranties of the Obligors contained in Section 9 of the Loan Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct as of such earlier date.

3.                                      Effective Date.  This Amendment shall become effective (the “Effective Date”) upon the execution and delivery hereof by the Obligors, Agent and the Required Lenders

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(without respect to whether it has been executed and delivered by all the Lenders) and the satisfaction of the following additional conditions:

(a)                                 the Obligors and the Lenders shall have delivered to Agent executed counterparts of this Amendment;

(b)                                 Agent shall have received all other agreements, certificates, instruments and other documents as Agent may reasonably request to accomplish the purposes of this Amendment; and

(c)                                  the Obligors shall have paid to Agent all outstanding fees, costs and expenses (including, but not limited to, the fees, disbursements and other charges of counsel to Agent) payable to Agent and the Lenders pursuant to Section 3.4 of the Loan Agreement.

4.                                      Reaffirmation.  Each Obligor consents to this Amendment and each of the transactions referenced herein, hereby reaffirms its obligations under the Loan Agreement, Other Agreements, Security Documents and each other Loan Document to which it is a party.

5.                                      Reference to and Effect Upon the Loan Agreement.

(a)                                 Except as specifically consented to above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

(b)                                 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any Loan Document, except as specifically set forth herein.

6.                                      Costs and Expenses.  The Obligors hereby affirm their obligation under Section 3.4 of the Loan Agreement to reimburse Agent for all fees, costs and expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the fees, costs and expenses of counsel for Agent with respect thereto.

7.                                      Governing Law.  This Amendment shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

8.                                      Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

9.                                      Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart.

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10.                               Recitals.  The recitals set forth in this Amendment are, by this reference, incorporated into and deemed part of this Amendment.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

AMERIQUEST BUSINESS SERVICES, INC.,
as a Borrower

By:	/s/ Mark Joyce
Name:
Title:

CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP.,
as a Borrower

By:	/s/ Mark Joyce
Name:
Title:

AMERIQUEST LEASING & MAINTENANCE, INC.,
as a Borrower

By:	/s/ Mark Joyce
Name:
Title:

ATS INVESTMENT HOLDINGS, INC.,
as a Guarantor

By:	/s/ Mark Joyce
Name:
Title:

NATIONALEASE FINANCE CORPORATION,
as a Guarantor

By:	/s/ Mark Joyce
Name:
Title:

AIVIERIQUEST MATERIAL HANDLING SERVICES, INC,
as a Guarantor

By:	/s/ Mark Joyce
Name:
Title:

[Signature Page to Amendment]

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Charles Fairchild
Name: Charles Fairchild
Title: Vice President

[Signature Page to Amendment]

UNION BANK, NA.,
as a Lender

By:	/s/ Steven A. Narsutis
	Name:	Steven A. Narsutis
	Title:	Vice President

[Signature Page to Amendment]

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 2, 2014 by and among AmeriQuest Business Services, Inc., a New Jersey corporation (the “Company”), Corcentric Collective Business System Corp., a Virginia corporation (“Corcentric”), AmeriQuest Leasing & Maintenance, Inc., a Delaware corporation d/b/a Cure Leasing & Maintenance (“Cure Leasing”), AmeriQuest Remarketing Services, Inc., a Florida corporation (“AmeriQuest Remarketing”; and together with the Company, Corcentric, and Cure Leasing, collectively, the “Borrowers” and each individually, a “Borrower”), the other parties from time to time signatory hereto as Obligors, the financial institutions signatory hereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as agent for the Lenders (“Agent”).

RECITALS

WHEREAS, the Obligors, Agent and the Lenders are party to that certain Loan and Security Agreement dated as of December 4, 2012 (as amended or restated from time to time, the “Loan Agreement”).  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Loan Agreement; and

WHEREAS, Obligors, Agent, and Lenders wish to amend provisions of the Loan Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.                                      Amendments.  Upon the Effective Date (hereinafter defined), the Loan Agreement is hereby amended as follows:

a.                                      Section 1.1 of the Loan Agreement is hereby amended by adding the following new definition to such Section in the proper alphabetical order:

Weekly Reporting Trigger Period: the period (a) commencing on the day that Availability is less than the greater of (i) 30% of the Commitments or (ii) $30,000,000 at any time; and (b) continuing until the date on which, during the preceding 30 consecutive days, no Event of Default has existed and Availability has been greater than the greater of (i) 30% of the Commitments or (ii) $30,000,000 at all times during such 30-day period.

b.                                      Section 8.1 of the Loan Agreement is hereby deleted and replaced with the following:

8.1                               Borrowing Base Certificates.  By the 20th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate, prepared as of the close of business of the previous month, and at such other times as Agent may request; provided, that, during any Weekly Reporting Trigger Period, Borrowers shall deliver a Borrowing Base Certificate by Wednesday of each week (or Thursday, if Monday of that week is not a Business Day), prepared as of the close of business of the previous week, and at such other times as Agent may request; provided further, that, during any Reporting Trigger Period, Borrowers shall deliver a Borrowing Base Certificate as frequently as requested by Agent.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

2.                                      Representations and Warranties of the Obligors.  The Obligors represent and warrant that:

(a)                                 the execution, delivery and performance by the Obligors of this Amendment have been duly authorized by all necessary corporate or organizational action and that this Amendment is a legal, valid and binding obligation of the Obligors enforceable against the Obligors in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and

(b)                                 the representations and warranties of the Obligors contained in Section 9 of the Loan Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct as of such earlier date.

3.                                      Effective Date.  This Amendment shall become effective (the “Effective Date”) upon the execution and delivery hereof by the Obligors, Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders) and the satisfaction of the following additional conditions:

(a)                                 the Obligors and the Lenders shall have delivered to Agent executed counterparts of this Amendment;

(b)                                 Agent shall have received all other agreements, certificates, instruments and other documents as Agent may reasonably request to accomplish the purposes of this Amendment; and

(c)                                  the Obligors shall have paid to Agent all outstanding fees, costs and expenses (including, but not limited to, the fees, disbursements and other charges of counsel to Agent) payable to Agent and the Lenders pursuant to Section 3.4 of the Loan Agreement.

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4.                                      Reaffirmation.  Each Obligor consents to this Amendment and each of the transactions referenced herein, hereby reaffirms its obligations under the Loan Agreement, Other Agreements, Security Documents and each other Loan Document to which it is a party.

5.                                      Reference to and Effect Upon the Loan Agreement.

(a)                                 Except as specifically consented to above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

(b)                                 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any Loan Document, except as specifically set forth herein.

6.                                      Costs and Expenses.  The Obligors hereby affirm their obligation under Section 3.4 of the Loan Agreement to reimburse Agent for all fees, costs and expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the fees, costs and expenses of counsel for Agent with respect thereto.

7.                                      Governing Law.  This Amendment shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

8.                                      Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

9.                                      Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart.

10.                               Recitals.  The recitals set forth in this Amendment are, by this reference, incorporated into and deemed part of this Amendment.

[signature pages follow]

3

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

AMERIQUEST BUSINESS SERVICES, INC.,
as a Borrower

By:	/s/ Mark Joyce
	Name:	Mark Joyce
	Title:	CFO

CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP.,
as a Borrower

By:	/s/ Mark Joyce
	Name:	Mark Joyce
	Title:	CFO

AMERIQUEST LEASING & MAINTENANCE, INC.
as a Borrower

By:	/s/ Mark Joyce
	Name:	Mark Joyce
	Title:	CFO

AMERIQUEST REMARKETING SERVICES, INC.,
as a Borrower

By:	/s/ Mark Joyce
	Name:	Mark Joyce
	Title:	CFO

[Signature Page to Amendment]

ATS INVESTMENT HOLDINGS, INC.,
as a Guarantor

By:	/s/ Mark Joyce
	Name:	Mark Joyce
	Title:	CFO

NATIONALEASE FINANCE CORPORATION,
as a Guarantor

By:	/s/ Mark Joyce
	Name:	Mark Joyce
	Title:	CFO

AMERIQUEST MATERIAL HANDING SERVICES, INC.,
as a Guarantor

By:	/s/ Mark Joyce
	Name:	Mark Joyce
	Title:	CFO

[Signature Page to Amendment]

BANK OF AMERICA, N.A.,
as Agent and lender

By:	/s/ Charles Fairchild
	Name:	Charles Fairchild
	Title:	Vice President

[Signature Page to Amendment]

MUFG Union Bank, National Association
as a Lender

By:	/s/ Steven A. Narsutis
	Name:	Steven A. Narsutis
	Title:	Vice President

[Signature Page to Amendment]

THIRD AMENDMENT AND JOINDER TO LOAN AND SECURITY AGREEMENT

This Third Amendment and Joinder to Loan and Security Agreement (this “Amendment”) is entered into as of September 2, 2015 by and among AmeriQuest Business Services, Inc., a New Jersey corporation (the “Company”), Corcentric Collective Business System Corp., a Virginia corporation (“Corcentric”), AmeriQuest Leasing & Maintenance, Inc., a Delaware corporation d/b/a Cure Leasing & Maintenance (“Cure Leasing”), AmeriQuest Remarketing Services, Inc., a Florida corporation (“AmeriQuest Remarketing”), AmeriQuest, Inc., a Delaware corporation (“Company Parent”; and together with the Company, Corcentric, Cure Leasing, and AmeriQuest Remarketing, collectively, the “Borrowers” and each individually, a “Borrower”), the other parties from time to time signatory hereto as Obligors, the financial institutions signatory hereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as agent for the Lenders (“Agent”).

RECITALS

WHEREAS, the Obligors (other than Company Parent), Agent and the Lenders are party to that certain Loan and Security Agreement dated as of December 4, 2012 (as amended or restated from time to time, the “Loan Agreement”).  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Loan Agreement;

WHEREAS, Company Parent desires to become a Borrower under the Loan Agreement; and

WHEREAS, the Obligors have requested that Agent and Lenders amend certain provisions of the Loan Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.                                      Amendments.  Upon the Effective Date (hereinafter defined), the Loan Agreement is hereby amended as follows:

a.                                      Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions to such Section in the proper alphabetical order:

ABS Merger Sub: ABS Merger Sub, Inc., a New Jersey corporation.

Agreement and Plan of Merger: that certain Agreement and Plan of Merger dated as of September 2, 2015, by and among Company, Company Parent, and ABS Merger Sub, Inc., as amended, renewed or restated from time to time.

Company Parent: AmeriQuest, Inc., a Delaware corporation.

Company Reorganization: the merger contemplated by the Agreement and Plan of Merger.

Loan Parties: Borrowers and each Guarantor, collectively.

b.                                      Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term “Change of Control” and substituting therefor the following:

Change of Control: the occurrence of any of the following events:

(a)                                 Company Parent shall cease to own, directly or indirectly, beneficially and of record, 100% of the Equity Interests of the Company;

(b)                                 prior to an IPO, Douglas W. Clark shall cease to own, directly or indirectly, beneficially and of record, at least 10% of the Equity Interests of the Company Parent;

(c)                                  after an IPO, Douglas W. Clark shall cease to own, directly or indirectly, beneficially and of record, at least 5% of the Equity Interests of the Company Parent;

(d)                                 any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Act of 1934, as in effect on the date hereof) other than Company Parent shall own directly or indirectly, beneficially and of record, 35% or more of the Equity Interests of the Company;

(e)                                  the Company shall cease to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all other Obligors;

(f)                                   a change in the majority of directors of the Company during any 24 month period, unless approved by the majority of directors serving at the beginning of such period; or

(g)                                  the sale or transfer of all or substantially all of a Borrower’s assets, except to another Borrower.

c.                                       Section 10.2.9 of the Loan Agreement is hereby deleted and replaced with the following:

Fundamental Changes.  Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (a) mergers or consolidations of a wholly-owned Subsidiary (including a Guarantor) with another wholly-owned Subsidiary (which Subsidiary shall be a Guarantor if the Subsidiary merging into it is a Guarantor) or into a Borrower (other than Cure Leasing or AmeriQuest Remarketing); (b) Permitted Acquisitions; or (c) the Company Reorganization.

2

d.                                      The Schedules to the Loan Agreement are hereby supplemented by the Schedules attached hereto.

2.                                      Joinder to Loan Agreement.  Company Parent:

(a)                                 hereby acknowledges, agrees and confirms that, by its execution of this Amendment, Company Parent will be deemed to be a “Borrower” under the Loan Agreement and a Loan Party for all purposes of the Loan Agreement and shall have all of the obligations of a Borrower and a Loan Party thereunder as if it had originally executed the Loan Agreement.  Company Parent hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement, including, without limitation (a) all of the representations and warranties of the Borrowers set forth in Section 9 of the Loan Agreement and (b) all of the covenants set forth in Section 10 of the Loan Agreement.  Without limiting the generality of the foregoing terms of this Section 2(a), Company Parent hereby acknowledges the joint and several nature of the obligations of the Borrowers pursuant to Section 5.11.1 of the Loan Agreement and hereby agrees that it will, jointly and severally together with the other Loan Parties, promptly pay all Obligations, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.  Each reference to a “Borrower” and “Loan Party” in the Loan Agreement and each other Loan Document shall be deemed to include Company Parent;

(b)                                 hereby represents and warrants that (a) all representations and warranties of the Borrowers set forth in the Loan Agreement and in each other Loan Document is true and correct in all material respects with regard to it with the same effect as though made on and as of the date hereof by Company Parent, except for those representations and warranties which relate to a specified date, which are true and correct in all material respects as of such date and (b) no Default or Event of Default has occurred and is continuing; and

(c)                                  hereby acknowledges, agrees and confirms that the address of Company Parent is the same address as for the other Borrowers, as set forth in Section 14.3 of the Loan Agreement.

3.                                      Representations and Warranties of the Obligors.  The Obligors represent and warrant that:

(a)                                 the execution, delivery and performance by the Obligors of this Amendment have been duly authorized by all necessary corporate or organizational action and that this Amendment is a legal, valid and binding obligation of the Obligors enforceable against the Obligors in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and

3

(b)                                 the representations and warranties of the Obligors contained in Section 9 of the Loan Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct as of such earlier date.

4.                                      Effective Date.  This Amendment shall become effective (the “Effective Date”) upon the execution and delivery hereof by the Obligors, Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders) and the satisfaction of the following additional conditions:

(a)                                 the Obligors and the Lenders shall have delivered to Agent executed counterparts of this Amendment;

(b)                                 Company Parent shall have delivered to Agent an executed copy of the Joinder to Pledge Agreement;

(c)                                  Agent shall have received a written opinion of Wilson Sonsini Goodrich & Rosati, counsel to Company Parent, in form and substance satisfactory to Agent;

(d)                                 Agent shall have received copies of the charter documents of Company Parent, certified by the Secretary of State or other appropriate official of Company Parent’s jurisdiction of organization.  Agent shall have received good standing certificates for Company Parent, issued by the Secretary of State or other appropriate official of Company Parent’s jurisdiction of organization and each jurisdiction where Company Parent’s conduct of business or ownership of Property necessitates qualification;

(e)                                  Agent shall have received a certificate of a duly authorized officer of Company Parent, certifying (i) that attached copies of Company Parent’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents contemplated by this Amendment is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents;

(f)                                   Agent shall have received evidence reasonably satisfactory to it of the consummation of the Company Reorganization in accordance with the terms of the Agreement and Plan of Merger;

(g)                                  Agent shall have received all other agreements, certificates, instruments and other documents as Agent may reasonably request to accomplish the purposes of this Amendment; and

(h)                                 the Obligors shall have paid to Agent all outstanding fees, costs and expenses (including, but not limited to, the fees, disbursements and other charges of counsel to Agent) payable to Agent and the Lenders pursuant to Section 3.4 of the Loan Agreement.

4

5.                                      Reaffirmation.  Each Obligor consents to this Amendment and each of the transactions referenced herein, hereby reaffirms its obligations under the Loan Agreement, Other Agreements, Security Documents and each other Loan Document to which it is a party.

6.                                      Reference to and Effect Upon the Loan Agreement.

(a)                                 Except as specifically consented to above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

(b)                                 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any Loan Document, except as specifically set forth herein.

7.                                      Costs and Expenses.  The Obligors hereby affirm their obligation under Section 3.4 of the Loan Agreement to reimburse Agent for all fees, costs and expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the fees, costs and expenses of counsel for Agent with respect thereto.

8.                                      Governing Law.  This Amendment shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

9.                                      Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.                               Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart.

11.                               Recitals.  The recitals set forth in this Amendment are, by this reference, incorporated into and deemed part of this Amendment.

[signature pages follow]

5

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

AMERIQUEST BUSINESS SERVICES, INC.,
as a Borrower

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP.,
as a Borrower

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

AMERIQUEST LEASING & MAINTENANCE, INC.,
as a Borrower

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

AMERIQUEST REMARKETING SERVICES, INC.
as a Borrower

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

AMERIQUEST, INC.,
as a Borrower

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

[Signature Page to Amendment]

ATS INVESTMENT HOLDINGS, INC.,
as a Guarantor

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

NATIONALEASE FINANCE CROPORATION,
as a Guarantor

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

AMERIQUEST MATERIAL HANDLING SERVICES, INC.,
as a Guarantor

By:	/s/ Douglas W. Clark
Name: Douglas W. Clark
Title: President and CEO

[Signature Page to Amendment]

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Charles Fairchild
Name: Charles Fairchild
Title: Vice President

[Signature Page to Amendment]

MUFG Union Bank, National Association
as a Lender

By:	/s/ Steven A. Narsutis
Name: Steven A. Narsutis
Title Vice President

[Signature Page to Amendment]

Supplemental Schedules

SCHEDULE 1.1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

No additional updates with respect to AmeriQuest, Inc.

SCHEDULE 6.1(s)

to

Loan and Security Agreement

NO OFFSET LETTERS

No additional updates with respect to AmeriQuest, Inc.

SCHEDULE 8.5

to

Loan and Security Agreement

DEPOSIT ACCOUNTS

No additional updates with respect to AmeriQuest, Inc.

SCHEDULE 8.6.1

to

Loan and Security Agreement

BUSINESS LOCATIONS

No additional updates with respect to AmeriQuest, Inc.

FINAL

SCHEDULE 9.1.4

to

Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

1.                                 The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of each Borrower and Subsidiary are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares	Certificate No.	Record Owner
AmeriQuest Business Services, Inc.	New Jersey	100 (Common Stock)	100 (Common Stock)	N/A	AmeriQuest, Inc.
AmeriQuest, Inc.	Delaware	500,000,000 (Common Stock) 25,000,000 (Preferred Stock)	4,214,179(2) (Common Stock) 0 (Preferred Stock)	N/A	See Annex 1 to Schedule 9.1.4

(2)  This includes all stock options of the Company.

ANNEX 1

TO

SCHEDULE 9.1.4

to

Loan and Security Agreement

See attached.

SCHEDULE 9.1.8

to

Loan and Security Agreement

SURETY OBLIGATIONS

No additional updates with respect to AmeriQuest, Inc.

SCHEDULE 9.1.11

to

Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

No additional updates with respect to AmeriQuest, Inc.

SCHEDULE 9.1.14

to

Loan and Security Agreement

ENVIRONMENTAL MATTERS

No additional updates with respect to AmeriQuest, Inc.

SCHEDULE 9.1.15

to

Loan and Security Agreement

RESTRICTIVE AGREEMENTS

No additional updates with respect to AmeriQuest, Inc.

SCHEDULE 9.1.16

to

Loan and Security Agreement

LITIGATION

No additional updates with respect to AmeriQuest, Inc.

SCHEDULE 9.1.18

to

Loan and Security Agreement

PENSION PLANS

No additional updates with respect to AmeriQuest, Inc.

SCHEDULE 9.1.20

to

Loan and Security Agreement

LABOR CONTRACTS

No additional updates with respect to AmeriQuest, Inc.

SCHEDULE 10.1.10

to

Loan and Security Agreement

POST-CLOSING MATTERS

[No additional updates with respect to AmeriQuest, Inc.](3)

(3)  Parties to confirm no post-closing actions required.

SCHEDULE 10.2.2

to

Loan and Security Agreement

EXISTING LIENS

No additional updates with respect to AmeriQuest, Inc.

SCHEDULE 10.2.5

to

Loan and Security Agreement

RESTRICTED INVESTMENTS

No additional updates with respect to AmeriQuest, Inc.

SCHEDULE 10.2.17

to

Loan and Security Agreement

EXISTING AFFILIATE TRANSACTIONS

No additional updates with respect to AmeriQuest, Inc.